                                                                   EXHIBIT 10.26

                      RESTATED REVOLVING CREDIT AGREEMENT



                                     among

                                 POOL COMPANY,
                                   Borrower,

                          NATIONSBANK OF TEXAS, N.A.,
                                     Agent,

                                      and

                                CERTAIN LENDERS,
                                    Lenders

                       and joined for certain purposes by

                             CERTAIN OTHER OBLIGORS

                      $35,000,000 REVOLVING LINE OF CREDIT

                               November 30, 1995

                               TABLE OF CONTENTS


SECTION 1.       COMMITMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

SECTION 2.       TERMS OF PAYMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

SECTION 3.       FEES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

SECTION 4.       SECURITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

SECTION 5.       REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

SECTION 6        CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

SECTION 7.       COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

SECTION 8.       DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

SECTION 9.       CERTAIN RIGHTS AND REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

SECTION 10.      CERTAIN DEFINITIONS AND TERMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

SECTION 11       AGREEMENT BETWEEN LENDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

SECTION 12.      MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32


         SCHEDULE 1(a)            -        Lenders and Commitments
         SCHEDULE 5.1             -        Corporate Existence and Authority
         SCHEDULE 5.2             -        Ownership of Subsidiaries/Names
         SCHEDULE 5.5             -        Noncompliance
         SCHEDULE 5.6             -        Litigation
         SCHEDULE 5.7             -        Tax Returns
         SCHEDULE 5.11            -        Liens/Environmental Matters
         SCHEDULE 5.12            -        Material Agreements
         SCHEDULE 6               -        Closing Conditions
         SCHEDULE 7.11            -        Overdraft Lines/Guarantees/Debt
         SCHEDULE 7.16            -        Certain Loans and Advances
         SCHEDULE 7.19            -        Transactions with Affiliates
         SCHEDULE 7.20            -        Certain Sales

         EXHIBIT A                -        Revolving Credit Note
         EXHIBIT B                -        Request for Advance or LC
         EXHIBIT C-1              -        Financial - Report Certificate
         EXHIBIT C-2              -        Borrowing - Base Report
         EXHIBIT D                -        Opinion
         EXHIBIT E                -        Assignment Agreement
         EXHIBIT F                -        Guaranty
         EXHIBIT G                -        Security Agreement
         EXHIBIT H                -        Officers Certificate
         EXHIBIT I                -        Existing Waivers
         EXHIBIT J                -        Conversion Request





                                      (i)

                      RESTATED REVOLVING CREDIT AGREEMENT


         THIS AGREEMENT is entered into as of November 30, 1995, among POOL COMPANY, a Texas corporation ("BORROWER"), Lenders (defined below) and NATIONSBANK OF TEXAS, N.A., a national banking association, as Agent for itself and the other Lenders ("AGENT"). Borrower, Lenders and Agent agree as follows:

         SECTION 10 below contains definitions or references to definitions of certain terms used in this Agreement.

         Borrower, National Bank of Canada and Agent entered into the Restated Credit Agreement (as amended through the date of this Agreement, the "EXISTING CREDIT AGREEMENT") dated as of August 15, 1994, which (1) provided credit for Borrower comprised of revolving advances and letters of credit so long as the total credit exposure never exceeds $30,000,000, and (2) amended and restated entirely the Credit Agreement (the "ORIGINAL CREDIT AGREEMENT"), between Borrower and NationsBank of Texas, N.A. (formerly named NCNB Texas National Bank, individually "NATIONSBANK"), dated as of April 7, 1990.

         Borrower, Lenders and Agent are entering into this Agreement in order to, among other things (1) add National Bank of Alaska ("NBA") as a Lender under this Agreement, and revise the Commitment Percentages accordingly, (2) increase the credit commitment to $35,000,000, and (3) amend and restate entirely the Existing Credit Agreement as required by that certain Term Loan Agreement dated as of November 30, 1995 among International Sea Drilling Ltd. (a Subsidiary of Borrower), Lenders and Agent (the "ISDL AGREEMENT").

         Accordingly, for adequate and sufficient consideration, the parties to this Agreement agree that the Existing Credit Agreement is hereby amended and entirely restated as follows:

SECTION 1.       COMMITMENT.

         1.1 Commitment. Subject to the conditions below and only if a Borrowing Deficiency (for whatever reason) neither exists nor occurs as a result of the following:

                 a. On the Closing Date (i) the outstanding amount of Advances under the Existing Credit Agreement converts to the same amount of direct Advances by Lenders under this SECTION 1.1, and the outstanding LCs issued under the Existing Credit Agreement convert to LC's issued under this SECTION 1.1.

                 b. Each Lender severally but not jointly agrees to extend its Commitment Percentage of credit to Borrower, which may be any combination of Advances or LCs, so long as (i) the Principal Debt for any Lender never exceeds its Commitment and (ii) the total Principal Debt never exceeds the total Commitments.

Each LC must expire before the Termination Date. Except under SECTIONS 1.1(A) and 1.4, each Advance must be a minimum of $200,000 and in an increment of $100,000.

         1.2 Borrowing Base. The Borrowing Base (which may never exceed the total Commitments, the "BORROWING BASE") shall be determined monthly (or more frequently at Determining Lenders' request if reasonably possible for Borrower to do so), and shall equal the sum of the following to the extent the same are uncontested and undisputed, are subject to first, perfected Lender Liens, and are not subject to any other Liens except Permitted Liens:

                 a. 80% of domestic consolidated receivables of the Material Obligors for inventory sold or services rendered in the ordinary course of business, payable in cash, and outstanding less than 121 days after the first invoice date; provided that (i) the amount, if any, by which the total balance of accounts receivable (notwithstanding any Charge-Offs) of any customer owing to the Material Obligors exceeds $150,000 may only be included in the Borrowing Base if first approved by Determining Lenders in their sole discretion and in accordance with their respective customary credit policies and credit procedures, and (ii) receivables owed by any customer and not paid within 120 days after the first invoice date may not be included in the calculation of the Borrowing Base, and, if the current and delinquent receivables owed by that customer (including Charge-Offs) aggregate:

                          (1) $150,000 or more, then the portion of the receivables owed by that customer which exceeds $150,000, regardless of aging, must be excluded from the calculation of the Borrowing Base unless Determining Lenders in their sole discretion determine that customer to be a reasonably acceptable credit risk, in which event the receivables owed by that customer and outstanding less than 121 days after the first invoice date may be included in the calculation of the Borrowing Base; or

                          (2) Less than $150,000, then all receivables owed by that customer, regardless of aging, shall be excluded from the calculation of the Borrowing Base unless Borrower's chief financial officer or treasurer certifies to Lenders the customer is a reasonably acceptable credit risk, that the delinquency is not the result of a credit problem, and that the Material Obligors are continuing to maintain a credit line (and stipulating that the amount of that credit line equals or exceeds the amount of that customer's receivables eligible for inclusion in the calculation of the Borrowing Base) with that customer, in which event the portion of the receivables owed by that customer and outstanding less than 121 days after the first invoice date may be included in the calculation of the Borrowing Base up to an aggregate amount of receivables for all such customers equal to the sum of:

                                  (a)      $1,250,000 (or such other amount
                          acceptable to Borrower and Determining Lenders) for those customers for whom the delinquent (more than 120 days after first invoicing) amount of receivables (including Charge-Offs) for each such customer equals less than 10% of that customer's total accounts receivable obligations to the Material Obligors (including Charge-Offs); provided, that the maximum amount for any customer whose delinquent amount of receivables (including Charge-Offs) represents between 3% and 10% of that customer's total accounts receivable obligations to the Material Obligors (including Charge-Offs) cannot exceed $500,000; plus

                                  (b)      $250,000 for those customers for
                          whom the delinquent (more than 120 days after first invoicing) amount of receivables (including Charge-Offs) for each such customer equals 10% or more of that customer's total accounts receivable obligations to the Material Obligors (including Charge-Offs);

                 b. 60% of charges of the Material Obligors for fully completed work, which charges have been recorded as revenues but are not included in the aged trial balance of trade accounts receivable and which evidence or, when invoiced, will evidence binding obligations payable in cash; provided that such amounts may not comprise more than 25% of the aggregate Borrowing Base;

                 c. 100% of cash accounts of the Material Obligors at Agent in each case subject to restrictions against withdrawal by the Material Obligors without Determining Lenders' consent and cash equivalent instruments (including, without limitation, certificates of deposit) of the Material Obligors held by Agent (but exclusive of the cash collateral account under SECTION 4.3); plus

                 d. Consolidated international trade receivables, for inventory sold or services rendered in the ordinary course of business, of the Material Obligors, payable in cash, as Determining Lenders in their sole discretion approve for inclusion in the calculation of the Borrowing Base.

                 e. Accounts receivable attributable to Pool Alaska's right to payment for goods or services sold by Pool Alaska in the ordinary course of its business to KUUKPIK/Pool Arctic Alaska, an Alaska general partnership (the "POOL ALASKA JOINT VENTURE") and carried on Pool Alaska's books in accordance with generally accepted accounting principles which meet the criteria of this SECTION 1.2, so long as (a) the third-party obligations to the Pool Alaska Joint Venture which give rise to such accounts receivable remain subject to a first and prior perfected security interest under the Joint Venture Pledge Agreement dated as of February 28, 1995, from the Pool Alaska Joint Venture to NationsBank of Texas, N.A., as Agent for the Lenders and as collection agent for KUUKPIK Corporation (as amended or modified, the "JV PLEDGE AGREEMENT"), (b) the Consent and Intercreditor Agreement dated as of February 28, 1995, among KUUKPIK Corporation, the Lenders, and NationsBank of Texas, N.A., as Agent for the Lenders and as collection agent for KUUKPIK Corporation (as amended or modified, the "POOL ALASKA INTERCREDITOR AGREEMENT") remains in full force and effect; and (c) no default has occurred and is continuing under (i) the KUUKPIK/Pool Arctic Alaska Joint Venture Agreement dated as of September 24, 1992, (ii) the JV Pledge Agreement, or (iii) the Pool Alaska Intercreditor Agreement.

         1.3 Advance Procedures. No later than 11:00 a.m. on the date which is three (3) Business Days prior to the date an Advance is requested (if the Designated Rate for the Advance is a LIBOR Rate), or, otherwise, on the date an Advance is requested, Borrower shall have faxed or delivered to Agent a Request for Advance or LC (and Borrower shall deliver an original of such Request for Advance or LC to Agent no later than the first Business Day following such Advance). Agent shall promptly notify each Lender of its receipt of a Request for Advance or LC under SECTION 6.2. Each Lender shall remit its Commitment Percentage of each requested Advance to Agent's principal office in Houston, Texas, in funds that are available for immediate use by Agent by 12:00 Noon on the date the Advance is requested to be made. Subject to receipt of those funds, Agent shall (unless to its actual knowledge any of the applicable conditions precedent have not been satisfied by Borrower or waived by Determining Lenders) make those funds available to Borrower as directed in the Request for Advance or LC. Absent contrary written notice from a Lender, Agent may assume that each Lender has made its Commitment Percentage of the requested Advance available to Agent on the date the Advance is to be made, and Agent may, in reliance upon that assumption (but is not required to), make available to Borrower a corresponding amount. If a Lender fails to make its Commitment Percentage of any requested Advance available to Agent on the applicable date, Agent may recover the applicable amount on demand (a) from that Lender, together with interest at the Federal Funds Rate during the period commencing on the date the amount was made available to Borrower by Agent and ending on (but excluding) the date Agent recovers the amount from that Lender, or (b) if that Lender fails to pay its amount upon demand, then from Borrower, together with interest at an annual interest rate equal to the rate applicable to the requested Advance during the period commencing on the date the amount was made available to Borrower by Agent and ending on (but excluding) the date Agent recovers the amount from Borrower. No Lender is responsible for the failure of any other Lender to make its Commitment Percentage of any Advance, but the failure of one Lender to make its Commitment Percentage of an Advance shall not preclude Borrower from requesting additional Advances from the remaining Lenders under this SECTION 1.3, so long as the Principal Debt for any Lender never exceeds its Commitment.

         1.4 LC Agreements. Notwithstanding anything to the contrary in any LC Agreement:

                 a. The commission and other amounts payable with respect to each LC are as provided in this Agreement, drafts under any LC are deemed to be Advances subject to the interest rates and payment terms of the Notes (and are payable upon demand if Lenders have accelerated payment of the Obligation), and only the events specified in this Agreement as Defaults constitute a default thereunder;

                 b. Issuing Lender shall (i) make payment upon demand under an LC unless it appears that demand on its face does not comply with the terms of the LC, regardless of whether any Default has occurred or whether either contracting party has performed the terms of any other agreement, and (ii) not be liable for the Company's obligations under any other agreement, document, or instrument;

                 c. Neither Agent, Issuing Lender, nor any other Lender is responsible for (i) the use which may be made of any LC or for any acts or omissions of any beneficiary, or (ii) any breach of contract by any beneficiary of any LC; and

                 d. Although referenced in any LC, terms of any particular agreement or other obligation to the beneficiary are not in any manner incorporated herein.

                 e. Immediately upon Issuing Lender's issuance of an LC, it is deemed to have sold and transferred to each other Lender -- and each other Lender is deemed irrevocably and unconditionally to have purchased and received from Issuing Lender -- without recourse or warranty, an undivided interest and participation -- to the extent of each other Lender's Commitment Percentage -- in the LC and all applicable Rights of Issuing Lender in the LC. Issuing Lender shall provide a copy of each LC to each other Lender promptly after issuance.

                 f. Issuing Lender shall exercise and give the same care and attention to each LC it issues as it gives to its other letters of credit it issues. Each Lender and Borrower agree that, in paying any draft or draw under any LC, Issuing Lender has no responsibility to obtain any document (other than any documents expressly required by the respective LC) or to verify the validity of any document or the authority of any Person delivering it.

         1.5 Reduction or Cancellation. Borrower may, upon five Business Days prior notice to Agent, effective as of the date specified in that notice and with no Right of reinstatement, either terminate in whole or reduce in part the total Commitments. Any partial reduction must be (a) at least $500,000 and any increment of $100,000 and (b) proportionate for each Lender according to its Commitment Percentage.

SECTION 2.       TERMS OF PAYMENT.

         2.1 Notes; Payments. Advances and interest thereon shall be evidenced by the Notes, one payable to each Lender in the stated principal amount of its Commitment. Interest accruing at a LIBOR Rate shall be due and payable on the last day of each Interest Period and, if such Interest Period exceeds three months, then accrued interest is also due and payable on the date three months after the commencement of such Interest Period. Interest accruing at the Floating Rate shall be due and payable on the last Business Day of each calendar quarter and on the Termination Date. All Principal Debt shall be due and payable on the Termination Date. Each payment or prepayment of the Obligation must be paid at Agent's principal office in funds available for Agent's immediate use by 12:00 Noon on the day due. Borrower may delay any payment due on a non-Business Day until the next succeeding Business Day, but interest shall continue to accrue until the payment is made. Agent shall pay to each Lender any payment or prepayment to which that Lender is entitled on the same day Agent receives the funds from Borrower if Agent receives the payment or prepayment before 12:00 Noon, and otherwise before 12:00 Noon on the following Business Day. If and to the extent that Agent does not make payments to Lenders when due, unpaid amounts shall accrue interest at the Federal Funds Rate from the due date until (but not including) the payment date.

         2.2 Interest. Advances shall bear interest at an annual rate equal to the lesser of (a) the Designated Rate, and (b) the Highest Lawful Rate. The rate shall change, without notice to Borrower, upon the effective date of each change in the Prime Rate (if a Floating Rate is in effect) or the Highest Lawful Rate. If at any time the rate is limited to the Highest Lawful Rate, any subsequent reductions in the Designated Rate shall not reduce the rate below the Highest Lawful Rate until the total amount of interest paid and accrued equals the amount of interest which would have accrued if the Designated Rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of any Note, the total amount of interest paid and accrued is less than the amount of interest which would have accrued if the Designated Rate had at all times been in effect, then, at such time and to the extent permitted by Law, Borrower shall pay to the Lender holding that Note an amount equal to the difference between (x) the lesser of either the amount of interest which would have accrued if the Designated Rate had at all times been in effect or the amount of interest which would have accrued if the Highest Lawful Rate had at all times been in effect and (y) the amount of interest actually paid or accrued on that Note. All past-due principal and accrued interest thereon shall at Determining Lenders' option bear interest from maturity (stated or by acceleration) until paid at the Default Rate. Interest calculations may be made ten (or less) days prior to any due date. If there is an adjustment in the interest rate, in accordance with the terms hereof during such ten-day period, then Borrower shall, on demand, pay to Lenders any underpayment or Lenders shall pay to Borrower any overpayment resulting from any adjustment during such period.

         2.3 Mandatory and Voluntary Prepayments. If a Borrowing Deficiency occurs (a) because of Lenders' exclusion under SECTION 1.2(A)(I) of any receivables then included in the Borrowing Base, then Borrower shall prepay such Borrowing Deficiency within 30 days, and (b) for any other reason then Borrower shall prepay such Borrowing Deficiency on demand. Borrower may otherwise prepay the Principal Debt from time to time, without penalty, and, prior to the Termination Date, may reborrow same, subject to the following conditions:

                 a. The amount to be re-borrowed, together with the then-existing Principal Debt, may never exceed the limitations in
         SECTION 1.1;

                 b. Agent must receive Borrower's written payment notice by 10:00 a.m. on the third Business Day preceding the date of payment if a LIBOR Rate is in effect with respect to any portion of the amount to be prepaid, which notice shall specify the payment date and the amount of the prepayment, and which shall constitute an irrevocable and binding obligation of Borrower to make such prepayment on the designated date;

                 c. each partial prepayment of an Advance bearing interest at a LIBOR Rate must be in a minimum amount of at least $500,000 or a greater integral multiple of $500,000;

                 d. all accrued interest on an Advance bearing interest at a LIBOR Rate being prepaid must also be paid in full on the date of payment; and

                 e. Borrower shall pay any related Funding Loss upon demand.

This Agreement shall not be deemed to be terminated or canceled prior to the Termination Date solely because the Principal Debt may from time to time be paid in full. Borrower shall immediately prepay all of the Obligation upon the acquisition by any Person of a beneficial ownership of 50% or more of the outstanding shares of common stock of PESCO.

         2.4 Existing Credit Agreement. On the Closing Date, Borrower shall pay to Agent -- for the appropriate account of Agent and each Lender -- all accrued and unpaid interest and fees due to Agent or any Lender under or in connection with the Existing Credit Agreement through the Closing Date. Agent shall promptly remit to each Lender the amount of those payments due to it.

         2.5 Order of Application. Except as otherwise provided in the Loan Papers, all payments and prepayments of the Obligation -- including, without limitation, proceeds from the exercise of any Rights under the Loan Papers or proceeds of any of the Collateral -- shall be applied by Lenders in such order (a) if no Default or Potential Default has occurred and is continuing and if Borrower gives written directions regarding application of a payment or prepayment, then in accordance with such directions, or (b) otherwise, subject to SECTION 9.1, as Determining Lenders may elect in their sole discretion.

         2.6 Capital Adequacy. If, with respect to any Advance or LC, any Law, rule, regulation, or treaty now existing or hereafter promulgated regarding capital adequacy, or any adoption thereof, ruling thereon, change therein, or interpretation thereof now existing or hereafter made by any Tribunal or central bank regarding capital adequacy, or compliance by Agent or any Lender with any request, directive, or requirement now existing or hereafter imposed by any Tribunal or central bank regarding capital adequacy (whether or not having the force of Law) shall result in Agent or that Lender incurring a reduction in the rate of return on its capital as a consequence of its obligations hereunder to a level below that which it otherwise could have achieved by an amount deemed by it to be material (and it may, in determining such amount, utilize such assumptions and allocations of costs and expenses as it shall deem reasonable and may use any reasonable averaging or attribution method), then, Agent or that Lender (through Agent) may, from time to time, notify Borrower and deliver to Borrower a certificate setting forth in reasonable detail the calculation of the amount necessary to compensate it for the reductions incurred, which certificate shall be conclusive absent manifest error. Borrower shall promptly pay such amount to Agent or that Lender upon demand. If any subsequent revision or amendment of any such Law, rule, regulation or treaty (or of any adoption thereof, ruling thereon, change therein, or interpretation thereof) shall result in a reversal of such reductions, Agent or such Lender (as applicable) shall refund such amounts to Borrower (to the extent reversed and realized by it).

         2.7 Foreign Lenders. Each Lender that is organized under the Laws of any jurisdiction other than the U.S. or a state thereof (a) represents to Agent and Borrower that (i) no Taxes are required to be withheld by Agent or Borrower with respect to any payment to be made to it in respect of the Obligation and (ii) it has furnished to Agent and Borrower two duly completed copies of U.S. Internal Revenue Service Form 4224, Form 1001, Form W-8, or any other Tax form acceptable to Agent (wherein it claims entitlement to complete exemption from U.S. federal withholding Tax on all interest payments under the Loan Papers), and (b) covenants to (i) provide Agent and Borrower a new Tax form upon the expiration or obsolescence of any previously delivered form according to Law, duly executed and completed by it, and (ii) comply from time to time with all Laws with regard to the U.S. withholding Tax exemption. If any of the foregoing is not true or the applicable forms are not provided, then Borrower and Agent (without duplication) may deduct and withhold from interest payments under the Loan Papers United States federal income tax at the full rate applicable under the IRC.

         2.8 Sharing of Payments, Etc.. If any Lender obtains any payment (whether voluntary, involuntary, or otherwise, including, without limitation, as a result of exercising its Rights under SECTION 2.9) that exceeds its Commitment Percentage of the total Commitments, then that Lender shall purchase from the other Lenders participations that will cause the purchasing Lender to share the excess payment Pro Rata with each other Lender. If all or any portion of any excess payment is subsequently recovered from the purchasing Lender, then the purchase shall be rescinded and the purchase price restored to the extent of the recovery. Borrower agrees that any Lender purchasing a participation from another Lender under this section may, to the fullest extent permitted by Law, exercise all of its Rights of payment (including the Right of offset) with respect to that participation as fully as if that Lender were the direct creditor of Borrower in the amount of that participation.

         2.9 Offset. If a Default exists, each Lender is entitled to exercise (for the benefit of all Lenders in accordance with SECTION 2.8) the Rights of offset and banker's Lien against each and every account and other property, or any interest therein, that any Obligor may now or hereafter have with, or which is now or hereafter in the possession of, that Lender to the extent of the full amount of the Obligation owed to it.

         2.10 Basis Unavailable or Inadequate for Determining LIBOR Rate. If, on or before any date when a LIBOR Rate is to be determined, Agent or any Lender determines that the basis for determining the applicable rate is not available or that the resulting rate does not accurately reflect the cost to Lenders of funding at that rate, then Agent shall promptly notify Borrower and Lenders of that determination (which is conclusive and binding on Borrower absent manifest error) and the Principal Debt shall bear interest at the Floating Rate. Until Agent notifies Borrower that those circumstances no longer exist, Lenders' commitments under this Agreement to fund under a LIBOR Rate will be suspended.

         2.11 Additional Costs. If (i) any Law imposes, modifies, or deems applicable (or if compliance by any Lender with any requirement of any Tribunal results in) any requirement that any reserves (including, without limitation, any marginal, emergency, supplemental or special reserves) be maintained, and
(ii) those reserves reduce any sums receivable by that Lender under this Agreement with respect to any portion of the Principal Debt bearing interest at a LIBOR Rate or increase the costs incurred by that Lender in advancing or maintaining any portion of the Principal Debt bearing interest at a LIBOR Rate, then (unless the effect is already reflected in the rate of interest then applicable under this Agreement) that Lender (through Agent) shall deliver to Borrower a certificate setting forth in reasonable detail the calculation of the amount necessary to compensate it for its reduction or increase (which certificate is conclusive and binding absent manifest error), and Borrower shall promptly pay that amount to that Lender upon demand. The provisions of and undertakings and indemnification set forth in this paragraph shall survive the satisfaction and payment of the Obligation and termination of this Agreement.

         2.12 Change in Laws. If any Law makes it unlawful for any Lender to make or maintain any portion of the Principal Debt bearing interest at a LIBOR Rate, then that Lender shall promptly notify Borrower and Agent, and such portion of Principal Debt shall be converted to the Floating Rate as of the date of notice, and Borrower shall pay any related Funding Loss.

         2.13 Funding Loss. BORROWER AGREES TO INDEMNIFY EACH LENDER AGAINST, AND PAY TO IT UPON DEMAND, ANY FUNDING LOSS OF THAT LENDER. When any Lender demands that Borrower pay any Funding Loss, that Lender shall deliver to Borrower and Agent a certificate setting forth in reasonable detail the basis for imposing Funding Loss and the calculation of the amount, which calculation is conclusive and binding absent manifest error. The provisions of and undertakings and indemnification set forth in this paragraph shall survive the satisfaction and payment of the Obligation and termination of this Agreement.

         2.14 Interest Periods. When Borrower requests that any Advance bear interest at a LIBOR Rate, Borrower may elect the applicable interest period (each an "INTEREST PERIOD"), which may be, at Borrower's option, one, two, three or six months, subject to the following conditions: (a) the initial Interest Period commences on the Closing Date or applicable conversion date, and each subsequent Interest Period commences on the day when the next preceding applicable Interest Period expires; (b) if any Interest Period begins on a day for which there exists no numerically corresponding Business Day in the calendar month at the end of the Interest Period ("Ending Calendar Month"), then the Interest Period ends on the next succeeding Business Day of the Ending Calendar Month, unless there is no succeeding Business Day in the Ending Calendar Month in which case the Interest Period ends on the next preceding Business Day of the Ending Calendar Month; (c) no Interest Period for any Advance may extend beyond the Termination Date; (d) there may not be in effect at any one time more than two Interest Periods; and (e) each Advance bearing interest at a LIBOR Rate must be at least $500,000 or an integral multiple of $100,000 in excess thereof.

         2.15 Conversions. Borrower may (a) on the last day of the applicable Interest Period convert an Advance bearing interest at a LIBOR Rate to the Floating Rate, (b) at any time convert an Advance bearing interest at the Floating Rate to a LIBOR Rate, and (c) elect a new Interest Period for any Advance bearing interest at a LIBOR Rate. Any such conversion is subject to the dollar limits and denominations of SECTION 2.14(E) and may be accomplished by delivering a

Conversion Request, in the form of EXHIBIT J hereto, to Agent no later than 10:00 a.m. (i) on the third Business Day before the conversion date for conversion to a LIBOR Rate and the last day of the Interest Period, for the election of a new Interest Period, and (ii) one Business Day before the last day of the Interest Period for conversion to a Floating Rate. Absent Borrower's notice of conversion or election of a new Interest Period, any Advance bearing interest at a LIBOR Rate shall be converted to a Floating Rate when the applicable Interest Period expires.

SECTION 3. FEES. The following fees represent compensation for services rendered and to be rendered separate and apart from the extension of credit and do not constitute compensation for the use, detention, or forbearance of money, and the obligation of Borrower to pay each fee shall be in addition to, and not in lieu of, the obligation of Borrower to pay interest. All fees shall be non-refundable when due and shall, to the fullest extent permitted by Law, bear interest, if not paid when due, at the Default Rate and shall be secured by all of the Collateral. All payments of fees shall be calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed, but computed as if each calendar year consisted of 360 days.

         3.1 Agent Fees. Borrower shall pay to Agent, solely for its own account, the quarterly agent fee described in the letter agreement between Borrower and Agent dated as of August 15, 1994.

         3.2 LC Fees. Upon, and as a condition precedent to, the issuance of each LC, Borrower shall immediately and without demand pay to Agent an issuance fee equal to the greater of 1.0% per annum of the face amount of the LC or $250.

         3.3 Commitment Fees. Borrower shall pay to Agent for the Pro Rata account of Lenders:

                 a. a fee equal to 0.5% per annum of the excess of the lesser of the then-current Borrowing Base or Commitment over the Principal Debt, such fee to be calculated and paid on the last Business Day of each calendar quarter, beginning June 30, 1994, and calculated and paid on the Termination Date; and

                 b. a fee equal to 0.375% per annum of the excess, if any, of the Commitment over the then-current Borrowing Base, such fee to be calculated and paid on the last Business Day of each calendar quarter, beginning June 30, 1994, and calculated and paid on the Termination Date.

SECTION 4.       SECURITY.

         4.1 Guaranties. Each Obligor other than Borrower shall have executed the Guaranty unconditionally guaranteeing to NationsBank and its successors and assigns full payment and performance of the Obligation under the Existing Credit Agreement. Upon Agent's demand, Borrower shall cause each future Obligor to execute and deliver to Agent for the benefit of Lenders a guaranty -- that unconditionally guarantees the full payment and performance of the Obligation -- in substantially the form of EXHIBIT F.

         4.2 Collateral. NationsBank and each Obligor shall have executed the Security Agreement creating security interests in favor of NationsBank and its successors and assigns in, among other things, the present and future items and types of property described below (whether now or in the future owned by an Obligor, the "COLLATERAL") to secure full payment and performance of (i) the Obligation under the Existing Credit Agreement and the Term Loan Agreement, and
(ii) NationsBank's net exposure on all foreign exchange contracts between any Company and NationsBank. Upon Agent's demand, Borrower shall cause each future Obligor to execute and deliver to Agent for the benefit of Lenders (x) a security agreement that creates a security interest in the Collateral to secure the full payment and performance of the Obligation, in substantially the form of EXHIBIT G, and (y) all financing statements requested by Agent in connection with that security agreement. The items and types of property referred to above include:

                 a. All present and future accounts of each Obligor, including, without limitation, all accounts receivable and all other rights of each Obligor to payment for goods sold or leased or for services rendered, and all cash and noncash proceeds, increases, profits, combinations, reclassifications, substitutions, and replacements of or for all or any part of the foregoing;

                 b. All present and future deposit accounts, restricted and unrestricted cash collateral accounts, and cash equivalent instruments (including, without limitation, certificates of deposit) of each Obligor now or hereafter held by or specifically assigned or granted to Agent or Lenders or Agent on behalf of Lenders (including, without limitation, the cash collateral account described in SECTION 4.3, together with all present and future funds on deposit therein and investments therefrom);

                 c. All present and future Rights, titles, and interests any Obligor may have or be or become entitled to under or by virtue of the Contingent Support Agreement and all cash and noncash proceeds, increases, profits, combinations, reclassifications, substitutions, and replacements of or for all or any part of the foregoing; and

                 d. The present and future shares of the capital stock now or hereafter issued by the following corporations to any Obligor, up to the percentage set forth below, and the certificates representing such shares, and all dividends, cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in exchange for any such shares, and increases, proceeds, combinations, reclassifications, substitutions, and replacements of or for all or any part of the foregoing:

                          100%    Each Obligor other than PESCO

                           66% Each consolidated Subsidiary of Borrower which is not an Obligor.

                 e. All items or types of property, wherever located, whether now owned or hereafter acquired by Pool Alaska.

                 f. Thirteen platform rigs presently operating in the Gulf of Mexico.

         4.3 Cash Collateral Account. Obligors shall maintain a cash collateral account at NationsBank (which shall not be an operating account of any Company) and cause all domestic accounts receivable of the Obligors included in the Borrowing Base to be directly paid to such cash collateral account. Obligors shall execute such agreements and instructions appropriate to permit Agent unilaterally to direct all payments on domestic accounts receivable of the Obligors included in the Borrowing Base to be deposited directly into such cash collateral account. Obligors hereby grant to Agent, on behalf of Lenders, a first and prior security interest in such cash collateral account and all checks, drafts, and other items ever received by NationsBank for deposit therein. Unless withdrawn as hereinafter permitted, funds deposited in the cash collateral account in excess of $25,000 will be applied by Agent as a prepayment of the Obligation. Borrower may withdraw funds from the cash collateral account, unless either or both of the following shall have occurred: (a) a Default or Potential Default exists; or (b) Determining Lenders shall have determined, in their sole judgment, that it is reasonably likely that a Borrowing Deficiency will occur (in which latter event Obligors may withdraw from the cash collateral account funds in excess of 125% of the Borrowing Deficiency Determining Lenders have determined to exist). Notwithstanding the foregoing, GPC and its Subsidiaries may continue to maintain bank accounts number 12336-20584 and 14183-50015 with Bank of America, N.T. and S.A.; provided that all accounts receivable and proceeds therefrom included in the Borrowing Base are transferred the following Business Day via an automated clearing house (or other similar transfer method) to the Obligors' cash collateral account at NationsBank.

         4.4 JV Pledge Agreement. The Pool Alaska Joint Venture shall have executed the JV Pledge Agreement described in SECTION 1.2(E), creating security interests in favor of the Agent in the "Collateral," as defined in the JV Pledge Agreement.

SECTION 5. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Agent and Lenders as follows:

         5.1     Corporate Existence and Authority.

                 a. Each Material Obligor and (except where a failure to do so would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect) each other Company is a corporation duly organized, validly existing, and in good standing under the Laws of its jurisdiction of incorporation, as reflected in
         SCHEDULE 5.1; and

                 b. PESCO and each of its consolidated Subsidiaries (i) is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the nature and extent of its business and properties require the same (such jurisdictions being identified on SCHEDULE 5.1), except for the Liquidating Companies and except where failure to be qualified or in good standing would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect, (ii) possesses all requisite authority, power, licenses, permits, and franchises to conduct its business as now being conducted (except for the Liquidating Companies [which it is contemplated will be liquidated and dissolved and none of which now have or will have any material assets or operations] and except where failure to so possess would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect), and (iii) possesses all requisite authority, licenses, power, permits, and to execute, deliver, and comply with the terms of the Loan Papers to which it is contemplated in this Agreement to be or to become party, all which have been duly authorized and approved by all necessary corporate action and for which no approval or consent of any Person or Tribunal is required which has not been obtained.

         5.2     Ownership of Subsidiaries and Names.

                 a. All of the outstanding shares of capital stock of PESCO's consolidated Subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and none thereof was issued in violation of any preemptive or preferential Rights of any Person.

                 b. Each stockholder shown on SCHEDULE 5.2 is the true and lawful owner, of record and beneficially (other than nominee shares issued by foreign Subsidiaries in nominal amounts to comply with the Laws of jurisdictions of incorporation of foreign Subsidiaries), of the shares shown beside such stockholder's name, free and clear of any Liens, restrictions, claims, or Rights of another (except any arising under the Loan Papers or disclosed on SCHEDULE 5.2), and none of such shares is subject to any warrant, option, or other Right of any Person to acquire the same or subject to any restriction on transfer thereof except for restrictions imposed by securities Laws.

                 c. Except as disclosed on SCHEDULE 5.2, there are no authorized or outstanding warrants, options, or other Rights to acquire from any of PESCO's consolidated Subsidiaries or any stockholder thereof any shares of capital stock or other investment securities of PESCO's consolidated Subsidiaries or any securities convertible into or exchangeable for such shares.

                 d. To the best knowledge of Borrower's executive officers, except as disclosed on SCHEDULE 5.2, no Obligor has transacted business under any other corporate or trade name, nor has been a party to any merger, combination, or consolidation, or acquired all or substantially all of the stock or accounts receivable of any Person in the last five years.

         5.3 Relationship with Agent and Lenders. To the best knowledge of Borrower's executive officers, no director, officer, manager, or employee of PESCO or any of its consolidated Subsidiaries is a director, officer, or employee of, or has any substantial interest in, Agent or any Lender. No Person who may be deemed to have "control" of PESCO or any of its consolidated Subsidiaries is an "executive officer", "director", or "principal shareholder" of Agent or any Lender. Terms appearing in quotations in this section are used as defined in Section 215.2 of Regulation O of the Board of Governors of the Federal Reserve System, as amended.

         5.4 Financial Statements. The Current Financials were prepared in accordance with GAAP and fairly present the consolidated and consolidating (if applicable) financial conditions and the results of operations of Borrower and its consolidated Subsidiaries as of, and for the portion of the fiscal year ending on, the date or dates thereof. There were no material liabilities, direct or indirect, fixed or contingent, of Borrower or any of its consolidated Subsidiaries on the date or dates of the Current Financials which are not reflected therein or in the notes thereto. Except for transactions directly related to, or specifically contemplated by, the Loan Papers and transactions heretofore disclosed in writing to Lenders, there have been no material adverse changes in the consolidated financial condition of Borrower from those shown in the Current Financials and the notes thereto between such date or dates and the date hereof, nor has PESCO or any of its consolidated Subsidiaries incurred any material liability, direct or indirect, fixed or contingent, except as disclosed on SCHEDULE 5.12.

         5.5     Compliance with Laws and Documents.  Except as disclosed on
SCHEDULE 5.5:

                 a. Neither PESCO nor any of its consolidated Subsidiaries is, nor will the execution, delivery, and the performance of and compliance with the terms of the Loan Papers cause any of them to be, in violation of any Laws (including, without limitation, Environmental Laws), other than such violations which would not, individually or in the aggregate, be reasonably likely to cause a Material Adverse Effect; and

                 b. Neither any Material Obligor nor (except where the same would not, individually or in the aggregate, be reasonably likely to cause a Material Adverse Effect) any other Company is, nor will the execution, delivery, and the performance of and compliance with the terms of the Loan Papers cause any of them to be, in violation of their respective bylaws or charter.

         5.6 Litigation. As of the date of this Agreement, except (i) as set forth on SCHEDULE 5.6, and (ii) claims or outstanding or unpaid judgments which do not exceed $500,000 individually (and the estimated maximum individual exposure under which does not exceed $100,000) or $3,000,000 collectively:

                 a. No Material Obligor is involved in, nor is any executive officer of any Material Obligor aware of the threat of, any Litigation; there are no outstanding or unpaid judgments against any Material Obligor; and none of the Litigation described on SCHEDULE 5.6 would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect; and

                 b. No other Company (i) is involved in, nor is Borrower or any such other Company aware of the threat of, any Litigation which would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect, or (ii) has any outstanding or unpaid judgments against it which would, individually or in the aggregate, be reasonably likely to cause a Material Adverse Effect.

         5.7 Taxes. Except as set forth on SCHEDULE 5.7, all Tax returns of the Material Obligors and (except where the same would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect) (i) all Tax returns of the other Companies required to be filed have been filed, and (ii) all Taxes imposed upon PESCO or any of its consolidated Subsidiaries have been paid, other than Taxes for which the criteria for Permitted Liens have been satisfied.

         5.8 Government Regulation. Neither PESCO nor any of its consolidated Subsidiaries nor any Affiliate of the foregoing is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 (as any of the preceding acts have been amended), or any other Law (other than Regulation X of the Board of Governors of the Federal Reserve System) which regulates the incurrence of Debt.

         5.9 Employee Benefit Plans. No employee benefit plan (as defined in the IRC and ERISA) of PESCO or any of its consolidated Subsidiaries has incurred an accumulated funding deficiency in an amount sufficient to be reasonably likely to have a Material Adverse Effect. No prohibited transaction or reportable event (as such terms are defined in ERISA) has occurred which would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect. Neither PESCO nor any of its consolidated Subsidiaries (a) has incurred material liability to the PBGC in connection with any such plan, or (b) has withdrawn in whole or in part from participation in a multi-employer pension plan (as defined in ERISA).

         5.10 Purpose of Credit. The proceeds of Advances and LCs (a) are not and will not be used directly or indirectly for the purpose of purchasing or carrying, or for the purpose of extending credit to others for the purpose of purchasing or carrying, any "margin stock" as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System, as amended, and (b) will be used (i) subject to the restrictions against certain transactions with Companies that are not Material Obligors, for other temporary working capital requirements of Borrower's consolidated operations, (ii) to enable Material Obligors to issue guarantees and bid and performance bonds on behalf of themselves or PESCO and its consolidated and unconsolidated Subsidiaries or Joint Ventures in the ordinary course of business, and (iii) such other purposes as may be approved by Lenders.

         5.11 Properties; Liens. Except as disclosed on SCHEDULE 5.11 and except for Permitted Liens, there is no Lien on any asset of any Material Obligor or (except where the same would not, individually or in the aggregate, reasonably be expected to cause a Material Adverse Effect) any other Company. Except as disclosed on SCHEDULE 5.5, neither PESCO nor any of its consolidated Subsidiaries knows of any condition or circumstance, such as the presence of asbestos or other Hazardous Substances, that would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

         5.12 Material Agreements. Except for the Loan Papers and the Material Agreements described on SCHEDULE 5.12 (or as hereafter disclosed to Lenders in writing), there are no other Material Agreements of PESCO or any of its consolidated Subsidiaries that would, upon a default thereunder, be reasonably likely, individually or in the aggregate, to cause a Material Adverse Effect; neither PESCO nor any of its consolidated Subsidiaries is, nor will the execution, delivery, and performance of and compliance with the terms of the Loan Papers cause PESCO or any of its consolidated Subsidiaries to be, in default (nor has any potential default occurred) under any Material Agreement described on SCHEDULE 5.12 (or as hereafter disclosed to Lenders in writing), other than such defaults or potential defaults which would not, individually or in the aggregate, be reasonably likely to cause a Material Adverse Effect.

         5.13 Solvency. After giving effect to the transactions contemplated hereunder, each Material Obligor will be Solvent. After giving effect to the transactions contemplated hereunder, PESCO and all of its consolidated Subsidiaries collectively will be Solvent.

         5.14 Foreign Subsidiaries. As to each Company incorporated, chartered, organized, or otherwise created under foreign Laws, each such Company is (a) a "Controlled Foreign Corporation" within the meaning of Section 957 of the IRC, and (b) no material portion of the earnings and profits of such Company is expected by Borrower to be, prior to the Termination Date, includable for United States federal income tax purposes in the unconsolidated or consolidated gross income in an aggregate amount for all such Companies which would be greater than the tax losses (including net operating loss carry forward(s)) of PESCO or Borrower during such period (i) by reason of the receipt of actual distributions made by such Company in the ordinary course of its business, or (ii) provided such Company is not treated for United States federal income tax purposes under Section 1.956-2(c) of the United States Income Tax Regulations as holding Borrower's obligations under any Loan Paper, by reason of the Subpart F rules contained in Sections 951 through 964 of the IRC and regulations thereunder.

         5.15 General. There are no material facts or conditions relating to the Loan Papers, any of the Property of PESCO or any of its consolidated Subsidiaries, or the individual or combined financial conditions and businesses of PESCO or its consolidated Subsidiaries which would, individually or collectively, be reasonably likely to cause a Material Adverse Effect, and which have not been related, in writing, to Agent and Lenders; and the Loan Papers and all Financial Statements of PESCO or any of its consolidated Subsidiaries and those writings identified as items 1, 2, 3 and 4 on SCHEDULE 6, which were exhibited or delivered to Agent and Lenders, are genuine and in all material respects what they purport and appear to be.

SECTION 6        CONDITIONS PRECEDENT.

         6.1 Initially. The conversion, amendment and restatement of the Existing Credit Agreement described in this Agreement's recitals and SECTION
1.1 are not effective until -- and no Lender is obligated to make any Advance or issue any LC until -- Agent has received each document and other item described on SCHEDULE 6.

         6.2 Each Advance and LC. No Lender is obligated to make any Advance or issue any LC unless (a) no Borrowing Deficiency exists or will exist as a result thereof, (b) no later than Noon on the date on which the requested Advance or LC is to be funded or issued, Borrower shall have faxed to Agent a copy of a properly completed Request for Advance or LC containing true and correct certifications (and Borrower shall deliver an original of the Request for Advance or LC to Agent no later than the first Business Day following funding or issuance of the requested Advance or LC), (c) in the case of an LC, Borrower and each other Company for whose account the LC is to be issued delivers to Agent and the Issuing Lender a properly completed LC Agreement, (d) the making of that Advance or issuance of that LC is permitted by Law, and (e) if reasonably requested by Agent, PESCO or any of its appropriate consolidated Subsidiaries have delivered to Agent evidence substantiating any of the matters contained in this Agreement which are necessary to enable Borrower to qualify for that Advance or LC.

         6.3 Materiality and Waiver. Each condition precedent in this Agreement is material to the contemplated transactions, and time is of the essence. Lenders may make any Advance and/or an Issuing Lender may issue any LC without all conditions precedent being satisfied, but that is not a waiver of the requirement that each condition precedent be satisfied as a prerequisite for any subsequent Advance or LC, unless Determining Lenders specifically permanently waive the condition precedent in writing.

SECTION 7.       COVENANTS.   For as long as any Lender is committed under this
Agreement to make Advances or issue LCs and until the Obligation is fully paid and performed, -- unless Borrower first obtains a written consent to the contrary from Agent on behalf of Determining Lenders -- PESCO and each of its consolidated Subsidiaries jointly and severally covenant and agree with Agent and Lenders as follows:

         7.1 Use of Proceeds. LCs and proceeds of Advances shall be used only as represented in SECTION 5.10.

         7.2 Books and Records. PESCO and each of its consolidated Subsidiaries shall keep proper and complete books, records, and accounts in accordance with GAAP and shall permit Agent or any Lender, upon reasonable prior notice, to inspect the same during regular business hours and make and (at Lenders' expense in respect of costs paid to third parties during each calendar year in excess of $1,000 in the aggregate) take away copies.

         7.3 Items to be Furnished. Borrower shall cause the following to be furnished to Agent:

                 a. Within 120 days after the last day of each fiscal year of PESCO, Financial Statements showing the consolidated and consolidating (if applicable) financial conditions and results of operations of PESCO as of, and for the year ended on, such last day, accompanied by (i) the opinion, without material qualification, of Deloitte & Touche or another firm of independent certified public accountants acceptable to Determining Lenders, based on an audit using generally accepted auditing standards, that the consolidated portions of such Financial Statements were prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial condition and results of operations of PESCO, and (ii) a Financial Report Certificate with respect to such Financial Statements.

                 b. Within 60 days after the last day of each of the first three fiscal quarters of each fiscal year (i) unaudited Financial Statements showing the consolidated and consolidating (if applicable) financial condition and results of operations of PESCO as of, and for the period from the beginning of the current fiscal year to, such last day, and (ii) a Financial Report Certificate with respect to such Financial Statements.

                 c. On or before the 15th Business Day (or on such other day of each month to which Borrower and Agent have agreed in writing) after closing the accounting books for the previous monthly reporting period, beginning with the monthly accounting period ending in June 1994, a monthly Borrowing-Base Report effective as of the last day of the immediately preceding receivables reporting period, together with information used in calculating the Borrowing Base, provided that a Borrowing-Base Report (if reasonably possible for Borrower to deliver same) and such other information concerning the Borrowing Base must be delivered promptly upon Agent's or Determining Lenders' request, which may be made at any time.

                 d. On or before the 15th Business Day of each calendar month a description of all obligations of PESCO or any of its consolidated Subsidiaries related to surety bonds outstanding as of the last day of the immediately preceding calendar month.

                 e. At Agent's or Determining Lenders' request, a weekly rig hour status report.

                 f.       To the extent not delivered to Agent under CLAUSES
         (A) and (B) preceding, promptly after filing or delivery thereof, true copies of all SEC Reports furnished by or on behalf of PESCO to its stockholders.

                 g. Notice, promptly after PESCO or any of its consolidated Subsidiaries knows or has reason to know of, (i) the existence and changes in the status of any Litigation which would, individually or in the aggregate, be reasonably likely to cause a Material Adverse Effect, (ii) any change in any material fact or circumstance represented or warranted in any Loan Paper which would, individually or in the aggregate, be reasonably likely to cause a Material Adverse Effect, (iii) a Default or Potential Default, specifying the nature thereof and what action PESCO or any of its consolidated Subsidiaries has taken, is taking, or proposes to take with respect thereto, or (iv) the occurrence of a reportable event (as defined in ERISA) with respect to any employee benefit plan of

         PESCO or any of its consolidated Subsidiaries subject to ERISA, or the complete or partial withdrawal from participation in a multi-employer pension plan (as such terms are defined in ERISA) by PESCO or any of its consolidated Subsidiaries (or the intention of such entity to do so), or the initiation (or intent to initiate) by the PBGC or PESCO or any of its consolidated Subsidiaries of proceedings under ERISA to terminate any such plan, or the occurrence of any event or condition which might constitute grounds for termination of any such benefit plan under ERISA.

                 h. Promptly upon reasonable request by Agent or Determining Lenders, such information (not otherwise required to be furnished under the Loan Papers) respecting the business affairs, assets, and liabilities of PESCO or any of its consolidated Subsidiaries, and such opinions, certifications, and documents, in addition to those mentioned in this Agreement.

                 i. As soon as practicable after the end of each fiscal year of Borrower:

                          (i) Unaudited consolidating Financial Statements showing (by major management operation category) the financial condition and results of operations of PESCO; and

                          (ii) Unaudited or audited (to the extent prepared) Financial Statements showing the financial conditions and results of operations of the Borrower's unconsolidated affiliates, including, but not limited to, Pool Arabia, Ltd., Antah Drilling Sdn. Bhd, Pool Santana, Limited, and Intairdril Oman L.L.C.

         7.4 Inspection. PESCO and each of its consolidated Subsidiaries shall allow any Lender (who shall comply with such entities' safety rules applicable in the ordinary course of business to each specific location) to inspect any of their properties, to review reports, files, and other records, to conduct tests or investigations, and to discuss any of their affairs, conditions, and finances or with any director, officer, or employee of PESCO or any of its consolidated Subsidiaries, from time to time, during reasonable business hours.

         7.5 Taxes. Each Material Obligor other than PESCO shall, and (except where failure to do so would not, individually or in the aggregate, be reasonably likely to cause a Material Adverse Effect) PESCO and each of its consolidated Subsidiaries shall, promptly pay all Taxes due, except as set forth on SCHEDULE 5.7 and except Taxes for which the criteria for Permitted Liens have been satisfied. Neither PESCO nor any of its consolidated Subsidiaries may, directly or indirectly, use any portion of the proceeds of any Advance to pay the wages of employees unless a timely payment to or deposit with the proper authorities of all amounts of Tax required to be deducted and withheld from such wages is also made.

         7.6 Payment of Obligations. The Material Obligors and (except where failure to do so would not, individually or in the aggregate, be reasonably likely to cause a Material Adverse Effect) PESCO and each of its consolidated Subsidiaries shall promptly pay (or renew and extend) all of its material obligations as the same become due. Neither PESCO nor any of its consolidated Subsidiaries may, directly or indirectly, (a) at any time when a Borrowing Deficiency exists, make any voluntary prepayment of the principal of any Debt other than the Obligation, whether subordinate to the Obligation or not, or (b) make any repayment of or credits for services rendered under
Section 6 of the Contingent Support Agreement except as provided therein.

         7.7 Expenses of Lenders. The Obligors shall promptly pay (a) upon Agent's request, estimated filing and recording fees and expenses for the Loan Papers creating the Lender Liens, and (b) all reasonable costs, fees, and expenses paid or incurred by Agent or any Lender incident to any of the Loan Papers (including, but not limited to, any additional filing or recording fees and the reasonable fees and expenses of counsel to Agent and any Lender in connection with the negotiation, preparation, and execution of the Loan Papers and any related amendment, waiver, or consent and in connection with any proposed Advance or LC, whether any Advance or LC is ever made and, if a Potential Default or Default exists, Lenders' expenses described in SECTION 11.4(D)) or to the enforcement of the obligations of any of the Obligors or the exercise of any Rights (including, but not limited to, reasonable attorneys' fees and court costs), all of which shall be a part of the Obligation.

         7.8 Maintenance of Corporate Existence, Assets, Business, and Insurance. PESCO and each of its consolidated Subsidiaries (other than Liquidating Companies) shall at all times: Maintain their respective corporate





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
existences and authorities to transact business and good standing in their respective jurisdictions of incorporation and all other jurisdictions where the failure to so maintain would, individually or in the aggregate, be reasonably likely to cause a Material Adverse Effect; maintain all licenses, permits, and franchises necessary for their businesses, where the failure to so maintain would, individually or in the aggregate, be reasonably likely to cause a Material Adverse Effect; keep all of their assets which are necessary in their businesses in good working order and condition (ordinary wear and tear excepted), and make all necessary repairs and replacements thereto; and maintain, or cause to be maintained, insurance with such insurers, in such amounts, and covering such risks, as shall be ordinary and customary in the industry. Each insurance policy covering any Collateral subject to a Lender Lien shall provide, by way of endorsements, riders or otherwise, that proceeds in respect of any property constituting Collateral will be payable to Agent, on behalf of Lenders, and that such policy may only be cancelled after Agent is given thirty (30) days written notice of such cancellation (ten (10) days in the case of non-payment of premium). A certificate of the insurer confirming such terms and coverage for all renewal and substitute policies of insurance shall be delivered to Agent. If no Default or Potential Default exists, the Agent shall assign to the insured Person any and all monies that become payable under any insurance policies required hereunder, and such insured Person shall apply said monies to the repair, rebuilding and restoration or replacement of the lost, destroyed or damaged assets; provided that in the event of a Total Loss such assignment by the Agent shall not be available.

         7.9 Maintenance and Evidence of Priority of Lender Liens. The Obligors shall perform such acts and duly authorize, execute, acknowledge, deliver, file, and record any additional agreements, documents, instruments, and certificates as Agent may reasonably deem necessary or appropriate in order to perfect and maintain the Lender Liens in favor of Agent for the benefit of Lenders and preserve and protect the Rights of Agent and Lenders in all present and future Collateral.

         7.10 Employee Benefit Plans. Neither PESCO nor any of its consolidated Subsidiaries may, directly or indirectly, engage in any prohibited transaction (as defined in ERISA), permit the funding with respect to any employee benefit plan established or maintained by any such entity to ever be less than the minimum required by applicable provisions of ERISA or regulations thereunder, permit any employee benefit plan established or maintained by any such entity to ever be subject to involuntary termination proceedings, or fully or partially withdraw from any multi-employer pension plan (as such terms are defined in ERISA).

         7.11 Debt. Neither PESCO nor any of its consolidated Subsidiaries may, directly or indirectly, create, incur, or suffer to exist any direct, indirect, fixed, or contingent liability upon itself for any Debt, other than
(a) the Obligation, (b) overdraft lines of PESCO and its consolidated Subsidiaries and guarantees by PESCO or its consolidated Subsidiaries of overdraft lines for Borrower's foreign Subsidiaries and their Joint Ventures collectively not to exceed $7,000,000, in the aggregate at any time (calculated so as not to include both the overdraft line and any related guaranty), including, without limitation, those overdraft lines presently existing and described on SCHEDULE 7.11, (c) customary trade payables in the ordinary course of business, (d) Pool International, Inc.'s obligations as set forth in Section 9 of the Contingent Support Agreement, (e) Debt of Obligors arising under the Contingent Support Agreement, (f) foreign exchange contracts, (g) intercompany Debt otherwise permitted to be incurred under the Original Credit Agreement before -- or under this Agreement after -- the date of this Agreement, (h) Debt relating to purchases of assets not exceeding $200,000 in the aggregate outstanding at any one time for all of PESCO and its consolidated Subsidiaries,
(i) obligations relating to bid and performance guarantees and surety bonds required in the ordinary course of business, (j) guarantees and other Debt disclosed on SCHEDULE 7.11 as renewed or extended (but not increased) from time to time, (k) Debt pre-approved in writing by Determining Lenders, (l) the "Obligation" as defined in the Term Loan Agreement and the ISDL Agreement, (m) $11,500,000 of Borrower's 10% Subordinated Notes issued to the Sellers pursuant to the Payment Agreement, a guaranty by PESCO of such Notes, and a nonrecourse guaranty by PCESI of such Notes, (n) notes in respect of deferred compensation obligations of approximately $1,600,000 to certain key employees of GPC during the period ending three years after the closing under the Stock Purchase Agreement, (o) guarantees by PCESI of up to $400,000 (in the aggregate outstanding at any time) with respect to leases by its employees of light vehicles, and (p) Debt in the principal amount of $545,000 incurred in connection with the Purchase Agreement between Borrower's Subsidiary, Pool Company (Texas) Inc. ("POOL TEXAS") and Elder Well Service, Inc., pursuant to which Pool Texas purchased eight well servicing rigs for $650,000 (including the transfer to the seller of certain existing Pool Texas assets).

         7.12 Lease Obligations. Neither PESCO nor any of its consolidated Subsidiaries may, directly or indirectly, enter into, assume, or otherwise obligate itself for the performance of the obligations of the lessee or tenant under any lease or sublease of property providing for annual payments in the aggregate for all such leases of more than $10,000,000. This





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
section shall not apply to leases which have initial or remaining cancelable lease terms of one year or less if similar leases are for one year or less in accordance with the ordinary course of business and customary industry standards.

         7.13 Capital Expenditures. Neither PESCO nor any of its consolidated Subsidiaries may, directly or indirectly, make Capital Expenditures, other than

                 a. such expenditures which are for or related to assets or leaseholds used or useful in the normal business operations of such entity and which do not in the aggregate for PESCO and its consolidated Subsidiaries exceed (i) the sum of 70% of Borrower's consolidated net income from January 1, 1990, through April 6, 1990, plus PESCO's consolidated net income from and after April 7, 1990, in each case after income taxes, plus noncash charges and before changes in working capital on a cumulative basis from and after January 1, 1990, less (ii) the aggregate amount of investments and advances outstanding under SECTION 7.16(B),

                 b. Capital Expenditures made solely from the net proceeds of the sale of Oiltools Operations,

                 c.       the PAA Acquisition, and

                 d. the GPC Acquisition plus a $7,200,000 adjustment (increase) in the Capital Expenditures therefor.

         7.14 Liens. Neither PESCO nor any of its consolidated Subsidiaries may, directly or indirectly, (a) create, incur, or suffer or permit to be created or incurred or to exist any Lien upon any of its assets, except Permitted Liens, or (b) enter into or permit to exist any arrangement or agreement (other than existing arrangements or agreements, the Loan Papers, the ISDL Agreement, the Term Loan Agreement, the negative pledge agreement in
Section 3.3 of the Payment Agreement regarding the assets of GPC and PCESI, including Borrower's California assets that were transferred to PCESI at or after the closing under the Stock Purchase Agreement and the negative pledge contained in the Security Agreement between Pool Texas and Elder Well Service, Inc., related to the purchase by Pool Texas of eight well servicing rigs dated August 15, 1994) which directly or indirectly prohibits PESCO or any of its consolidated Subsidiaries from creating or incurring any Lien on any of its assets.

         7.15 Acquisitions, Mergers, and Dissolutions. Neither PESCO nor any of its consolidated Subsidiaries may, directly or indirectly, acquire all or any substantial portion of the stock issued by, or interest in, any Person (including, but not limited to, the formation or acquisition of any new Subsidiary), dissolve, or merge or consolidate with any Person other than (a) repurchases of its own securities if permitted under SECTION 7.18, (b) any merger or consolidation of one Company into another Company or an acquisition of one Company by another Company so long as (i) Borrower is the surviving corporation if it is involved, (ii) another Material Obligor is the survivor if any one or more Material Obligors other than Borrower are involved, and (iii) the surviving Company's net worth has not decreased as a result of such merger or consolidation, (c) dissolution of the Liquidating Companies, (d) use of the net proceeds of the sale of the Oiltools Operations for acquisitions that would otherwise violate this SECTION 7.15, (e) the PAA Acquisition, and (f) the acquisition of 100% of the stock of GPC pursuant to the Stock Purchase Agreement, (g) the merger of GPC with and into PCESI, and (h) the dissolution of the following PCESI Subsidiaries: Arrow Petroleum Services, Inc., Burk Well Services, Inc., Snowburst Corporation, and Westex Production Service, Inc.

         7.16 Loans, Advances, and Investments. Neither PESCO nor any of its consolidated Subsidiaries may, directly or indirectly, make any loan, advance, extension of credit, or capital contribution to, make any investment in, or purchase or commit to purchase any stock or other securities or evidences of Debt of, or interests in, any other Person, other than (a) advances to or investments in any of PESCO's consolidated Subsidiaries, provided that such advances and investments made after July 1, 1993, by the Material Obligors to or in Companies that are not Material Obligors may not in the aggregate for all such Companies at any time outstanding exceed $5,000,000;
(b) advances or investments by Material Obligors to or in PESCO's unconsolidated Subsidiaries and its or their Joint Ventures which are not Companies which do not in the aggregate at any time outstanding exceed $5,000,000, provided that such advances and investments shall for purposes of this clause be deemed to be capital expenditures and may not in the aggregate for all such entities exceed 40% of the amount of capital expenditures permitted under SECTION 7.13; (c) expense accounts for and other advances to directors, officers, and employees of PESCO or any of its consolidated Subsidiaries in the ordinary course of business not to exceed $25,000 in the aggregate outstanding at any time for any one director, officer, or employee;
(d) investments in obligations of the U.S. and agencies thereof and obligations guaranteed by the U.S. maturing within one year from the date of acquisition; (e) certificates of deposit issued by commercial banks organized under the Laws of the U.S. or any state thereof and having combined capital, surplus, and undivided profits of not less than $100,000,000, and which (i) shall have a rating from Moody's or S&P of at least P-1 and A-1, respectively, or (ii) are insured by the Federal Deposit Insurance Corporation;
(f) commercial paper which shall have a rating from Moody's or S&P of at least P-1 and A-1, respectively; (g) eurodollar investments with financial institutions (i) having combined capital, surplus, and undivided profits of not less than U.S. $100,000,000, and (ii) with commercial paper rated at least P-1 or A-1 by Moody's or S&P, respectively, or, if any institution does not have a commercial paper rating, a comparable bond rating of at least A or BAA-1 by Moody's or S&P, respectively; (h) extensions of credit in connection with trade receivables and overpayments of trade payables, in each case resulting from transactions in the ordinary course of business; (i) extensions of credit not exceeding $3,500,000 at any one time in connection with settlement of claims resulting from transactions in the ordinary course of business; (j) loans or advances disclosed on SCHEDULE 7.16, excluding any increases thereof and excluding extensions of credit described in CLAUSE (H) above; (k) other loans, advances, and investments which never exceed $200,000 in the aggregate at any time; (l) advances and investments otherwise permitted under the Existing Credit Agreement before the date of this Agreement; (m) the PAA Acquisition,
(n) the acquisition of 100% of the stock of GPC pursuant to the Stock Purchase Agreement, (o) the investment by GPC and its Subsidiaries of approximately $2,700,000 in the aggregate in Horizon Prime Fund during the period ending 30 days after the closing under the Stock Purchase Agreement, (p) the acquisition by PCESI of the real estate in Ventura, California, previously leased to PCESI by Plymouth Investment Partnership in return for the forgiveness by PCESI of its loan to Plymouth Investment Partnership of approximately $200,000, and (q) the continuation by PCESI of its existing long-term advances associated with split-dollar life insurance plans for former PCESI employees Jeff Hyatt and Tom See in the aggregate amount of approximately $345,000.

         7.17 Distributions. PESCO may not, directly or indirectly, declare, make, or pay any Distributions, other than (a) Distributions wholly in the form of capital stock and (b) advances, investments, and loans otherwise permitted by this Agreement.

         7.18 Issuance of Securities. Neither PESCO Subsidiary nor any of the Companies, directly or indirectly, may issue, sell, or otherwise dispose of any of its shares of capital stock or other investment securities of any class, any securities convertible into or exchangeable for any such shares, or any carrying Rights, warrants, options, or other Rights to subscribe for or purchase such shares, other than capital stock of any Company issued to its corporate parent and subject to Lender Liens and no other Liens except Permitted Liens.

         7.19 Transactions with Affiliates. Except as provided in SCHEDULE 7.19, neither PESCO nor any of its consolidated Subsidiaries may, directly or indirectly, enter into any material transaction (including, but not limited to, the sale or exchange of property or the rendering of service but not including a capital contribution to a Subsidiary otherwise permitted hereunder) with any Affiliate, other than in the ordinary course of business and upon fair and reasonable terms not materially less favorable than such entity could obtain or could become entitled to in an arm's-length transaction with a Person which was not an Affiliate.

         7.20 Sale of Assets. Neither PESCO nor any of its consolidated Subsidiaries may, directly or indirectly sell, lease, or otherwise dispose of all or any substantial part of its assets other than (a) sales or leases by a Material Obligor to another Material Obligor, (b) sales of inventory in the ordinary course of business, (c) sales or leases of equipment and other assets to any other Companies, Joint Ventures, or third parties, in each case for a fair and adequate consideration (provided that if any equipment is sold, and a replacement is necessary for the proper operation of the seller's business, the seller will replace the sold equipment with adequate equipment), and (d) sales or leases disclosed on SCHEDULE 7.20.

         7.21 Compliance with Laws and Documents. Neither PESCO nor any of its consolidated Subsidiaries may, directly or indirectly, violate the provisions of any Laws (including, without limitation, Environmental Laws), its charter or bylaws, or any Material Agreement of any such entity if such violation alone, or when aggregated with all other such violations, would be reasonably likely to cause a Material Adverse Effect.

         7.22 New Businesses. Neither PESCO nor any of its consolidated Subsidiaries may, directly or indirectly, engage in any business other than the businesses in which it is presently engaged or businesses related thereto.

         7.23 Assignment. Neither PESCO nor any of its consolidated Subsidiaries may, directly or indirectly, assign or transfer any of its Rights, duties, or obligations under any of the Loan Papers.

         7.24 Fiscal Year and Accounting Methods. Subject to SECTION 10.1, neither PESCO nor any of its consolidated Subsidiaries may change its fiscal year or method of accounting (other than immaterial changes in methods) unless required to do so by Law.

         7.25 Minimum Net Worth. During any fiscal year, PESCO's consolidated shareholders' equity may not be less than the sum of (a) $116,593,000, (b) 50% of PESCO's consolidated net income for each of the fiscal years subsequent to 1994, and (c) 50% of the proceeds of any issuances of securities by PESCO.

         7.26 Inventory. PESCO's consolidated inventory for sale and consumption (inventory, less shrinkage and obsolescence as reflected on PESCO's consolidated balance sheet) available for sale may never exceed 35% of its consolidated current assets.

         7.27 Consolidated Working Capital. PESCO's consolidated current assets (less prepaid expenses, other than insurance) shall exceed its consolidated current liabilities by at least $10,000,000.

Consolidated current liabilities shall include the Principal Debt other than
(a) 95% of the LC Exposure supporting bid, performance, and retention bonds,
(b) LC Exposure supporting other current liabilities already included in the calculation of consolidated working capital, and (c) the fair value of services to be performed during the applicable period to which portions of ENSERCH's $4,000,000 cash advance are subject to credit as described in the Contingent Support Agreement.

         7.28 Borrowing Deficiency. To preclude any occurrence of a Borrowing Deficiency, Borrower shall manage the consolidated receivables of the Material Obligors, the proceeds thereof, and the amount of Principal Debt by periodically reducing outstanding Principal Debt with proceeds of receivables, or replacing receivables that are paid or otherwise become ineligible for inclusion in calculating the Borrowing Base with other receivables that are eligible for inclusion in calculating the Borrowing Base.

         7.29    Subsidiaries.

                 a. If PESCO or its consolidated Subsidiaries are permitted by Agent and Determining Lenders under SECTIONS 7.15 or 7.16 to form or acquire new consolidated Subsidiaries, PESCO and Borrower shall cause (i) each such Subsidiary not subject to SECTION 5.14 to execute and deliver to Agent a guaranty, security agreement and financing statements (as described in Section 4), and (ii) the parent corporation of such new consolidated Subsidiary to grant Lender Liens on and to deliver to Agent on behalf of Lenders 100% of the parent corporation's interest (or 66% if such new consolidated Subsidiary is subject to SECTION 5.14) in the capital stock of such new consolidated Subsidiary, together with stock powers executed in form satisfactory to Agent.

                 b. Each consolidated Subsidiary of PESCO which is subject to SECTION 5.14 shall remain subject thereto.

SECTION 8. DEFAULT. "DEFAULT" means the occurrence of one or more of the following events (including the passage of time, if any, specified therefor):

         8.1 Payment of Obligation. The failure or refusal of Borrower to pay any portion of the Obligation, as the same becomes due in accordance with the terms of the Loan Papers, and such failure or refusal continues for a period of three days after the due date of an interest payment (with no grace period for failure or refusal to make a principal payment).

         8.2     Covenants.

                 a. The failure or refusal of PESCO or any of its consolidated Subsidiaries to punctually and properly perform, observe, and comply with any covenant, agreement, or condition contained in SECTIONS 7.1 and 7.10 through 7.24.

                 b. The failure or refusal of PESCO or any of its consolidated Subsidiaries to punctually and properly perform, observe, and comply with any covenant, agreement, or condition contained in SECTIONS 7.25 through 7.29, and such failure or refusal continues for a period of 30 days after PESCO or any of its consolidated Subsidiaries has notice thereof.

                 c. The failure or refusal of PESCO or any of its consolidated Subsidiaries to punctually and properly perform, observe, and comply with any covenant, agreement, or condition contained in any of the Loan Papers, other than covenants to pay the Obligation and the covenants listed in clauses (a) and (b) preceding, and such failure or refusal continues for a period of ten days after PESCO or any of its consolidated Subsidiaries has notice thereof.

         8.3 Debtor Relief. (a) Any Material Obligor is not Solvent, (b) PESCO and its consolidated Subsidiaries are not Solvent on a consolidated basis, or (c) PESCO or any of its consolidated Subsidiaries (other than Pool Alaska, Inc.) (i) fails to pay its debts generally as they become due, (ii) voluntarily seeks, consents to, or acquiesces in the benefit or benefits of any Debtor Relief Law, or (iii) becomes a party to (or be made the subject of) any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, that could suspend or otherwise adversely affect the Rights of Agent or any Lender granted in the Loan Papers (unless, in the event such proceeding is involuntary, the petition instituting same is dismissed within 60 days after its filing).

         8.4 Attachment. The failure of any Material Obligor or (where such failure would, individually or in the aggregate, be reasonably likely to cause a Material Adverse Effect) any other Company (other than Pool Alaska, Inc.) to have discharged within a period of 30 days after the commencement any attachment, sequestration, or similar proceeding against its assets having a value (individually or in the aggregate) of $250,000 or more.

         8.5 Payment of Judgments. Any Material Obligor or (where such failure would, individually or in the aggregate, be reasonably likely to cause a Material Adverse Effect) any other Company (other than Pool Alaska, Inc.) fails to pay any judgment or order for the payment of money in excess of $250,000 rendered against it or any of its assets and either (a) any enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (b) a stay of enforcement of such judgment or order, by reason of pending appeal or otherwise, shall not be in effect for any period of ten or more consecutive days.

         8.6     Default on Other Debt or Security.

                 a. Any Material Obligor or (where such failure would, individually or in the aggregate, be reasonably likely to cause a Material Adverse Effect) any other Company (other than Pool Alaska, Inc.) fails or refuses to make any payment due on any Debt or security or any event shall occur or any condition shall exist in respect of any of its Debt or securities or under any agreement securing or relating to such Debt or securities, the effect of which is (i) to cause any holder of such Debt or securities or a trustee to cause any of such Debt or securities to become due prior to the stated maturity or prior to the regularly scheduled dates of payment, or (ii) to permit a trustee or the holder of any securities (other than common stock) to elect (whether or not such trustee or holder does elect) a majority of the directors on the board of directors of such entity. "Security" has the meaning given such term in the Securities Act of 1933, as amended.

                 b. ENSERCH pays amounts under its Pool Arabia Guaranty as described in Section 9(a) of the Contingent Support Agreement.

                 c. Borrower fails to pay when due its obligations arising under the sublease dated as of March 15, 1983, between Borrower and Sanan Leasing Corp., and such failure continues for ten days.

                 d. A "Default" as defined in the Term Loan Agreement or the ISDL Agreement.

         8.7 Material Agreements. The occurrence and continuance of a default under any Material Agreement of any Material Obligor or (where such default would, individually or in the aggregate, be reasonably likely to cause a Material Adverse Effect) any other Company (other than Pool Alaska, Inc.).

         8.8 ENSERCH Agreements. Either (a) an event of default is declared by ENSERCH under the Contingent Support Agreement or (b) the exercise of rights or remedies, including, without limitation, rights of acceleration payments, by ENSERCH under the Continent Support Agreement or any note or security agreement executed in connection therewith.

         8.9 Material Adverse Effect. Agent or any Lender discovers (i) any event or circumstance that would, individually or in the aggregate with all other events or circumstances, be reasonably likely to cause a Material Adverse Effect, (ii) any other information that the prospect of payment or performance of the Obligation is materially impaired, or (iii) that the value of the Collateral has or will be materially decreased and the situation giving rise thereto is not corrected to Agent or Determining Lenders' satisfaction within 20 days after Agent gives notice to Borrower.

         8.10 Misrepresentation. Agent or any Lender discovers that any material statement, representation, or warranty in the Loan Papers or in any Financial Statement of PESCO or any of its consolidated Subsidiaries or any writing delivered to Agent or any Lender pursuant to the Loan Papers is false, misleading, or erroneous when made or delivered in any material respect.

SECTION 9.       CERTAIN RIGHTS AND REMEDIES.

         9.1 Remedies Upon Default. Upon the occurrence and continuance of a Default, Agent may (with the consent of, and must, upon the request of Determining Lenders) do any one or more of the following: (a) Declare all or part of the unpaid balance of the Obligation then or thereafter outstanding immediately due and payable, whereupon it shall be due and payable (provided that, upon the occurrence of a Default under SECTION 8.3, the entire Obligation shall automatically become due and payable without notice or other action of any kind whatsoever); (b) terminate the commitments of Lenders to extend credit under this Agreement; (c) reduce any claim to judgment; (d) in order to continue to secure the full and complete payment and performance of the Obligation arising in connection with the LC Exposure, do one or both of the following: (i) segregate such Collateral or accounts and other property described in clause (e) following as Agent may in its sole discretion select, and (ii) retain and deposit into the cash collateral account described in
SECTION 4.3 any proceeds received by Agent from the foreclosure of Collateral, exercise of Rights of offset or banker's Lien, or exercise of other Rights; (e) exercise (or request each Lender to, and each Lender is entitled to exercise) the Rights of offset or banker's Lien against the interest of each Obligor in and to every account and other property of such entities which are in the possession of Agent or any Lender to the extent of the full amount of the Obligation (each Company being deemed directly obligated to Agent and each Lender in the full amount of the Obligation for such purposes); (f) foreclose any or all Lender Liens or otherwise realize upon any and all of the Rights Agent or Lenders may have in and to the Collateral; and (g) exercise any and all other legal or equitable Rights afforded by the Loan Papers, the Laws of the State of Texas or any other jurisdiction as Agent or Lenders shall deem appropriate, or otherwise, including, but not limited to, the Right to bring suit or other proceedings before any Tribunal either for specific performance of any covenant or condition contained in any of the Loan Papers or in aid of the exercise of any Right granted to Agent or Lenders in any of the Loan Papers.

         9.2 WAIVERS BY BORROWER AND OTHERS. BORROWER AND EACH SURETY, ENDORSER, GUARANTOR, AND OTHER PARTY EVER LIABLE FOR PAYMENT OF ANY OF THE OBLIGATION JOINTLY AND SEVERALLY WAIVE PRESENTMENT AND DEMAND FOR PAYMENT, PROTEST, NOTICE OF INTENTION TO ACCELERATE, NOTICE OF ACCELERATION, AND NOTICE OF PROTEST AND NONPAYMENT, AND AGREE THAT THEIR LIABILITY WITH RESPECT TO THE OBLIGATION, OR ANY PART THEREOF, SHALL NOT BE AFFECTED BY ANY RENEWAL OR EXTENSION IN THE TIME OF PAYMENT OF THE OBLIGATION, BY ANY INDULGENCE, OR BY ANY RELEASE OR CHANGE IN ANY SECURITY FOR THE PAYMENT OF THE OBLIGATION, AND HEREBY CONSENT TO ANY AND ALL RENEWALS, EXTENSIONS, INDULGENCES, RELEASES, OR CHANGES, REGARDLESS OF THE NUMBER THEREOF.

         9.3 Performance by Agent. If any covenant, duty, or agreement of PESCO or any of its consolidated Subsidiaries is not performed in accordance with the terms of the Loan Papers, Agent may, at its option (but subject to the approval of the Determining Lenders), perform, or attempt to perform, such covenant, duty, or agreement on behalf of such entity. Any amount reasonably expended by Agent in such performance or attempted performance shall be payable by Borrower to Agent on demand, shall become part of the Obligation, and shall bear interest at the Default Rate from the date of such expenditure by Agent until paid. Notwithstanding the foregoing, it is expressly understood that Agent does not assume and shall never have, except by its express written consent, any liability or responsibility for the performance of such covenant, duty, or agreement.

         9.4 Delegation of Duties and Rights. Agent and Lenders may exercise any of their respective duties or exercise any of their respective Rights under the Loan Papers by or through their respective officers, directors, employees, attorneys, agents, or other representatives.

         9.5 Not in Control. None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Agent or Lenders the Right or power to exercise control over the affairs or management of PESCO or any of its consolidated Subsidiaries, the power of Agent and Lenders being limited to the Right to exercise the remedies provided in this SECTION 9.
Agent and Lenders have no fiduciary obligation toward PESCO or any of its consolidated Subsidiaries with respect to any Loan Paper and transactions contemplated thereby. The relationship pursuant to the Loan Papers between PESCO and its consolidated Subsidiaries, and Agent and Lenders, is and shall be that of debtor and creditor, respectively, and no partnership or joint venture is created by any Loan Paper.

         9.6 Waivers by Agent and Lenders. The acceptance by Agent or any Lender at any time and from time to time of partial payment on the Obligation shall not be deemed to be a waiver of any Default then existing. No waiver by Agent or any Lender of any Default shall be deemed to be a waiver of any other then-existing or subsequent Default. No delay or omission by Agent or any Lender in exercising any Right under the Loan Papers shall impair such Right or be construed as a waiver or acquiescence, nor shall any single or partial exercise of any such Right preclude other or further exercise thereof, or the exercise of such or any other Right.

         9.7 Cumulative Rights. All Rights available to Agent, Determining Lenders and Lenders under the Loan Papers are cumulative of and in addition to all other Rights granted to Agent, Determining Lenders and Lenders at law or in equity, whether or not the Obligation is due and payable and whether or not Agent, Determining Lenders, or Lenders have instituted any suit for collection or other action in connection with the Loan Papers.

         9.8 Expenditures by Lenders. All court costs, reasonable attorneys' fees, other costs of collection, and other out-of-pocket sums spent by Agent or any Lender pursuant to the exercise of any Right (including, without limitation, any effort to collect or enforce any Note) provided herein shall be payable to Agent or such Lender on demand, shall become part of the Obligation, and shall bear interest at the Default Rate from the date spent until the date repaid by Borrower.

         9.9 Diminution in Value of Collateral. Neither Agent nor any Lender shall have any liability or responsibility whatsoever for any diminution in or loss of value of any Collateral.

         9.10 INDEMNIFICATION. PESCO AND EACH OF ITS CONSOLIDATED SUBSIDIARIES SHALL INDEMNIFY AGENT AND LENDERS AND HOLD AGENT AND LENDERS HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, CLAIMS, COSTS, EXPENSES, AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST AGENT OR ANY LENDER, IN ANY WAY RELATING TO OR ARISING OUT OF THE LOAN PAPERS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN (INCLUDING, WITHOUT LIMITATION, ANY OF THE FOREGOING IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST AGENT OR ANY LENDER BY VIRTUE OF OWNERSHIP OR OPERATION OF ANY COLLATERAL), TO THE EXTENT THAT ANY SUCH INDEMNIFIED LIABILITIES RESULT, DIRECTLY OR INDIRECTLY, FROM ANY CLAIMS MADE OR ACTIONS, SUITS, OR PROCEEDINGS COMMENCED BY OR ON BEHALF OF ANY PERSON OTHER THAN AGENT AND ANY LENDER; PROVIDED THAT AGENT OR ANY LENDER SHALL NOT HAVE THE RIGHT TO BE INDEMNIFIED HEREUNDER FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. THE FOREGOING AGREEMENT CONSTITUTES A PART OF THE OBLIGATION, AND SHALL SURVIVE THE EXERCISE OF ANY RIGHTS OF AGENT OR ANY LENDER WITH RESPECT TO ALL OR ANY PART OF THE COLLATERAL.

SECTION 10.      CERTAIN DEFINITIONS AND TERMS.

         10.1 Accounting Terms; Changes in GAAP. As used herein, "GAAP" means generally accepted accounting principles, applied on a consistent basis,
(a) as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants ("AICPA") and in statements of the Financial Accounting Standards Board which are applicable in the circumstances as of the date in question, and (b) where not inconsistent with such opinions and statements, as set forth in other AICPA publications and guidelines or which otherwise arise by custom for the particular industry; and the requisite that such principles be applied on a consistent basis means that the accounting principles in a current period are comparable in all material respects to those applied in a preceding period. All accounting and financial terms used in any of the Loan Papers and the compliance with each covenant contained in the Loan Papers which relates to financial matters shall be determined in accordance with GAAP, except to the extent that a deviation is expressly stated in such Loan Papers. If a change in GAAP requires a change in any method of accounting or if any voluntary change in the accounting methods be permitted pursuant to SECTION 7, then such change shall not result in a Default if, at the time of such change, such Default had not occurred and was not then continuing, based upon the former methods of accounting used by or on behalf of PESCO and its consolidated Subsidiaries; provided that, after any such change in accounting methods, only the next set of Financial Statements required to be delivered to Agent shall be prepared in comparative form, in compliance with the former methods of accounting used prior to such change, as well as with the new method or methods of accounting.

         10.2 Number and Gender of Words. Whenever in any Loan Paper the singular number is used, the same shall include the plural where appropriate, and vice versa.

         10.3 Other Definitions. The following terms have the meanings indicated:

         ADVANCE means any amount disbursed (a) by one or more Lenders to or on behalf of Borrower under the Loan Papers, either as an original disbursement of funds, the continuation of an amount outstanding, or payment under an LC or (b) by any Lender in accordance with, and to satisfy the obligations of any Company under, any Loan Paper.

         AFFILIATE means any Person who (a) would be an "affiliate" of PESCO or any of its consolidated Subsidiaries within the meaning of the regulations promulgated under the Securities Act of 1933, as such regulations and act are amended and in effect on the date in question, if such Person were subject to such act and regulations, or (b) who is a director or officer of PESCO or any of its Subsidiaries.

         AGENT means NationsBank of Texas, N.A., a U.S. national banking association, and its successor or successors as agent for Lenders under this Agreement.

         AGREEMENT means this Restated Revolving Credit Agreement, including the Schedules and Exhibits attached hereto, and any and all future renewals and extensions or restatements of, or amendments or supplements to, all or any part of the foregoing.

         BIG 10 means Big 10 Fishing Tool Company, Inc., a California corporation and a wholly-owned subsidiary of PCESI.

         BORROWER is defined in this Agreement's introductory paragraph.

         BORROWING BASE has the meaning set forth in SECTION 1.2.

         BORROWING-BASE REPORT means a report substantially in the form of EXHIBIT C-2, executed by the president, chief financial officer, or treasurer of Borrower.

         BORROWING DEFICIENCY means, at any time, an excess of (a) the total Principal Debt over (b) the lesser of either the total Commitments or the Borrowing Base.

         BUSINESS DAY means any day on which Agent is open for banking business in Texas.

         CAPITAL EXPENDITURES means expenditures for the acquisition, construction, improvement, or replacement of land, buildings, equipment, or other fixed or capital assets or leaseholds (including, without limitation, expenditures for the acquisition of interests in any Affiliate or any Person which, as a result of such acquisition, becomes an Affiliate) excluding, however, (i) expenditures financed by Project Financing, (ii) expenditures to the extent made with PESCO stock, and (iii) expenditures for working capital (cash accounts receivable, less accounts payable and current liabilities) obtained as part of an acquisition, but only if no restrictions exist on the transfer of Distributions or advances from such acquired Affiliate to Borrower.

         CHARGE-OFFS means accounts receivable which have been written off because they have been determined uncollectible (other than adjustments in the ordinary course of business) for reasons unrelated to the credit worthiness of the obligors thereon.

         CLOSING DATE means the date -- which must be a Business Day not later than 30 days after the date on which all parties have executed this Agreement -- on which Borrower, Agent, and Lenders agree that the conversions, renewals, and extensions under SECTION 1.1(A) occur.

         COLLATERAL has the meaning set forth in SECTION 4.2.

         COMMITMENT means, for any Lender and at any time, the amount -- which is subject to reduction and termination in accordance with this Agreement -- stated beside that Lender's name on the attached SCHEDULE 1(A), as most recently amended in accordance with this Agreement.

         COMMITMENT PERCENTAGE means, for any Lender and at any time, the proportion -- stated as a percentage -- that its Commitment bears to the total Commitments.

         COMPANIES means Borrower and its consolidated Subsidiaries.

         CONTINGENT SUPPORT AGREEMENT means the Contingent Support Agreement dated April 7, 1990, between PESCO and ENSERCH, as renewed, extended, amended, and supplemented from time to time, subject to Paragraph 5(h) of the Security Agreement.

         CURRENT FINANCIALS means PESCO's Financial Statements included in the SEC Report on Form 10-K for the year ended December 31, 1994, and Form 10-Q for the quarter ended September 30, 1995.

         DEBT of any Person includes all obligations (contingent or otherwise) for borrowed money or for the purchase of assets which, in accordance with GAAP, should be classified upon such Person's balance sheet as liabilities, but in any event including liabilities secured by any Lien existing on property owned or acquired by such Person or a Subsidiary thereof (whether or not the liability secured thereby shall have been assumed), obligations which have been or under GAAP should be capitalized for financial reporting purposes, and all guaranties, endorsements, and other contingent obligations with respect to Debt of others, including, but not limited to, any obligations to acquire any of such Debt, to purchase, sell, or furnish property or services primarily for the purpose of enabling such other Person to make payment of any of such Debt, or to otherwise assure the owner of any of such Debt against loss with respect thereto, and any obligations of PESCO or any of its consolidated Subsidiaries arising in connection with such entity's unconsolidated Subsidiaries or joint venture or partnership interests.

         DEBTOR RELIEF LAWS means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief Laws from time to time in effect affecting the Rights of creditors generally.

         DEFAULT is defined in SECTION 8.

         DEFAULT RATE means an annual interest rate equal to the lesser of either (a) the sum of the Designated Rate plus 4% or (b) the Highest Lawful Rate.

         DESIGNATED RATE means either the Floating Rate or a LIBOR Rate as designated by Borrower pursuant to SECTION 1.3, 2.14, OR 2.15.

         DETERMINING LENDERS means, at any time, any combination of Lenders holding at least 66.7% of the total Commitments and 66.7% of the total Principal Debt.

         DISTRIBUTION by any Person means (a) the retirement, redemption, purchase, or other acquisition for value of any capital stock or other equity securities issued by such Person, (b) the declaration or payment of any dividend on or with respect to any such securities, (c) any loan or advance by such Person to, or other investment by such Person in, the holder of any of such securities, and (d) any other payment (other than salaries of employees or advances made in the ordinary course of business to employees for travel and other expenses incurred in the ordinary course of business) by such Person with respect to such securities.

         ENSERCH means ENSERCH Corporation, a Texas corporation.

         ENVIRONMENTAL LAW means each Law that relates (a) to the condition of air, water, land, or other parts of the environment or (b) to the release, discharge, emission, removal, remediation, clean-up, generation, production, manufacturing, processing, distribution, use, treatment, storage, disposal, transportation, or other handling or control of pollutants, contaminants, wastes, or toxic or other Hazardous Substances.

         ERISA means the Employee Retirement Income Security Act of 1974, as amended, and the regulations, promulgations, and rulings issued thereunder.

         EXHIBIT means an exhibit attached to this Agreement unless otherwise specified.

         EXISTING CREDIT AGREEMENT is defined in this Agreement's recitals.

         FEDERAL FUNDS RATE means, for any day, the annual rate (rounded upwards, if necessary, to the nearest 0.01%) determined (which determination is conclusive and binding, absent manifest error) by Agent to be equal to the weighted average of the rates on overnight federal funds transactions with member banks of the Federal Reserve System arranged by federal funds brokers on that day, as published by the Federal Reserve Bank of New York on the next Business Day, or, if those rates are not published for any day, the average of the quotations at approximately 10:00 a.m. received by Agent from three federal funds brokers of recognized standing selected by Agent in its sole discretion.

         FINANCIAL REPORT CERTIFICATE means a certificate, executed by the president, chief financial officer, or controller of Borrower, substantially in the form of EXHIBIT C-1 but containing such other certifications, statements, calculations, explanations, and conclusions as any Lender may reasonably request with respect to compliance with any or all of the covenants and conditions contained in the Loan Papers.

         FINANCIAL STATEMENTS includes, but is not limited to, balance sheets, profit and loss statements, reconciliations of capital and surplus, and statements of cash flows (i) prepared in comparative form with respect to the corresponding period of the preceding fiscal year, all of the foregoing prepared in accordance with GAAP, or (ii) included in any SEC Report.

         FLOATING RATE means an annual rate equal to the sum of (a) 0.25%, plus the Prime Rate.

         FUNDING LOSS, means, all reasonable costs and reasonable losses incurred by Lender when (i) Borrower fails or refuses (for any reason other than such Lender's failure to comply with this Agreement) to borrow on the date designated by Borrower in its Request for Advance or LC with respect to an Advance which is to bear interest at a LIBOR Rate, or (ii) Borrower prepays or converts all or any portion of the Principal Debt bearing interest at a LIBOR Rate on a day other than the last day of an Interest Period for such portion.

         GAAP is defined in SECTION 10.1.

         GPC means Golden Pacific Corp., a California corporation.

         GPC ACQUISITION means the acquisition by the Borrower of 100% of the stock of GPC.

         GUARANTY means collectively (as renewed, extended, amended and replaced) (a) the Guaranty Agreement dated as of April 25, 1990; (b) the amendment contained in the Existing Credit Agreement; (c) the Guaranty Agreement dated as of April 21, 1995; (d) the Guaranty Agreement dated as of June 13, 1995; and (e) the Guaranty Agreement dated as of July 13, 1995, each of which was executed and delivered under this Agreement by, among others, all Obligors (other than Borrower).

         HAZARDOUS SUBSTANCE means (a) any substance that now or hereafter constitutes a hazardous substance within the meaning of 42 U.S.C. Section 9601(14), as amended, or (b) any other substance identified as a hazardous or toxic waste, pollutant, contaminant, or substance under any other Environmental Law.

         HIGHEST LAWFUL RATE means, with respect to each Lender, the maximum rate of interest (or, if the context so requires, an amount calculated at such rate) which such Lender is allowed to contract for, charge, take, reserve, or receive under applicable federal or state (whichever is higher) Law from time to time in effect after taking into account, to the extent required by applicable federal or state (whichever is higher) Law from time to time in effect, any and all relevant payments or charges under the Loan Papers.

         INTERCREDITOR AGREEMENT means the Restated Intercreditor Agreement dated as of November 30, 1995 by NationsBank of Texas, N.A., and consented and agreed to by National Bank of Canada, National Bank of Alaska and Borrower.

         INTEREST PERIOD is defined in SECTION 2.14.

         IRC means the Internal Revenue Code of 1986, as amended, and the regulations, promulgations, and rulings issued thereunder.

         ISDL AGREEMENT is defined in the preamble to this Agreement.

         ISSUING LENDER means, for any LC, the Lender that issues it under this Agreement.

         JOINT VENTURE means any Person in which less than a majority interest is owned or controlled by PESCO or any of its consolidated Subsidiaries.

         JV PLEDGE AGREEMENT is defined in SECTION 1.2(E).

         LAWS means all applicable statutes, laws, ordinances, regulations, orders, writs, injunctions, or decrees of any state, commonwealth, province, nation, territory, possession, county, township, parish, municipality, or Tribunal.

         LC means a standby letter of credit issued by Agent under this Agreement for the account of one or more Companies.

         LC AGREEMENT means, for an Issuing Lender, the standby letter of credit application and agreement then in general use by Issuing Lender for its customers, which for Agent is, on the date of this Agreement, its Form No. 00-04- 0823 (10/93).

         LC EXPOSURE means the aggregate face amount of all undrawn and uncancelled LCs issued under this Agreement.

         LENDER LIENS means Liens in favor of Agent for the benefit of Lenders securing all or any of the Obligation, including, but not limited to, Rights in any Collateral created in favor of Lenders whether by mortgage, pledge, hypothecation, assignment, transfer, or other granting or creation of Liens.

         LENDERS means the financial institutions named on the attached
SCHEDULE 1(A) or on the most recently amended SCHEDULE 1(A), if any, delivered by Agent under this Agreement, and, subject to this Agreement, their respective successors and assigns (but not any Participant who is not otherwise a party to this Agreement).

         LIBOR means the quotient obtained by dividing (i) the rate that deposits in United States dollars are offered by Agent to other major banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days before the commencement of the relevant Interest Period in an amount comparable to the principal amount of the Advance then outstanding and having a maturity approximately equal to such Interest Period; by (ii) one minus the Reserve Percentage (expressed as a decimal) applicable to such Interest Period.

         LIBOR RATE means an annual interest rate (rounded upward, if necessary, to the nearest 0.01%) equal to the sum of 2.625% plus LIBOR .

         LIEN means any lien, mortgage, security interest, pledge, charge, or encumbrance of any kind, including, without limitation, the Rights of a vendor, lessor, or similar party under any conditional sales agreement (or other title retention agreement or lease substantially equivalent thereto), other than those under which PESCO or one of its consolidated

Subsidiaries is the vendor or lessor, any production payment, and any other Right of or arrangement with any creditor to have his claim satisfied out of any property or assets of PESCO or any of its consolidated Subsidiaries, or the proceeds therefrom, prior to the general creditors of the owner thereof.

         LIQUIDATING COMPANIES means Pool Horizontal Drilling Services Co., Westex Production Service, Inc. and The International Air Drilling Company.

         LITIGATION means any proceeding, claim, lawsuit, or investigation (a) conducted by or before any Tribunal, or (b) pending before any public or private arbitration board or panel.

         LOAN PAPERS means (a) this Agreement, certificates delivered pursuant to this Agreement, and Schedules, (b) any and all notes, mortgages, deeds of trust, security agreements, guaranties, assignments, and other agreements in favor of Agent or Lenders (or Agent on behalf of Lenders) or between any Lender and PESCO or any of its consolidated Subsidiaries ever delivered pursuant to this Agreement, the Existing Credit Agreement, or the Original Credit Agreement, as any of the same may hereafter be amended, supplemented, or restated, and (c) any and all future renewals and extensions or restatements of, or amendments or supplements to, all or any part of the foregoing, provided that "Loan Papers" shall not include term sheets, commitment letters, correspondence, and similar documents used in the negotiation of this Agreement except to the extent the same are specifically referred to in SECTION 5.15.

         MATERIAL ADVERSE EFFECT means any material and adverse effect on (a) the assets, liabilities, financial condition, business, or operations of any Material Obligor, individually, or of PESCO and its consolidated Subsidiaries, collectively, or (b) the ability of the Material Obligors, individually, or of PESCO and its consolidated Subsidiaries, collectively, to carry out their businesses in effect on the date hereof or as proposed on such date or to satisfy their payment and performance obligations under any Loan Paper on a timely basis.

         MATERIAL AGREEMENT of any Person means any material written or oral agreement, contract, commitment, or understanding to which such Person is a party, by which such Person is directly or indirectly bound, or to which any assets of such Person may be subject, which is not cancelable by such Person upon 60 days or less notice without liability for further payment other than nominal penalty.

         MATERIAL OBLIGORS means PESCO, PESCO Subsidiary, Borrower, Pool Alaska, Pool Texas, Pool Company (Houston) Inc., Associated Petroleum Services, Inc., Pool Production Services, Inc., PCESI and Big 10.

         MOODY'S means Moody's Investors Service, Inc.

         NATIONSBANK is defined in this Agreement's recitals.

         NBA is defined in this Agreement's recitals.

         NOTES means the promissory notes, each substantially in the form of EXHIBIT A.

         OBLIGATION means all present and future indebtedness, obligations, and liabilities, and all renewals and extensions thereof, or any part thereof, now or hereafter owed to Agent or any Lender by any Company, arising from, by virtue of, or pursuant to any Loan Paper, including but not limited to the LC Exposure, together with all interest accruing thereon and costs, expenses, and attorneys' fees incurred in the enforcement or collection thereof, whether such indebtedness, obligations, and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several.

         OBLIGORS means PESCO, PESCO Subsidiary, Borrower, and Borrower's present and future consolidated Subsidiaries which are incorporated within the United States of America.

         OFFICERS CERTIFICATE means a certificate substantially in the form of EXHIBIT H.

         OILTOOLS OPERATIONS means, collectively, (1) all of the capital stock of Associated Oiltools, Inc., a Texas corporation, (2) all of the capital stock of Oiltools Offshore Services Limited, a United Kingdom corporation, and (3) certain other assets covered by the Sale and Purchase Agreement dated as of September 19, 1990 between Borrower and Antah Risjad, Ltd.

         ORIGINAL CREDIT AGREEMENT is defined in this Agreement's recitals.

         PAA ACQUISITION means an acquisition by Pool Alaska, Inc., of all of the partnership interest in Pool Arctic Alaska owned by Arctic Alaska Drilling Company, Inc.

         PARTICIPANT is defined in SECTION 12.14(B).

         PAYMENT AGREEMENT means the Agreement Regarding Deferred Payment of Purchase Price dated June 13, 1995, among the Sellers and Borrower.

         PBGC means the Pension Benefit Guaranty Corporation, or any successor, established pursuant to ERISA.

         PCESI means Pool California Energy Services, Inc., a California corporation, formerly named California Production Service, Inc. and a wholly-owned Subsidiary of Borrower.

         PERMITTED LIENS means (a) the Lender Liens, (b) Liens in favor of ENSERCH on the capital stock of Pool International, Inc., which are superior to the Lender Liens thereon, (c) Liens in favor of PESCO or any of its consolidated Subsidiaries if such Lien is a second Lien subordinated to Lender Liens in a manner satisfactory to Lenders in its sole discretion, (d) the Liens described in SCHEDULE 5.11 and renewals thereof (provided that upon any such renewal, such Liens shall not secure any additional Debt), (e) involuntary Liens on assets of Companies which are not Obligors if such Liens or the enforcement thereof would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect, (f) pledges or deposits made to secure payment of workers' compensation, or to participate in any fund in connection with workers' compensation, unemployment insurance, pensions, or other social security programs, (g) good-faith pledges or deposits made to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money), or leases, or to secure statutory obligations, surety or appeal bonds, or indemnity, performance, or other similar bonds in each case in the ordinary course of business, (h) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, none of which, in respect of any Material Obligor or (where the same would, individually or in the aggregate, be reasonably likely to cause a Material Adverse Effect) any other Company, materially impair the use of such real property by the Person in question in the operation of its business, and none of which is violated by existing or proposed structures or land use, (i) Liens securing any purchase money obligation if such obligation is permitted Debt hereunder and if such Liens do not encumber any Property other than the Property for which such purchase money obligation was incurred, (j) rights resulting from joint venture or lease arrangements whereby a Person other than PESCO or any of its consolidated Subsidiaries has rights to receive a portion of cash flows generated by PESCO or any of its consolidated Subsidiaries reasonably proportionate to such joint venturer's or lessor's interest, (k) the following to the extent no Lien has been filed in any jurisdiction or agreed to: Liens for Taxes not yet due and payable; mechanic's Liens and materialman's Liens for services or materials for which payment is not yet due; and landlord's Liens for rental not yet due and payable and which, to the extent the same encumbers any of the Collateral, is subordinate to the Lender Liens, (l) the following, if the validity or amount thereof is being contested in good faith and by appropriate and lawful proceedings and so long as levy and execution thereon have been stayed and continue to be stayed, and they do not in the aggregate materially detract from the value of the property of the Person in question, or materially impair the use thereof in the operation of its business: Claims and Liens for Taxes due and payable; claims and Liens upon, and defects of title to, real or personal property (other than any of the Collateral), including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits; claims and Liens of mechanics, materialmen, warehousemen, carriers, landlords, operators and non-operators arising by virtue of operating or joint operating agreements, or other like Liens; and adverse judgments on appeal, (m) Liens pre-approved in writing by Determining Lenders, (n) Liens securing the "Obligation" as defined in the Term Loan Agreement, (o) Liens in favor of the Sellers on the rigs and equipment described in the PCESI Nonrecourse Guaranty and Security Agreement attached as Exhibit D to the Payment Agreement and the real property described in the three PCESI Deeds of Trust attached as Exhibit E to the Payment Agreement, in each case securing Borrower's obligations under its 10% Subordinated Notes issued to the Sellers, (p) Liens on the real property of PCESI securing notes in respect of the deferred compensation obligations described in SECTION 7.11(N), (q) the installation from time to time of equipment such as engines, transmissions, handling tools, etc., on rigs subject to the Liens in favor of the Sellers described in clause (o) above, so long as the net diminution in value (if any) of the aggregate equipment of the Obligors subject to this Agreement's restriction on

Liens is not material in amount, (r) the Lien provided for in the Security Agreement between Pool Texas and Elder Well Service, Inc. dated August 15, 1994, and (s) Liens securing the "Obligation" as defined in the ISDL Agreement.

         PERSON means any individual, firm, corporation, association, partnership, joint venture, Tribunal, or other entity.

         PESCO means Pool Energy Services Co., a Texas corporation which is PESCO Subsidiary's parent.

         PESCO SUBSIDIARY means Pool Energy Holding, Inc., a Delaware corporation which is Borrower's parent.

         POOL ALASKA means Pool Alaska, Inc., a Texas corporation and a wholly-owned subsidiary of Borrower.

         POOL ALASKA INTERCREDITOR AGREEMENT is defined in SECTION 1.2(E).

         POOL ALASKA JOINT VENTURE is defined in SECTION 1.2(E).

         POOL TEXAS is defined in SECTION 7.11.

         POTENTIAL DEFAULT means the occurrence of any event which, with notice or lapse of time or both, would become a Default.

         PRIME RATE means the prime interest rate charged by Agent, as announced or published by Agent from time to time, and may not necessarily be the lowest interest rate charged by Agent.

         PRINCIPAL DEBT means, at any time, the sum of (a) the total unpaid principal balance of all Advances plus (b) the total LC Exposure.

         PROJECT FINANCING means any financing of an individual project with repayment of the financing from dedicated funds generated solely from that project and if such financing is pre-approved in writing by Determining Lenders.

         PROPERTY means any interest in any kind of property or asset, whether real, personal, tangible, intangible, or mixed.

         PRO RATA and PRO RATA PART means, when determined for any Lender, the proportion (stated as a percentage) that the Principal Debt owed to it bears to the total Principal Debt owed to all Lenders.

         PURCHASER is defined in SECTION 12.14(C).

         REQUEST FOR ADVANCE OR LC means a notice of advance substantially in the form of EXHIBIT B, to be executed by Borrower's chief financial officer or treasurer.

         RESERVE PERCENTAGE means the weighted average of the Reserve Requirements incurred by each Lender on its Pro Rata Part of the Principal Debt.

         RESERVE REQUIREMENT means the maximum aggregate reserve requirements (including all basic, supplemental, emergency, special, marginal and other reserves required by applicable Law) applicable to a member bank of the Federal Reserve System for eurocurrency fundings or liabilities.

         RIGHTS means rights, remedies, powers, privileges, and benefits.

         SCHEDULE means a schedule attached to this Agreement unless specified otherwise.

         S&P means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc.

         SEC REPORTS means reports filed with the Securities and Exchange Commission pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended, and rules and regulations promulgated thereunder, and all annual reports, proxy statements, and other proxy solicitation materials.

         SECTION means a section or subsection of this Agreement unless specified otherwise.

         SECURITY AGREEMENT means collectively (as renewed, extended, amended, and replaced) (a) the Security Agreement dated as of April 25, 1990; (b) the amendment contained in the Existing Credit Agreement; (c) the Amendment to Security Agreement dated as of April 21, 1995; (d) the Security Agreement dated as of June 13, 1995; and (e) the Security Agreement dated as of July 13, 1995, each of which was executed and delivered under this Agreement by, among others, NationsBank and all Obligors.

         SELLERS means the persons from whom Borrower acquired ownership of all of the issued and outstanding stock of GPC at the time of the closing under the Stock Purchase Agreement: Robert D. Hillman, Barbara A. Hillman, Richard H. Hillman, and Robert D. Hillman, Jr.

         SOLVENT means, with respect to any Person, that at the time of determination: (a) The fair value of its assets exceeds the total amount of its liabilities (including, without limitation, its contingent liabilities under the Loan Papers); (b) it is currently able, and expects in the future to be able, to pay its debts as they mature; and (c) it has capital sufficient to carry on its business as conducted and as proposed to be conducted. Contingent liabilities shall be computed at the amount which, in light of all existing facts and circumstances, represent the amount which can reasonably be expected to become an actual or matured liability.

         STOCK PURCHASE AGREEMENT means the Stock Purchase Agreement dated as of June 13, 1995, among the Sellers, GPC, Borrower, and PESCO.

         SUBORDINATION AGREEMENT means the Subordination Agreement dated as of June 13, 1995, among Borrower, the Sellers, the Lenders, and Agent.

         SUBSIDIARY means any Person of which an aggregate of more than 50% of the stock of any class or classes (or equivalent interests) is owned of record or beneficially, directly or indirectly, by another Person or any of its Subsidiaries, if the holders of the stock of such class or classes (or equivalent interests) (a) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or individuals performing similar functions) of such Person, even though the Right so to vote has been suspended by the happening of such a contingency, or (b) are entitled, as such holders, to vote for the election of a majority of the directors (or individuals performing similar functions) of such Person, whether or not the Right so to vote exists by reason of the happening of a contingency, but specifically excluding Associated Oiltools, Inc. (a Texas corporation), Oiltools Offshore Services Limited (a United Kingdom corporation), and any subsidiary companies of either of them.

         TAXES means all taxes, assessments, fees, levies, imposts, duties, deductions, withholdings, or other charges of any nature whatsoever from time to time or at any time imposed by any Law or Tribunal on PESCO or any of its consolidated Subsidiaries.

         TERM LOAN AGREEMENT means that certain Restated Term Loan Agreement (as renewed, extended, amended, and modified from time to time) dated as of November 30, 1995 among Pool Company, as Borrower, the Lenders named therein, and NationsBank of Texas, N.A., as Agent.

         TERMINATION DATE means 12:00 Noon on the earlier of either (a) April 7, 1997, or (b) the date Lender's Commitments are terminated in accordance with this Agreement.

         TRIBUNAL means any court or governmental department, commission, board, bureau, agency, or instrumentality of the U.S. or of any state, commonwealth, nation, territory, possession, county, parish, or municipality, whether now or hereafter constituted or existing.

         U.S. means the United States of America.

SECTION 11       AGREEMENT BETWEEN LENDERS.

         11.1    Agent.

                 a. Each Lender appoints Agent (and Agent accepts appointment) as its nominee and agent, in its name and on its behalf:
         (i) to act as its nominee and on its behalf in and under all Loan Papers; (ii) to arrange the means whereby its funds are to be made available to Borrower under the Loan Papers; (iii) to take any action that it properly requests under the Loan Papers (subject to the concurrence of other Lenders as may be required under the Loan Papers); (iv) to receive all documents and items to be furnished to it under the Loan Papers; (v) to be the secured party, mortgagee, beneficiary, recipient, and similar party in respect of any collateral for the benefit of Lenders; (vi) to promptly distribute to it all material information, requests, documents, and items received from Borrower under the Loan Papers; (vii) to promptly distribute to it its ratable part of each payment or prepayment (whether voluntary, as proceeds of collateral upon or after foreclosure, as proceeds of insurance thereon, or otherwise) in accordance with the terms of the Loan Papers; and (viii) to deliver to the appropriate Persons requests, demands, approvals, and consents received from it. However, Agent may not be required to take any action that exposes it to personal liability or that is contrary to any Loan Paper or applicable Law.

                 b. If the initial or any successor Agent ever ceases to be a party to this Agreement or if the initial or any successor Agent ever resigns (whether voluntarily or at the request of Determining Lenders), then Determining Lenders shall appoint the successor Agent from among the Lenders (other than the resigning Agent). If Determining Lenders fail to appoint a successor Agent within 30 days after the resigning Agent has given notice of resignation or Determining Lenders have removed the resigning Agent, then the resigning Agent may, on behalf of Lenders, appoint a successor Agent, which must be a commercial bank having a combined capital and surplus of at least $1,000,000,000 (as shown on its most recently published statement of condition). Upon its acceptance of appointment as successor Agent, the successor Agent succeeds to and becomes vested with all of the Rights of the prior Agent, and the prior Agent is discharged from its duties and obligations of Agent under the Loan Papers, and each Lender shall execute the documents as any Lender, the resigning or removed Agent, or the successor Agent reasonably request to reflect the change. After any Agent's resignation or removal as Agent under the Loan Papers, the provisions of this SECTION 11 inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Papers.

                 c. Agent, in its capacity as a Lender, has the same Rights under the Loan Papers as any other Lender and may exercise those Rights as if it were not acting as Agent; the term "Lender" shall, unless the context otherwise indicates, include Agent; and Agent's resignation or removal shall not impair or otherwise affect any Rights that it has or may have in its capacity as an individual Lender. Each Lender and Borrower agree that Agent is not a fiduciary for Lenders or for Borrower but simply is acting in the capacity described in this Agreement to alleviate administrative burdens for Borrower and Lenders, that Agent has no duties or responsibilities to Lenders or Borrower except those expressly set forth in the Loan Papers, and that Agent in its capacity as a Lender has all Rights of any other Lender.

                 d. Agent may now or hereafter be engaged in one or more loan, letter of credit, leasing, or other financing transactions with Borrower, act as trustee or depositary for Borrower, or otherwise be engaged in other transactions with Borrower (collectively, the "other activities") not the subject of the Loan Papers. Without limiting the Rights of Lenders specifically set forth in the Loan Papers, Agent is not responsible to account to Lenders for those other activities, and no Lender shall have any interest in any other activities, any present or future guaranties by or for the account of Borrower that are not contemplated or included in the Loan Papers, any present or future offset exercised by Agent in respect of those other activities, any present or future property taken as security for any of those other activities, or any property now or hereafter in Agent's possession or control that may be or become security for the obligations of Borrower arising under the Loan Papers by reason of the general description of indebtedness secured or of property contained in any other agreements, documents, or instruments related to any of those other activities (but, if any payments in respect of those guaranties or that property or the proceeds thereof is applied by Agent to reduce the Obligation, then each Lender is entitled to share ratably in the application as provided in the Loan Papers).

         11.2 Expenses. Each Lender shall pay its Commitment Percentage of any reasonable expenses (including, without limitation, court costs, reasonable attorneys' fees and other costs of collection) incurred by Agent (while acting in such capacity) in connection with any of the Loan Papers if Agent is not reimbursed from other sources within 30 days after incurrence. Each Lender is entitled to receive its Commitment Percentage of any reimbursement that it makes to Agent if Agent is subsequently reimbursed from other sources.

         11.3 Proportionate Absorption of Losses. Except as otherwise provided in the Loan Papers, nothing in the Loan Papers gives any Lender any advantage over any other Lender insofar as the Obligation is concerned or to relieve any Lender from ratably absorbing any losses sustained with respect to the Obligation (except to the extent unilateral actions or inactions by any Lender result in Borrower or any other obligor on the Obligation having any credit, allowance, setoff, defense, or counterclaim solely with respect to all or any part of that Lender's Pro Rata Part of the Obligation).

         11.4 Delegation of Duties; Reliance. Lenders may perform any of their duties or exercise any of their Rights under the Loan Papers by or through Agent, and Lenders and Agent may perform any of their duties or exercise any of their Rights under the Loan Papers by or through their respective representatives. Agent, Lenders, and their respective representatives (a) are entitled to rely upon (and shall be protected in relying upon) any written statement believed by it or them to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinion of counsel selected by Agent or that Lender (but nothing in this clause (a) permits Agent to rely on any other writing if a specific writing is required by this Agreement), (b) are entitled to deem and treat each Lender as the owner and holder of its part of the Principal Debt for all purposes until, subject to SECTION 12.14, written notice of the assignment or transfer is given to and received by Agent (and any request, authorization, consent, or approval of any Lender is conclusive and binding on each subsequent holder, assignee, or transferee of or Participant in that Lender's part of the Principal Debt until that notice is given and received), (c) are not deemed to have notice of the occurrence of a Default unless a responsible officer of Agent, who handles matters associated with the Loan Papers and transactions thereunder, has actual knowledge or Agent has been notified by a Lender or Borrower, and (d) are entitled to consult with legal counsel (including counsel for Borrower), independent accountants, and other experts selected by Agent and are not liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of counsel, accountants, or experts.

         11.5    Limitation of Agent's Liability.

                 a. Neither Agent nor any of its representatives will be liable for any action taken or omitted to be taken by it or them under the Loan Papers in good faith and believed by it or them to be within the discretion or power conferred upon it or them by the Loan Papers or be responsible for the consequences of any error of judgment (except for fraud, gross negligence, or willful misconduct), and neither Agent nor any of its representatives has a fiduciary relationship with any Lender by virtue of the Loan Papers (but nothing in this Agreement negates the obligation of Agent to account for funds received by it for the account of any Lender).

                 b. Unless indemnified to its satisfaction against loss, cost, liability, and expense, Agent may not be compelled to do any act under the Loan Papers or to take any action toward the execution or enforcement of the powers thereby created or to prosecute or defend any suit in respect of the Loan Papers. If Agent requests instructions from Lenders, or Determining Lenders, as the case may be, with respect to any act or action in connection with any Loan Paper, Agent is entitled to refrain (without incurring any liability to any Person by so refraining) from that act or action unless and until it has received instructions. In no event, however, may Agent or any of its representatives be required to take any action that it or they determine could incur for it or them criminal or onerous civil liability. Without limiting the generality of the foregoing, no Lender has any right of action against Agent as a result of Agent acting or refraining from acting under this Agreement in accordance with instructions of Determining Lenders.

                 c. Agent is not responsible to any Lender or any Participant for, and each Lender represents and warrants that it has not relied upon Agent in respect of, (i) the creditworthiness of any Company and the risks involved to that Lender, (ii) the effectiveness, enforceability, genuineness, validity, or the due execution of any Loan Paper (other than by Agent), (iii) any representation, warranty, document, certificate, report, or statement made therein (other than by Agent) or furnished thereunder or in connection therewith, (iv) the adequacy of any collateral now or hereafter securing the Obligation or the existence, priority, or perfection of any Lien now or hereafter granted or purported to be granted on the collateral under any Loan Paper, or (v) observation of or compliance with any of the terms, covenants, or conditions of any Loan Paper on the part of any Company. EACH LENDER AGREES TO INDEMNIFY AGENT AND ITS REPRESENTATIVES AND HOLD THEM HARMLESS FROM AND AGAINST (BUT LIMITED TO SUCH LENDER'S COMMITMENT PERCENTAGES OF) ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, REASONABLE EXPENSES, AND REASONABLE DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER THAT MAY BE IMPOSED ON, ASSERTED AGAINST, OR INCURRED BY THEM IN ANY WAY RELATING TO OR ARISING OUT OF THE LOAN PAPERS OR ANY ACTION TAKEN OR OMITTED BY THEM UNDER THE LOAN PAPERS IF AGENT AND ITS REPRESENTATIVES ARE NOT REIMBURSED FOR SUCH AMOUNTS BY ANY COMPANY. ALTHOUGH AGENT AND ITS REPRESENTATIVES HAVE THE RIGHT TO BE INDEMNIFIED UNDER THIS AGREEMENT FOR ITS OR THEIR OWN ORDINARY NEGLIGENCE, AGENT AND ITS REPRESENTATIVES DO NOT HAVE THE RIGHT TO BE INDEMNIFIED UNDER THIS AGREEMENT FOR ITS OR THEIR OWN FRAUD, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT.

         11.6 Default; Collateral. While a Default exists, Lenders agree to promptly confer in order that Determining Lenders or Lenders, as the case may be, may agree upon a course of action for the enforcement of the Rights of Lenders; and Agent is entitled to refrain from taking any action (without incurring any liability to any Person for so refraining) unless and until it has received instructions from Determining Lenders. In actions with respect to any property of Borrower, Agent is acting for the ratable benefit of each Lender. Agent shall hold, for the ratable benefit of all Lenders, any security it receives for the Obligation or any guaranty of the Obligation it receives upon or in lieu of foreclosure.

         11.7 Limitation of Liability. No Lender or any Participant will incur any liability to any other Lender or Participant except for acts or omissions in bad faith, and neither Agent nor any Lender or Participant will incur any liability to any other Person for any act or omission of any other Lender or any Participant.

         11.8 Relationship of Lenders. The Loan Papers do not create a partnership or joint venture among Agent and Lenders or among Lenders.

         11.9    Collateral Matters.

                 a. Each Lender authorizes and directs Agent to enter into the Loan Papers for the ratable benefit of Lenders. Each Lender agrees that any action taken by Agent concerning any Collateral with the consent of, or at the request of, Determining Lenders in accordance with the provisions of this Agreement, the Security Agreement, or the other Loan Papers, and the exercise by Agent (with the consent of, or at the request of, Determining Lenders) of powers concerning the Collateral set forth in any Loan Paper, together with other reasonably incidental powers, shall be authorized and binding upon all Lenders.

                 b. Agent is authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender, from time to time before a Default or Potential Default, to take any action with respect to any Collateral or Loan Paper that may be necessary to perfect and maintain perfected the Lender Liens upon the Collateral granted by the Loan Papers.

                 c. Except to use the customary standard of care that it exercises in respect of collateral for its own account, Agent has no obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by any Company or is cared for, protected, or insured or has been encumbered or that the Liens granted to Agent for the benefit of Lenders under the Loan Papers have been properly or sufficiently or lawfully created, perfected, protected, or enforced, or are entitled to any particular priority.

                 d. Agent shall exercise the same care and prudent judgment with respect to the Collateral and the Loan Papers as it normally and customarily exercises in respect of similar collateral and security documents.

                 e. Lenders irrevocably authorize Agent, at its option and in its discretion, to release any Lender Lien upon any Collateral
         (i) upon full payment of the Obligation; (ii) constituting property being sold or disposed of as permitted under SECTION 7.20, if Agent determines that the property being sold or disposed is being sold or disposed in accordance with the requirements and limitations of
         SECTION 7.20 and Agent concurrently receives all mandatory prepayments with respect thereto, if any, in accordance with SECTION 7.20; (iii) constituting property in which no Company owned any interest at the time the Lender Lien was granted or at any time thereafter; (iv) constituting property leased to any Company under a lease that has expired or been terminated in a transaction permitted under this Agreement or is about to expire and that has not been, and is not intended by that Company to be, renewed; (v) consisting of an instrument evidencing Debt pledged to Agent (for the benefit of Lenders), if the Debt evidenced thereby has been paid in full. Lenders further irrevocably authorize Agent to release any Lender Lien upon any Collateral, if approved, authorized, or ratified in writing by Determining Lenders. Upon request by Agent at any time, Lenders will confirm in writing Agent's authority to release particular types or items of Collateral under this SECTION 11.9(E).

         11.10 Benefits of Agreement. None of the provisions of this SECTION 11 inure to the benefit of any Company or any other Person other than Agent and Lenders; consequently, no Company or any other Person is entitled to rely upon, or to raise as a defense, in any manner whatsoever, the failure of Agent or any Lender to comply with these provisions.

SECTION 12.      MISCELLANEOUS.

         12.1 Headings and Exhibits. Headings and captions may not be construed in interpreting provisions in any Loan Paper. Any incomplete Exhibit must be completed correctly and in accordance with the terms and provisions of this Agreement before or at the time of its execution and delivery.

         12.2 Time and Non-Business Days. Time is of the essence in the Loan Papers. All time references (e.g., 10:00 a.m.) are to time in Houston, Texas. Any action that is due on a non-Business Day may be delayed until the next- succeeding Business Day, but interest accrues on any payment until it is made.

         12.3 Communications. Unless otherwise specifically provided, whenever any Loan Paper requires or permits any consent, approval, notice, request, or demand from one party to another, such communication must be in writing (which may be by facsimile transmission) to be effective and shall be deemed to have been given on the day actually delivered or, if mailed, on the fifth Business Day after it is enclosed in an envelope, addressed to the party to be notified at the address stated below, properly stamped, sealed, and deposited in the appropriate official postal service. Until changed by notice, the address and facsimile or FAX number for each party is as appears on the signature page(s) hereto.

         12.4 Form and Number of Documents. Each agreement, document, instrument, or other writing to be furnished to Lenders under any provision of this Agreement must be in form and substance and in such number of counterparts as may be satisfactory to Agent and its counsel.

         12.5 Exceptions to Covenants. Neither PESCO nor any of its consolidated Subsidiaries shall take or fail to take any action permitted under any Loan Paper if such action or omission would result in the breach of any covenant contained in any Loan Paper.

         12.6 Survival. All covenants, agreements, undertakings, representations, and warranties made in any of the Loan Papers shall survive all closings under the Loan Papers. Further, Borrower's obligations and Agent's and each Lender's Rights under the Loan Papers shall continue in full force and effect until the Obligation is paid and performed in full.

         12.7 Governing Law. The Loan Papers are being executed and delivered, and are intended to be performed, in the State of Texas, and the Laws (other than conflict of laws provisions thereof) of such State and of the United States of America shall govern the Rights and duties of the parties and the validity, construction, enforcement, and interpretation of the Loan Papers, except to the extent otherwise specified in any of the Loan Papers.

         12.8 Venue; Service of Process. Each Obligor, for itself and its successors and assigns, hereby (a) irrevocably submits to the nonexclusive jurisdiction of the state and federal courts of the State of Texas and agrees and consents that service of process may be made upon it in any legal proceeding arising out of or in connection with the Loan Papers and the Obligation by service of process as provided by Texas Law, (b) irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of venue of any Litigation arising out of or in connection with the Loan Papers and the Obligation brought in district courts of Harris County, Texas, or in the U.S. District Court for the Southern District of Texas, Houston Division, (c) irrevocably waives any claims that any Litigation brought in any such court has been brought in an inconvenient forum,
(d) agrees to designate PESCO as its agent for service of process in Houston, Texas, in connection with any such Litigation and to deliver to Agent evidence thereof, (e) irrevocably consents to the service of process out of any of the aforementioned courts in any such Litigation by the mailing of copies thereof by certified mail, return receipt requested, postage prepaid, to such Obligor at its address set forth herein, and (f) irrevocably agrees that any legal proceeding against Agent or any Lender arising out of or in connection with the Loan Papers on the Obligation shall be brought in the district courts of Harris County, Texas, or in the U.S. District Court for the Southern District of Texas, Houston Division. Nothing herein shall affect the Right of Agent or any Lender to commence legal proceedings or otherwise proceed against Borrower in any jurisdiction or to serve process in any manner permitted by applicable Law.

         12.9 Maximum Interest Rate. Regardless of any provision contained in any of the Loan Papers, no Lender is entitled to contract for, charge, take, reserve, receive, or apply, as interest on the Obligation, or any part thereof, any amount in excess of the Highest Lawful Rate, and, in the event Lenders ever contract for, charge, take, reserve, receive, or apply as interest any such excess, it shall be deemed a partial prepayment of principal and treated hereunder as such; and, if the Principal Debt is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, Borrower and Lenders shall, to the maximum extent permitted under applicable Law, (a) treat all Advances as but a single extension of credit (and Lenders and Borrower agree that such is the case and that provision herein for multiple Advances is for convenience only), (b) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (c) exclude voluntary prepayments and the effects thereof, and (d) "spread" the total amount of interest throughout the entire contemplated term of the Obligation; provided that, if the Obligation is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Highest Lawful Rate, Lenders shall refund such excess, and, in such event, Lenders shall not be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Highest Lawful Rate. To the extent the Laws of the State of Texas are applicable for purposes of determining the "Highest Lawful Rate", such term shall mean the "indicated rate ceiling" from time to time in effect under Article 1.04, Title 79, Revised Civil Statutes of Texas, as amended, or, if permitted by applicable Law and effective upon the giving of the notices required by such Article 1.04 (or effective upon any other date otherwise specified by applicable Law), the "monthly ceiling", the "quarterly ceiling", or "annualized ceiling" from time to time in effect under such Article 1.04, whichever Lenders shall elect to substitute for the "indicated rate ceiling", and vice versa, each such substitution to have the effect provided in such Article 1.04; and Lenders shall be entitled to make such election from time to time and one or more times and, without notice to Borrower, to leave any such substitute rate in effect for subsequent periods in accordance with subsection (h)(1) of such Article
1.04. Pursuant to Article 15.10(b) of Chapter 15, Subtitle 79, Revised Civil Statutes of Texas, 1925, as amended (which regulates certain revolving credit loan accounts and revolving triparty accounts), Borrower agrees that such Chapter 15 shall not govern or in any manner apply to the Obligation.

         12.10 Invalid Provisions. If any provision of any Loan Paper is held to be illegal, invalid, or unenforceable, such provision shall be fully severable; the appropriate Loan Paper shall be construed and enforced as if such provision had never comprised a part thereof; and the remaining provisions shall remain in full force and effect and shall not be affected by such provision or by its severance therefrom. Furthermore, in lieu of such provision there shall be added automatically as a part of such Loan Paper a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

         12.11 Entirety. THIS AGREEMENT AND THE OTHER LOAN PAPERS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


         12.12   Amendments, Consents, Conflicts, and Waivers.

                 a. Unless otherwise specifically provided (i) this Agreement may be amended only by an instrument in writing executed by Borrower, Agent, and Determining Lenders and supplemented only by documents delivered or to be delivered in accordance with the express terms of this Agreement, and (ii) the other Loan Papers may only be the subject of an amendment, modification, or waiver that has been approved by Determining Lenders and Borrower.

                 b. Any amendment to or consent or waiver under this Agreement or any Loan Paper that purports to accomplish any of the following must be by an instrument in writing executed by Borrower and Agent and executed (or approved, as the case may be) by each Lender: (i) Extends the due date or decreases the amount of any scheduled payment of the Obligation beyond the date specified in the Loan Papers; (ii) decreases any rate or amount of interest, fees, or other sums payable to Agent -- except fees payable only to Agent to which it may agree with Borrower without joinder by any Lender -- or Lenders under this Agreement (except such reductions as are contemplated by this Agreement); (iii) changes the definition of "COMMITMENTS", "DETERMINING LENDERS", or "TERMINATION DATE"; (iv) increases any one or more Lenders' Commitments; (v) waives compliance with, amends, or releases (in whole or in part) any guaranty or any Collateral unless the release is contemplated in any Loan Paper; or (vi) changes this CLAUSE (B) or any other matter specifically requiring the consent of all Lenders under this Agreement.

                 c. ANY CONFLICT OR AMBIGUITY BETWEEN THE TERMS AND PROVISIONS OF THIS AGREEMENT AND TERMS AND PROVISIONS IN ANY OTHER LOAN PAPER IS CONTROLLED BY THE TERMS AND PROVISIONS OF THIS AGREEMENT FOR ALL PURPOSES.

                 d. No course of dealing or any failure or delay by Agent, any Lender, or any of their respective representatives with respect to exercising any Right of Agent or any Lender under this Agreement operates as a waiver thereof. A waiver must be in writing and signed by Agent and Lenders (or Determining Lenders, if permitted under this Agreement) to be effective, and a waiver will be effective only in the specific instance and for the specific purpose for which it is given.

                 e. As stated in the Recitals to this Agreement, Waivers granted and interpretations issued by NationsBank with respect to the Original Credit Agreement, copies of which are attached hereto as
         EXHIBIT I, shall apply to this Agreement to the same extent as if granted or issued by Agent and Lenders with reference specifically to this Agreement.

         12.13 Multiple Counterparts. This Agreement has been executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart. Each Lender need not execute the same counterpart of this Agreement so long as identical counterparts are executed by Borrower, each Lender, and Agent. This Agreement shall become effective when counterparts of this Agreement have been executed and delivered to Agent by each Lender, Agent, and Borrower, or, in the case only of Lenders, when Agent has received telecopied, telexed, or other evidence satisfactory to it that each Lender has executed and is delivering to Agent a counterpart of this Agreement.

         12.14   Successors and Assigns; Participations.

                 a. Each Loan Paper binds and inures to the benefit of the parties thereto, any intended beneficiary thereof, and each of their respective successors and permitted assigns. No Lender may transfer, pledge, assign, sell any participation in, or otherwise encumber its portion of the Obligation except as permitted by this
         SECTION 12.14.

                 b. Subject to the provisions of this section and in accordance with applicable Law, any Lender may, in the ordinary course of its commercial banking business, at any time sell to one or more Persons (each a "PARTICIPANT") participating interests in its portion of the Obligation. The selling Lender shall remain a "LENDER" under this Agreement (and the Participant shall not constitute a "LENDER" under this Agreement) and its obligations under this Agreement shall remain unchanged. The selling Lender shall remain solely responsible for the performance of its obligations under the Loan Papers and shall remain the holder of its share of the Principal Debt for all purposes under this Agreement. Borrower and Agent shall continue to deal solely and directly with the selling Lender in connection with that Lender's Rights and obligations under the Loan Papers. Participants have no Rights under the Loan Papers, other than certain voting Rights as provided below. Subject to the following, each Lender may obtain (on behalf of its Participants) the benefits of SECTION 2 with respect to all participations in its part of the Obligation outstanding from time to time so long as Borrower is not obligated to pay any amount in excess of the amount that would be due to that Lender under SECTION 2 calculated as though no participations have been made. No Lender may sell any participating interest under which the Participant has any Rights to approve any amendment, modification, or waiver of any Loan Paper, except to the extent the amendment, modification, or waiver extends the due date for payment of any principal, interest, or fees due under the Loan

         Papers, increases that Lender's Commitment, reduces the interest rate or the amount of principal or fees applicable to the Obligation (except reductions contemplated by this Agreement), or releases any guaranty or Collateral unless the release is contemplated in any Loan Paper. However, if a Participant is entitled to the benefits of
         SECTION 2 or a Lender grants Rights to its Participants to approve amendments to or waivers of the Loan Papers respecting the matters described in the previous sentence, then that Lender must include a voting mechanism in the relevant participation agreement whereby a majority of its portion of the Obligation (whether held by it or participated) shall control the vote for all of that Lender's portion of the Obligation. Except in the case of the sale of a participating interest to another Lender, the relevant participation agreement shall prohibit the Participant from transferring, pledging, assigning, selling participations in, or otherwise encumbering its portion of the Obligation.

                 c. Subject to the provisions of this section, any Lender may at any time, in the ordinary course of its commercial banking business, (i) without the consent of Borrower or Agent, assign all or any part of its Rights and obligations under the Loan Papers to any of its Affiliates (each a "PURCHASER") and (ii) if no Default exists, upon the prior written consent of Borrower (which will not be unreasonably withheld) and Agent, assign to any other Person that is not a business competitor of any Company (each of which is also a "PURCHASER") a proportionate part -- not less than $5,000,000 of that Lender's Commitment and, if less than all, then the selling Lender must retain at least $5,000,000 of its Commitment -- under the Loan Papers, it must retain at least $5,000,000 of all or any part of its Rights and obligations under the Loan Papers. In each case, the Purchaser shall assume those Rights and obligations under an assignment agreement substantially in the form of the attached EXHIBIT
         E. Each assignment under this SECTION 12.14(C) shall include a ratable interest in the assigning Lender's Rights and obligations under this Agreement. Upon (i) delivery of an executed copy of the assignment agreement to Borrower and Agent and (ii) payment of a fee of $2,500.00 from the transferor to Agent, from and after the assignment's effective date (which shall be after the date of delivery), the Purchaser shall for all purposes be a Lender party to this Agreement and shall have all the Rights and obligations of a Lender under this Agreement to the same extent as if it were an original party to this Agreement with commitments as set forth in the assignment agreement, and the transferor Lender shall be released from its obligations under this Agreement to a corresponding extent, and, except as provided in the remainder of this clause (c), no further consent or action by Borrower, Lenders, or Agent shall be required. Upon the consummation of any transfer to a Purchaser under this clause
         (c), the then-existing SCHEDULE 1(B) shall automatically be deemed to reflect the name, address, and Commitment of such Purchaser, Agent shall deliver to Borrower and Lenders an amended SCHEDULE 1(B) reflecting those changes, Borrower shall execute and deliver to each of the transferor Lender and the Purchaser a Note in the face amount of its respective Commitment following transfer, and, upon receipt of its new Note, the transferor Lender shall return to Borrower the Note previously delivered to it under this Agreement. A Purchaser is subject to all the provisions in this section as if it were a Lender signatory to this Agreement as of the date of this Agreement.

                 d. Any Lender may at any time, without the consent of Borrower or Agent, assign all or any part of its Rights under the Loan Papers to a Federal Reserve Bank without releasing the transferor Lender from its obligations thereunder.

                 e. Notwithstanding any contrary provision in this Agreement, a Lender may not sell or participate any of its interests for a purchase price that, directly or indirectly, reflects a discount from face value, without first offering the sale or participation to the other Lenders on a Pro Rata basis (which must be accepted or rejected within five Business Days after the offer).

         12.15   Confidentiality.  Agent or any Lender may, without limitation,
(a) disclose any information concerning PESCO or any of its consolidated Subsidiaries to any Tribunal, or to any prospective or actual Participant or (subject to SECTION 12.14) any other actual or prospective transferee of any of Agent's or any Lender's Rights and duties, or to the respective affiliates, directors, officers, employees, attorneys, and agents of any prospective or actual Participant or such other transferee of an interest, provided that such prospective or actual Participant or such other transferee agrees to treat the information as confidential, and (b) use any information concerning PESCO and any of its consolidated Subsidiaries (i) to the extent pertinent to an evaluation of the Obligation, (ii) to enforce compliance with the terms and conditions of the Loan Papers, or (iii) to take any action when it is entitled to do so under the Loan Papers which Lenders deem necessary to protect its interests if a Default has occurred and is continuing.

         12.16 Parties Bound; Assignments. This Agreement is binding upon, and inures to the benefit of Agent, Determining Lenders, Lenders, each Obligor, and their respective successors and assigns, provided that no Obligor may, without the prior written consent of Determining Lenders, assign any Rights, duties, or obligations hereunder, and any purported assignment in violation of the foregoing shall be void and ineffective.


        [Remainder of page intentionally blank; signature page follows.]

         EXECUTED as of the date first stated above.

Pool Company                                                POOL COMPANY, as Borrower
10375 Richmond Avenue
Houston, Texas  77042
Attn:    R. A. Johannsen, Treasurer
FAX (713) 954-3244                                          By   /S/ E. J. SPILLARD
                                                              -------------------------------------------------
                                                                     E. J. Spillard, Senior Vice President,
                                                                     Finance



                                                            By   /S/ R. A. JOHANNSEN
                                                              -------------------------------------------------
                                                                     R. A. Johannsen, Treasurer



NationsBank of Texas, N.A.                                  NATIONSBANK OF TEXAS, N.A., as Agent, a Lender,
700 Louisiana Street, 8th Floor                             and NationsBank
Houston, Texas  77002
Attn:  James R. Allred, Vice President
FAX (713) 247-6568
                                                            By   /S/ JAMES R. ALLRED
                                                              -------------------------------------------------
                                                                     James R. Allred, Vice President



National Bank of Canada                                     NATIONAL BANK OF CANADA, as a Lender
2121 San Jacinto, Suite 1850
Dallas, Texas  75201
Attn:    Larry L. Sears, Group Vice President
FAX (214) 871-2015                                          By   /S/ LARRY L. SEARS
                                                              -------------------------------------------------
                                                                     Larry L. Sears, Group Vice President


                                                            By   /S/ DOUGLAS G. CLARK
                                                              -------------------------------------------------
                                                                     Douglas G. Clark, Vice President



National Bank of Alaska                                     NATIONAL BANK OF ALASKA, as a Lender
301 W. Northern Light Blvd.
Anchorage, Alaska 99503
Attn:    Patricia Jelley Benz, Vice President
FAX: (907) 265-2141                                         By   /S/ PATRICIA JELLEY BENZ
                                                              -------------------------------------------------
                                                                     Patricia Jelley Benz, Vice President

         The Obligors named below are joining this Agreement for the purpose of
(a) ratifying, confirming, and agreeing to each of the matters and undertakings stated in SECTION 4.4 and (b) agreeing to each of the covenants applicable to it under SECTION 7.

Pool Energy Services Co.                   POOL ENERGY SERVICES CO.,
10375 Richmond Avenue                      POOL ENERGY HOLDING, INC.,
Houston, Texas  77042                      POOL COMPANY,
Attn:    R. A. Johannsen,                  POOL COMPANY (HOUSTON) INC.,
         Treasurer                         POOL COMPANY (TEXAS) INC.,
FAX (713) 954-3244                         ASSOCIATED PETROLEUM SERVICES, INC.,
                                           POOL PRODUCTION SERVICES, INC.,
                                           POOL ALASKA, INC.,
                                           POOL AMERICAS, INC.,
                                           POOL INTERNATIONAL, INC.,
                                           POOL-AUSTRALIA, INC.,
                                           THE INTERNATIONAL AIR DRILLING COMPANY,
                                           POOL HORIZONTAL DRILLING SERVICES CO.,
                                           POOL CALIFORNIA ENERGY SERVICES, INC.,
                                           BIG 10 FISHING TOOL COMPANY, INC.
                                           WESTEX PRODUCTION SERVICE, INC.,
                                           as all of those Companies are Obligors



                                           By   /S/ E. J. SPILLARD
                                              ---------------------------------------------------------------
                                                    E. J. Spillard, Senior Vice President, Finance of each of
                                                    the above Obligors



                                           By   /S/ R. A. JOHANNSEN
                                              ---------------------------------------------------------------
                                                   R. A. Johannsen, Treasurer of each of the above Obligors




                                   EXHIBIT A

                             REVOLVING CREDIT NOTE

$______________                 Houston, Texas                 __________, 1995

         FOR VALUE RECEIVED, POOL COMPANY, a Texas corporation ("MAKER"), hereby promises to pay to the order of ______, ("PAYEE"), the principal amount of $_______________ or so much thereof as may be disbursed and outstanding hereunder, together with interest, as hereinafter described.

         This promissory note has been executed and delivered under, and is subject to the terms of, the $35,000,000 Restated Revolving Credit Agreement (as amended, the "CREDIT AGREEMENT") dated as of November 30, 1995, among Maker, NationsBank of Texas, N.A., as Agent, and Payee and the other Lenders referred to therein, and is a "Note" referred to therein. Unless defined herein or the context otherwise requires, capitalized terms used herein have the meaning given to such terms in the Credit Agreement. Reference is made to the Credit Agreement for provisions affecting this promissory note regarding the place of payment, applicable interest rates, principal and interest payment dates, final maturity, voluntary and mandatory prepayments, acceleration of maturity, exercise of Rights, payment of attorneys' fees, court costs, and other costs of collection, certain waivers by Maker and others now or hereafter obligated for payment of any sums due hereunder, and security for the payment hereof.

         This promissory note and the similar promissory notes of Maker dated of even date herewith have been issued under the Credit Agreement in replacement for, but not as a novation of, those certainpromissory notes of Maker dated August 15, 1994, which were issued under the Existing Credit Agreement (as defined in the Credit Agreement).

         This promissory note is being executed and delivered, and is intended to be performed, in the State of Texas, and the Laws of such State and of the United States of America shall govern the rights and duties of the parties and the validity, construction, enforcement, and interpretation hereof.

         THIS PROMISSORY NOTE, TOGETHER WITH THE OTHER LOAN PAPERS, REPRESENT THE FINAL AGREEMENTS BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY (I) EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES, OR (II) ANY COMMITMENT LETTER AMONG THE PARTIES (ALL THE TERMS AND CONDITIONS OF WHICH ARE SUPERSEDED BY LOAN PAPERS). THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                      POOL COMPANY


                                      By
                                         -------------------------------------
                                              E.J. Spillard
                                              Senior Vice President, Finance


                                      By
                                         -------------------------------------
                                              R.A. Johannsen
                                              Treasurer
[corporate seal]

                                   EXHIBIT B

                           REQUEST FOR ADVANCE OR LC


AGENT:            NationsBank of Texas, N.A.
BORROWER:         Pool Company
RE:               $35,000,000 Restated Revolving Credit Agreement
DATE:              ___________________, 19__


         This Request for Advance or LC is delivered pursuant to the $35,000,000 Restated Revolving Credit Agreement (as amended, the "CREDIT AGREEMENT") dated as of November 30, 1995, among Borrower, the Lenders named therein ("LENDERS") and NationsBank of Texas, N.A., as agent for itself and the other Lenders ("AGENT"), all the defined terms of which have the same meaning when used herein.

         During normal banking hours on ______________, 199_ (which must be at least one Business Day after the date hereof):

         _____ Borrower shall borrow from Lenders the principal sum of $__________ (the "Requested Advance," which must be in the minimum amount of $200,000 and any increment of $100,000 thereof); or

         _____ Borrower requests that Issuing Lender issue a standby letter of credit on the account of ______________ for the benefit of _________________ in the amount of $_______________ (the
                 "Requested LC").

         A Borrowing Deficiency will not exist if Issuing Lender honors the above request.

         On, and as of, the date hereof, and at the time the above request is honored, the representations and warranties (unless such representations and warranties speak to a specific date, or the facts upon which such representations and warranties are based have been changed by the transactions contemplated in the Credit Agreement) in the Credit Agreement are and will be true and correct in all material respects and no material adverse change has or will have occurred in (a) the consolidated financial condition of PESCO, or (b) the individual financial condition of any Material Obligor. No Default or Potential Default has occurred and is continuing on the date hereof.


                                      POOL COMPANY



                                      By ____________________________________

                                      Name __________________________________

                                      Title _________________________________

                                  EXHIBIT C-1

                          FINANCIAL REPORT CERTIFICATE

               FOR _________________ ENDED ______________, 19___


AGENT:            NationsBank of Texas, N.A.
BORROWER:         Pool Company
RE:               $35,000,000 Restated Revolving Credit Agreement
DATE:             ___________________, 19__

         This certificate is delivered pursuant to the $35,000,000 Restated Revolving Credit Agreement (as amended, the "CREDIT AGREEMENT") dated as of November 30, 1995, among Borrower, the Lenders named therein ("LENDERS"), and NationsBank of Texas, N.A., as agent for itself and the other Lenders ("AGENT"), all defined terms of which have the same meaning when used herein.

         I certify to Lenders that I am the _____________________ (president, chief financial officer, or controller) of PESCO on the date hereof and that:

         1. The Financial Statements attached hereto were prepared in accordance with GAAP, and present fairly the consolidated and consolidating financial condition and results of operations of PESCO and its Subsidiaries as of, and for the fiscal [quarter or year] ending on _______________, 19___ (the "SUBJECT PERIOD").

         2. A review of the activities of PESCO, PESCO Subsidiary, and the Companies during the Subject Period has been made under my supervision with a view to determining whether, during the Subject Period, each such entity has kept, observed, performed, and fulfilled all of its obligations under the Loan Papers, and during the Subject Period, each such entity kept, observed, performed, and fulfilled each and every covenant and condition of the Loan Papers (except for any deviations set forth on the attached schedule).

         3. During the Subject Period, no Default (nor any Potential Default) has occurred which has not been cured or waived (except for any Defaults or Potential Defaults set forth on the attached schedule).

         4.      The status of compliance by PESCO with Sections 7.25 through
7.27 of the Credit Agreement at the end of the Subject Period is set forth on the attached schedule.

         5. This certificate is being delivered on behalf of PESCO. No person or entity other than Lenders and the law firm of Porter & Hedges, L.L.P. (the "SUBJECT RECIPIENTS"), shall be entitled to receive or rely upon this certificate for any purpose. The Subject Recipients agree by their acceptance hereof that (a) they shall look solely to PESCO for any loss, cost, damage, expense, claim, demand, suit, or cause of action arising out of or relating in any way to this certificate or its preparation and delivery, and (b) the undersigned shall not under any circumstances have any personal liability whatsoever for the preparation or execution of this certificate.



                                        _________________________________


                                        Name ____________________________


                                        Title ___________________________

                                  EXHIBIT C-2

                             BORROWING BASE REPORT

                     FOR MONTH ENDED ________________, 19__

AGENT:           NationsBank of Texas, N.A.
BORROWER:        Pool Company
RE:              $35,000,000 Restated Revolving Credit Agreement
DATE:            _______________, 19__

         This certificate is delivered pursuant to the $35,000,000 Restated Revolving Credit Agreement (as amended, the "CREDIT AGREEMENT") dated as of November 30, 1995, among Borrower, the Lenders named therein ("LENDERS") and NationsBank of Texas, N.A., as agent for itself and the other Lenders ("AGENT"). Unless defined herein, capitalized terms have the meanings ascribed to such terms in the Credit Agreement. Section references in the Borrowing Base calculation below refer to Sections in the Credit Agreement.

         As used herein, the following terms have the meanings indicated:

         "CURRENT ACCOUNTS RECEIVABLE" means those domestic consolidated receivables of the Companies, for inventory sold or services rendered in the ordinary course of business, payable in cash and the customer's full balance is outstanding less than 121 days after the first invoice date.

         "CURRENT/DELINQUENT ACCOUNTS RECEIVABLE" means those domestic consolidated receivables of the Companies, for inventory sold or services rendered in the ordinary course of business, payable in cash and part or all of the customer's full balance is outstanding 121 days or more after the first invoice date.

         "CURRENT PORTION" means that portion of Current/Delinquent Accounts Receivable which are outstanding less than 121 days after the first invoice date.

         I certify to Lenders that (a) I am the ____________________ (chief financial officer or treasurer) of Pool Company on the date hereof, and (b) based on the aged trial balance of trade accounts receivables of the Material Obligors for the accounting month set forth on the schedules attached hereto, the following is a true and correct calculation of the Borrowing Base as defined in the Credit Agreement:

(1)      Current Accounts Receivable                         $________

(2)      Customer balances of Current Accounts
         Receivable aggregating at least $100,000,
         which Lender has not approved for
         inclusion in calculating the Borrowing Base         $________

(3)      Line 1 minus Line 2                                 $________

(4)      Current Portion of customer balances of
         Current/Delinquent Accounts Receivable of
         at least $100,000 which Lender has
         approved for inclusion in calculating the
         Borrowing Base (Section 1.2(a)(ii)(A))              $________

(5)      Current Portion of Current/Delinquent
         Accounts Receivable which meet the





                                     C-2-1
         certification requirements and dollar and
         percentage limits of Section 1.2(a)(ii)(B)(1)       $________

(6)      Current Portion of Current/Delinquent
         Accounts Receivable which meet the
         certification requirements and dollar and
         percentage limits of Section 1.2(a)(ii)(B)(2)       $________

(7)      Line 3 plus Line 4 plus Line 5 plus Line 6          $________

(8)      Line 7 x 80%                                        $________

(9)      Amount satisfying requirements of Section 1.2(b)    $________

(10)     Line 9 x 60% (cannot exceed 25% of Line 13)         $________

(11)     Amount satisfying requirements of Section 1.2(c)    $________

(12)     Amounts satisfying requirements of Section 1.2(d)
         which Determining Lenders have approved for
         inclusion in calculating the Borrowing Base         $________

(13)     Borrowing Base (Line 8 plus Line 10
         plus Line 11 plus Line 12)                          $________

(14)     Commitment                                          $________

(15)     Principal Debt                                      $________

(16)     Maximum permissible additional borrowings,
         if any (the lesser of Line (13) minus
         Line (15) or Line (14) minus Line (15))             $________

(17)     Borrowing Deficiency, if any
         (Line (15) minus the lesser of
         Line (13) or Line (14))                             $________

         The attached schedule of information (such as account obligor, amount, and date of invoice or billing) is true and correct in all material respects.

         This report is being delivered on behalf of Borrower. No person or entity other than Lenders and the law firm of Porter & Hedges, L.L.P. (the "SUBJECT RECIPIENTS"), shall be entitled to receive or rely upon this report for any purpose. The Subject Recipients agree by their acceptance hereof that
(a) they shall look solely to Borrower for any loss, cost, damage, expense, claim, demand, suit, or cause of action arising out of or relating in any way to this report or its preparation and delivery, and (b) the undersigned shall not under any circumstances have any personal liability whatsoever for the preparation or execution of this certificate.



                                         ______________________________________


                                         Name _________________________________


                                         Title ________________________________







                                     C-2-2

                                   EXHIBIT D

                         OPINION OF COUNSEL TO BORROWER

                                    *
                          _____________________,  1995



NationsBank of Texas, N.A., as Agent
700 Louisiana Street, 8th Floor
Houston, Texas 77002

Attn:    James R. Allred
         Vice President

         Re:     $30,000,000 Restated Revolving Credit Agreement

         The undersigned has acted as counsel to Pool Energy Services Co., a Texas corporation ("PESCO"), Pool Energy Holding, Inc., a Delaware corporation ("PESCO Subsidiary" ), Pool Company, a Texas corporation ("Borrower"), and Borrower's consolidated subsidiaries in connection with the negotiation, preparation, and execution of the $35,000,000 Restated Revolving Credit Agreement (the "Credit Agreement") dated as of November 30, 1995 among Borrower, the Lenders named therein ("Lenders") and NationsBank of Texas, N.A., as agent for itself and the other Lenders ("Agent"). This opinion is delivered pursuant to Section 6.1 and Schedule 6 of the Credit Agreement. Unless otherwise defined herein or the context otherwise requires, each capitalized term has the meaning ascribed to such term in the Credit Agreement.

         In reaching the conclusions expressed in this opinion, I have examined such certificates of public officials and officers of the Obligors as I deemed necessary or appropriate, and originals or copies of the Credit Agreement, Note, Guaranty and Security Agreement. I have otherwise made no special inquiry or investigation but render this opinion on the basis of my knowledge as General Counsel of the Obligors and an employee of one of the Obligors.

         Based upon the foregoing and subject to the limitations, qualifications and exceptions set forth below, the undersigned is of the following opinion:

         1. The Obligors are corporations duly organized, legally existing and in good standing under the laws of their respective states of incorporation.

         2. The Obligors have the full corporate power and authority to enter into the Loan Papers. All corporate action on the part of the Obligors, requisite for the due execution, delivery, and performance of the Loan Papers has been duly and effectively taken.

         3. Upon the due execution and delivery of the Loan Papers by the Obligors, I know of no reason why such Loan Papers will not constitute legal, valid, and binding obligations of the Obligors enforceable against Obligors in accordance with their terms.

         4. The execution and delivery of the Loan Papers do not violate any provisions of the Articles of Incorporation or Bylaws of Obligors. The Loan Papers may be performed by Obligors in a manner that does not violate any provisions of their respective Articles of Incorporation and Bylaws.

         5. Neither any Obligor nor any Affiliate (excluding ENSERCH, if an Affiliate) of any Obligor is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or the Investment Company Act of 1940 (as any of the preceding acts have been amended).

         This opinion is subject to and qualified in all respects by the following:

         (a) The enforceability of the Loan Papers may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, and similar laws from time to time in effect and affecting creditors' rights or the collection of debtors' obligations generally (including, without limitation, laws generally defining and restricting fraudulent conveyances), (ii) principles of equity, (iii) principles of public policy, and (iv) requirements of commercial reasonableness and good faith.

         (b) No opinion is given as to the availability or enforceability of certain provisions or remedies set forth in the Loan Papers, including without limitation, (i) provisions which purport to provide access to or restrict legal or equitable remedies such as specific performance and the appointment of a receiver, (ii) provisions that purport to establish evidentiary standards, (iii) provisions relating to waivers or to delays or omissions of enforcement of remedies or severance, (iv) provisions that attempt to appoint Agent or others as any Person's attorney-in-fact, (v) indemnity provisions, (vi) provisions attempting to prohibit or restrict the transfer, alienation, mortgaging, encumbering, or hypothecation of the properties covered by or described in the Loan Papers, (vii) subrogation provisions, and (viii) provisions attempting to establish proper venue for the filing and maintenance of any claim, suit, or action with respect to the Loan Papers; provided, however, that limitations on the availability of remedies under the Loan Papers or the legality, validity, binding effect or enforceability of the Loan Papers will not, in the undersigned's opinion, prevent you from recovering for damages and enforcing any Liens in your favor or substantially interfere with the practical realization of the benefits express in the Loan Papers except for the economic consequences of any procedural delay which may result from such laws.

         (c) The enforceability of certain provisions of the Loan Papers may be limited by requirements of due process under the United States Constitution and other laws generally limiting the rights of creditors to repossess, foreclose or otherwise realize upon the property of a debtor without appropriate notice and/or hearing.

         (d) No opinion is expressed with respect to usury, nor with respect to the perfection or priority of any of the liens or security interests intended to be granted to Agent.

         (e) No opinion is expressed as to whether the contemplated loan transactions comply with any statutory, regulatory or other loan limits applicable to the Lenders or comply with any other statutes, laws, rules or regulations which prescribe permissible and lawful investments for the Lenders (either as to type, amount, percentage of total investments or otherwise).

         (f) The knowledge of the undersigned as to any factual matter in connection with this opinion is limited to the current consciousness of the undersigned and does not include constructive inquiry or imputed knowledge.

         This opinion is limited to United States federal law and laws of the State of Texas, all as now in effect. No opinion is expressed as to any matter that may be governed by the laws of any other jurisdiction.

         This opinion is solely for the benefit of and may be relied upon only by Agent and the Lenders, and their respective counsel, and may not be delivered or disclosed in whole or in part, to any other Person.


                                        Very truly yours,

                                   EXHIBIT E

                           ASSIGNMENT AND ACCEPTANCE


         Reference is made to the Restated Revolving Credit Agreement dated as of November 30, 1995 (as renewed, extended, amended or replaced, the "CREDIT AGREEMENT"), among Pool Company (the "BORROWER"), NationsBank of Texas, N.A., as agent (the "AGENT"), and the other financial institutions party thereto from time to time (collectively, the "LENDERS"). Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Credit Agreement.

         __________________________ (the "ASSIGNOR"), and ______________________
(the "ASSIGNEE") agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee (without recourse to the Assignor) a __________/__________ interest (the "ASSIGNED INTEREST") in and to all of the rights of Assignor under the Credit Agreement and the other Loan Papers (including, without limitation, the Note presently held by the Assignor and the Guaranty), and the Assignee hereby purchases and accepts from the Assignor such Assigned Interest and assumes all of the obligations of the Assignor under the Credit Agreement and the other Loan Papers (including, without limitation, the Note presently held by the Assignor and the Guaranty) to the extent of the Assigned Interest, including, without limitation, (a) all Advances funded by the Assignor and outstanding on the Effective Date (as defined below), together with interest accruing thereon on and after the Effective Date, and (b) the commitment fee (as described in Section 4 of the Credit Agreement) that is earned by Lenders from and after the Effective Date and paid by Borrower after the Effective Date. From and after the Effective Date, (x) the Assignee shall be a party to the Credit Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and under the other Loan Papers and (y) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Papers.

         2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made by any Company in or in connection with the Credit Agreement or any other Loan Paper or the execution, legality, validity, enforceability, genuineness, sufficiency, collectibility, or value of the Credit Agreement or any other Loan Paper, other than that it is the sole legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any claim, encumbrance, or participation;
(b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Company or the performance or observance by any Company of any of its respective obligations under the Credit Agreement or any other Loan Paper; (c) represents and warrants that (i) it possesses all requisite authority and power to execute, deliver, and comply with the terms of the Loan Papers (including, without limitation, this Assignment and Acceptance), (ii) the Credit Agreement and the instruments contemplated therein constitute the entire agreement between Borrower, Agent, and Lenders, (iii) the Credit Agreement has not been amended, (iv) to its knowledge, no Default or Potential Default has occurred pursuant to the Loan Papers, and (v) all of the conditions of Section 6.1 of the Credit Agreement have been satisfied as of the Effective Date; and (d) attaches the Note held by it and requests that Agent exchange such Note for new Notes executed by Borrower and payable to the Assignee in a principal amount equal to $__________ and payable to the Assignor in a principal amount equal to $__________ (less the principal amount of any other new Note(s) to any other assignee(s) of Assignor pursuant to other Assignment and Acceptance agreements effective as of the Effective Date).

         3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon Agent, the Assignor, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (e) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; (f) agrees that it will comply with the confidentiality requirements of Section 12.15 of the Credit Agreement; (g) represents and warrants that it does not consider any amount paid by it to the Assignor hereunder a loan by it to the Assignor; and
(h) (i) represents and warrants to the Assignor that under applicable laws and treaties no taxes will be required to be withheld by Agent, Borrower, or the Assignor with respect to any payments to be made to the Assignor in respect of the Obligation, (ii) attaches hereto two duly completed copies of U.S. Internal Revenue Service Form 4224, Form 1001, Form W-8, or any other tax form acceptable to Agent (wherein the Assignee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments made on the Obligation), and (iii) agrees to provide to the Assignor, Agent, and Borrower a new tax form upon the obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by the Assignee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.


         4. The effective date for this Assignment and Acceptance shall be ________________ (the "EFFECTIVE DATE").

         5. From and after the Effective Date, Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees, and other amounts) to the Assignee. The Assignor and the Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date by Agent or with respect to the making of this assignment directly between themselves.

         6. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of Texas.

         7. This Assignment and Acceptance (a) embodies the entire agreement between the parties, supersedes all prior agreements and understandings, if any, relating to the subject matter hereof, and may be amended only by an instrument in writing executed jointly by an authorized officer of each party hereto, (b) is not intended to evidence a "purchase" or "sale" of a "security" within the meaning of any Law, and (c) may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which shall constitute, collectively, one agreement; but, in making proof of this Assignment and Acceptance, it shall not be necessary to reproduce or account for more than one such counterpart.

         8. Any amounts due hereunder from the Assignor to the Assignee shall be wire transferred by the Assignor to Assignee's account at _________________________________________, ABA #_________, for credit to
________________ account #_____________, Attention:  ______________, Reference:
___________. Any amounts due hereunder from the Assignee to the Assignor shall be wire transferred by the Assignee to the Assignor's account at ___________________________, ABA #_________, Attention: _____________________
(Ref. ______). For purposes of amending Schedule 1(a) to the Credit Agreement, the Assignee's address, contact person, telephone and facsimile number are as follows:


                 ___________________________________________

                 ___________________________________________

                 ___________________________________________

                 Attention: ________________________________

                 Telephone: ________________________________

                 FAX: ______________________________________

        EXECUTED as of __________, 199_, with an "Effective Date" of _________, 199_.


ASSIGNOR                                  ASSIGNEE

_______________________________________   ______________________________________


By ____________________________________      By ________________________________

         Name:                                   Name:
         Title:                                  Title:


CONSENTED TO:

NATIONSBANK OF TEXAS, N.A.
as Agent


By ____________________________________
         James R. Allred,
         Vice President


POOL COMPANY



By ____________________________________
         E.J. Spillard,
         Senior Vice President, Finance




By ____________________________________
         R.A. Johannsen,
         Treasurer

                                   EXHIBIT F

                                    GUARANTY


         THIS GUARANTY is executed as of ________________, 199__, by ________________________ ("GUARANTOR") for the benefit of NATIONSBANK OF TEXAS, N.A. ("AGENT"), and the Lenders (the "LENDERS") named in the Credit Agreement and the Term Loan Agreement (as hereinafter defined).

         WHEREAS, POOL COMPANY ("BORROWER"), Agent and Lenders have executed
(a) a Restated Revolving Credit Agreement dated as of _____________________, 1995 (as amended, supplemented, or restated, the "CREDIT AGREEMENT"), together with certain other Loan Papers, and (b) a Restated Term Loan Agreement dated as of November 30, 1995 (as amended, supplemented or restated, the "TERM LOAN AGREEMENT", together with certain other Loan Papers; and

         WHEREAS, Guarantor is a direct or indirect consolidated Subsidiary of Borrower incorporated in the United States; and

         WHEREAS, it is expressly understood among Borrower, Guarantor, Agent and each Lender that the execution and delivery of this Guaranty is an integral part of the transactions contemplated by the Credit Agreement, the Term Loan Agreement, and the Loan Papers and a condition precedent to Agent's and Lenders' obligations under the Credit Agreement and the Term Loan Agreement;

         NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor hereby guarantees to Agent and Lenders the prompt payment at maturity (by acceleration or otherwise), and at all times thereafter, of the Guaranteed Indebtedness (hereinafter defined), this Guaranty being upon the following terms and conditions:

         1. Unless otherwise defined herein, all capitalized terms have the meanings given to such terms in the Credit Agreement and the Term Loan Agreement.

         2. The term "BORROWER" shall include, without limitation, Borrower, Borrower as a debtor-in-possession, and any receiver, trustee, liquidator, conservator, custodian, or similar party hereafter appointed for Borrower or all or substantially all of its assets pursuant to any liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar Debtor Relief Law from time to time in effect affecting the rights of creditors generally.

         3. The term "GUARANTEED INDEBTEDNESS" means the Obligation as defined in the Credit Agreement and the Term Loan Agreement, together with any and all costs, attorneys' fees, and expenses reasonably incurred by Agent and Lenders by reason of Borrower's or Guarantor's default in payment of any of the foregoing indebtedness.

         4. This instrument shall be an absolute and continuing guaranty, and the circumstance that at any time or from time to time the Guaranteed Indebtedness may be paid in full shall not affect the obligation of Guarantor with respect to the Guaranteed Indebtedness of Borrower to Agent and Lenders thereafter incurred; provided that Guarantor may give written notice to Agent and Lenders that Guarantor will not be liable hereunder for any indebtedness of Borrower incurred after the giving of such notice (which notice shall not be deemed to have been given until actually received by Agent and Lenders), and in such event Guarantor shall remain liable for its obligations hereunder until the payment in full of (a) the Guaranteed Indebtedness as it exists at the date of the giving of such notice, and (b) loans made after such notice or pursuant to any obligation of Agent and Lenders under any other commitment or agreement made to or with Borrower prior to the giving of such notice.

         5. Notwithstanding any contrary provision herein, Guarantor's aggregate payments in respect of the Guaranteed Indebtedness shall never exceed the greater of (a) 90% of its net worth (the amount by which the present fair saleable value of its assets exceeds its liabilities on such date, without giving effect to this Guaranty) or (b) the aggregate value of direct and indirect benefits received under the Loan Papers.

         6. If Guarantor becomes liable for any indebtedness owing by Borrower to Agent or Lenders, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights of Agent and Lenders hereunder shall be cumulative of any and all other rights that Agent and Lenders may ever have against Guarantor. The exercise by Agent and Lenders of any right or remedy hereunder or under any other agreement, document, or instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy. Guarantor covenants and agrees that it will not assert any rights arising from payment or other performance hereunder until all of Guarantor's liability shall have been discharged in full and all of the Guaranteed Indebtedness existing at the time of discharge shall have been paid and performed in full.

         7. Upon the occurrence and continuance of a Default, Guarantor shall, on demand and without further notice of dishonor, without any notice having been given to Guarantor previous to such demand of the acceptance by Agent and Lenders of this Guaranty, and without any notice having been given to Guarantor previous to such demand of the creating or incurring of such indebtedness, pay the amount of the Guaranteed Indebtedness then due and payable to Agent and Lenders, and it shall not be necessary for Agent and Lenders, in order to enforce such payment by Guarantor, first or contemporaneously to institute suit or exhaust remedies against Borrower or others liable on such indebtedness, or to enforce rights against any security ever given to secure such indebtedness.

         8. All principal of and interest on all indebtedness, liabilities, and obligations of Borrower to Guarantor (the "SUBORDINATED DEBT"), whether direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, now or hereafter existing, due or to become due to Guarantor, or held or to be held by Guarantor, whether created directly or acquired by assignment or otherwise, and whether evidenced by written instrument or not, shall be expressly subordinated to the final payment in full of the Guaranteed Indebtedness. Guarantor agrees not to receive or accept any payment from Borrower with respect to the Subordinated Debt at any time a Default has occurred and is continuing; and, in the event Guarantor receives any payment on the Subordinated Debt in violation of the foregoing, Guarantor will hold any such payment in trust for Agent and Lenders and forthwith turn it over to Agent and Lenders, in the form received (with any necessary endorsements), to be applied to the Guaranteed Indebtedness.

         9. Guarantor shall not assert, enforce, or otherwise exercise (a) any right of subrogation to any of the rights or liens of Agent and Lenders or any other beneficiary against Borrower or any other obligor on the Guaranteed Indebtedness or any collateral or other security, or (b) any right of recourse, reimbursement, contribution, indemnification, or similar right against Borrower or any other obligor on all or any part of the Guaranteed Indebtedness or any guarantor thereof, and Guarantor hereby irrevocably waives any and all of the foregoing rights. Guarantor irrevocably waives the benefit of, and any right to participate in, any collateral or other security given to Agent and Lenders or any other beneficiary to secure payment of the Guaranteed Indebtedness.

         10. Guarantor hereby agrees that its obligations under the terms of this Guaranty shall not be released, diminished, impaired, reduced, or affected by the occurrence of any one or more of the following events: (a) Agent's or any Lender's taking or accepting of any other security or guaranty for any or all of the Guaranteed Indebtedness; (b) any release, surrender, exchange, subordination, or loss of any security at any time existing in connection with any or all of the Guaranteed Indebtedness; (c) any partial release of the liability of Guarantor (or if there is more than one person or entity signing this Guaranty, the release of any one or more of them) or the release of any other obligor on the Obligation; (d) the insolvency, bankruptcy, or lack of corporate power of Borrower, the undersigned, or any party at any time liable for the payment of any or all of the Guaranteed Indebtedness, whether now existing or hereafter occurring; (e) any renewal, extension, or rearrangement of the payment of any or all of the Guaranteed Indebtedness, either with or without notice to or consent of Guarantor, or any adjustment, indulgence, forbearance, or compromise that may be granted or given by Agent or Lenders to Borrower, Guarantor, or any other obligor on the Obligation; (f) any neglect, delay, omission, failure, or refusal of Agent or any Lender to take or prosecute any action for the collection of any or all of the Guaranteed Indebtedness or to foreclose or take or prosecute any action in connection with any instrument or agreement evidencing or securing any or all of the Guaranteed Indebtedness; (g) any failure of Agent or any Lender to notify Guarantor of any renewal, extension, or assignment of any or all of the Guaranteed Indebtedness, or the release of any security or of any other action taken or refrained from being taken by Agent or any Lender against Borrower or any new agreement between Agent or any Lender and Borrower, it being understood that Agent and Lenders shall not be required to give Guarantor any notice of any kind under any circumstances whatsoever with respect to or in connection with the Guaranteed Indebtedness, other than any notice required to be given to Borrower or Guarantor elsewhere herein; (h) the unenforceability of any part of the Guaranteed Indebtedness against Borrower by reason of the fact that the Guaranteed Indebtedness exceeds the amount permitted by law, the act of creating the Guaranteed Indebtedness, or any part thereof, is ultra vires, or the officers creating same exceeded their authority or violated their fiduciary duties in connection therewith; or (i) any payment by Borrower to Agent or Lenders is held to constitute a preference under the bankruptcy laws or if for any other reason Agent or any Lender is required to refund such payment or make payment to someone else.

         11. Guarantor hereby waives all rights by which it might be entitled to require suit on an accrued right of action in respect of any of the Guaranteed Indebtedness or require suit against Borrower or others, whether arising pursuant to Section 34.02 of the Texas Business and Commerce Code, as amended (regarding Guarantor's right to require Agent or Lenders to sue Borrower on accrued right of action following Guarantor's written notice to Agent or Lenders), Section 17.001 of the Texas Civil Practice and Remedies Code, as amended (allowing suit against Guarantor without suit against Borrower, but precluding entry of judgment against Guarantor prior to entry of judgment against Borrower), Rule 31 of the Texas Rules of Civil Procedure, as amended (requiring Agent and Lenders to join Borrower in any suit against Guarantor unless judgment has been previously entered against Borrower), or otherwise.

         12. Guarantor acknowledges that certain representations and warranties set forth in Sections 5.1 through 5.15 of the Credit Agreement and the Term Loan Agreement are applicable to Guarantor, and Guarantor reaffirms that each such representation and warranty is true and correct. Furthermore, Guarantor represents and warrants to Agent and Lenders that the value of the consideration received and to be received by Guarantor is reasonably worth at least as much as the liability and obligation of Guarantor hereunder, and such liability and obligation may reasonably be expected to benefit Guarantor directly or indirectly.

         13. Guarantor acknowledges that certain covenants set forth in Sections 7.1, 7.2, 7.4 through 7.29 of the Credit Agreement and the Term Loan Agreement are applicable to the Guarantor or shall be imposed upon the Guarantor, and Guarantor covenants and agrees to promptly and properly perform, observe, and comply with each such covenant.

         14. Guarantor expressly assumes all responsibilities to remain informed of the financial condition of Borrower and any circumstances affecting
(a) Borrower's ability to perform under the Credit Agreement, the Term Loan Agreement and the other Loan Papers to which it is a party or (b) collateral securing all or any part of the Guaranteed Indebtedness.

         15. The Guaranteed Indebtedness shall not be reduced, discharged, or released because or by reason of any existing or future offset, claim, or defense (except for the defense of payment) of Borrower or any other party against Agent or any Lender or against payment of the Guaranteed Indebtedness, whether such offset, claim, or defense arises in connection with the Guaranteed Indebtedness or otherwise. Such claims and defenses include, without limitation, failure of consideration, breach of warranty, fraud, statute of frauds, bankruptcy, infancy, statute of limitations, lender liability, accord and satisfaction, and usury.

         16. This Guaranty is for the benefit of Agent and Lenders and their respective successors and assigns. Guarantor acknowledges that in the event of an assignment of the Guaranteed Indebtedness, or any part thereof, the rights and benefits hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty is binding on Guarantor and its successors and assigns.

         17. This Guaranty is a Loan Paper and, therefore, this Guaranty is subject to the applicable provisions of Section 12 of the Credit Agreement and the Term Loan Agreement, all of which applicable provisions are incorporated herein by reference the same as if set forth herein verbatim.

         This Guaranty is executed as of the first date set forth herein.

                                        _______________________________________


                                        By ____________________________________

                                           Name: ______________________________

                                           Title: _____________________________


[corporate seal]

                                        By ____________________________________

                                           Name: ______________________________

                                           Title: _____________________________

Address

__________________________________

__________________________________

__________________________________

Attn: ____________________________

Fax No.: _________________________

                                   EXHIBIT G

                               SECURITY AGREEMENT


         THIS SECURITY AGREEMENT is executed as of _________________, 199___, by __________________ ("DEBTOR") for the benefit of (i) NationsBank of Texas, N.A., as Agent ("REVOLVING CREDIT AGENT") and the Lenders ("REVOLVING CREDIT LENDERS") named in the Revolving Credit Agreement (as hereinafter defined),
(ii) NationsBank of Texas, N.A., as Agent ("TERM LOAN AGENT") and the Lenders ("TERM LOAN LENDERS") named in the Term Loan Agreement (as hereinafter defined), and (iii) for the benefit of NationsBank of Texas, N.A. ("NATIONSBANK") for its own account with respect to its net exposure on foreign exchange contracts between it and any Company (as defined in the Revolving Credit Agreement). NationsBank, Revolving Credit Agent, Revolving Credit Lenders, Term Loan Agent and Term Loan Lenders are each a SECURED PARTY, and are collectively referred to herein as "SECURED PARTIES".

         WHEREAS, Pool Company, a Texas Corporation ("BORROWER"), and Secured Parties have entered into (i) a Restated Revolving Credit Agreement dated as of November 30, 1995 (as renewed, extended or amended from time to time, the "REVOLVING CREDIT AGREEMENT"), and (ii) a Restated Term Loan Agreement dated as of November 30, 1995 (as renewed, extended or amended from time to time, the "TERM LOAN AGREEMENT," and collectively with the Revolving Credit Agreement, the "CREDIT AGREEMENT"); and

         WHEREAS, Debtor is a direct or indirect consolidated Subsidiary of Borrower incorporated in the United States; and

         WHEREAS, in Debtor's judgment, (a) the value of consideration received and to be received by Debtor in connection with the transaction described above is reasonably worth at least as much as the liability and obligation of Debtor hereunder, and (b) such liability and obligation may reasonably be expected to directly or indirectly benefit Debtor; and

         WHEREAS, it is expressly understood among Secured Parties and Debtor that the contemplated execution and delivery of this agreement is an integral part of the transactions contemplated by the Loan Papers and a condition precedent to Secured Parties' obligations to extend credit under the Credit Agreement;

         NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor hereby covenant and agree with Secured Parties as follows:

         1. Certain Definitions. Unless otherwise defined herein, or the context hereof otherwise requires, (a) capitalized terms have the meaning ascribed to such terms in the Revolving Credit Agreement, and (b) each term defined in the UCC is used in this agreement with the same meaning; provided that if any definition given a term in Chapter 9 of the UCC conflicts with the definition given that term in any other chapter of the UCC, the Chapter 9 definition shall prevail. As used herein, the following terms have the meanings indicated:

                 Collateral has the meaning set forth in Paragraph 3.

                 Default has the meaning set forth in Paragraph 6.

                 Equipment means any and all furnishings, machinery, furniture, fixtures and equipment, wherever located, whether now owned or hereafter acquired including without limitation, all manufacturing, distribution, selling, data processing and office equipment and all appliances and trade fixtures, together with all increases, parts, fittings, accessories, equipment, and special tools now or hereafter affixed to any part thereof and thereto, together with all substitutes and replacements thereof, all accessions and attachments thereto, and all tools, parts and equipment now or hereafter added to or used in connection with the foregoing.

                 Inventory means any and all inventory, including without limitation any and all goods held for sale or lease or being processed for sale or lease and all returned, reclaimed, refused or repossessed goods, whether now owned or hereinafter acquired, including all materials, goods and work in process, finished goods, and other tangible property held for sale or lease or furnished or to be furnished under contracts of service or used or consumed in the owner's business, along with all documents (including documents of title) covering inventory, all cash and non-cash proceeds from the sale of inventory including proceeds from insurance and including such property the sale or other disposition of which has given rise to accounts and which has not been returned to or repossessed or stopped in transit "Inventory" includes each of the foregoing items whether they are in the owner's possession or some other person for sale, storage, transit, processing, use or otherwise.

                 Obligation means (a) the "Obligation" as defined in the Restated Agreement and the Term Loan Agreement, (b) NationsBank's net exposure on all foreign exchange contracts between Debtor and NationsBank, (c) all indebtedness, liabilities, and obligations of Debtor arising under this agreement, (d) interest accruing on, and attorneys' fees, court costs, and other costs of collection reasonably incurred in the collection or enforcement of, any of the indebtedness, liabilities, or obligations described in clause
(a) above, and (e) any and all renewals and extensions of, or amendments to, any of the indebtedness, liabilities, and obligations described in clauses (a) through (d) above. The foregoing includes future advances, it being the intention and contemplation of Debtor and Secured Parties that future advances will be made to Borrower under the Credit Agreement for a variety of purposes, and that payment and repayment of all of the foregoing are intended to and shall be part of the Obligation secured hereby.

                 Obligor means any person or entity obligated with respect to any of the Collateral, whether as an account debtor, obligor on an instrument, issuer of securities, or otherwise.

                 Pledged Shares means all shares of capital stock now or hereafter issued to Pool Alaska, Inc. by any Person and the certificate(s) representing the Pledged Shares and all dividends, cash, instruments and other property from time-to-time received, receivable or otherwise distributed in respect of or in exchange of any Pledged Shares.

                 Related Papers means (a) this agreement, (b) all present and future agreements, documents, and instruments now or hereafter evidencing any of the Obligation, or assuring or securing payment thereof, (c) all agreements, documents, and instruments now or hereafter executed in connection herewith, including, without limitation, the Loan Papers, and (d) any and all future renewals and extensions or restatements of, or amendments or supplements to, all or any part of the foregoing.

                 Security Interest means the security interest granted and the pledge and assignment made under Paragraph 2.

                 Trademarks means, individually and collectively, all trademarks, trade names and service marks registrations, applications, rights to use and common law rights therein now or hereafter owned, controlled or acquired, including, without limitation, all unregistered trademarks, trademarks and service marks, all trademarks, trade names, service marks applications, and registrations, and all rights to use listed on Schedule II to this Agreement and all rights in and to (a) all trade names, service marks and trademarks in which it has rights, and (b) all renewals thereof, (c) all income, payments, royalties, damages and payments now and hereafter due or payable with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (d) the right to sue for or bring injunctive proceedings with respect to past, present and future infringements thereof, (e) goodwill connected with, symbolized by, or in any way related to any of the Trademarks, (f) all licenses, agreements, and general intangibles relating to any of the foregoing and (g) all books, records, computer tapes or disks, instructions, flow diagrams, specification sheets, source codes, object codes, and any other physical manifestations of or documentation relating to any of the foregoing.

                 UCC means the Uniform Commercial Code as enacted in the State of Texas or other applicable jurisdiction, as amended at the time in question.

         2. Security Interest. In order to secure the full and complete payment and performance of (a) the Obligation when due, and (b) NationsBank's net exposure on all foreign exchange contracts between any Company and NationsBank when due, Debtor hereby grants to Secured Parties a security interest in the Collateral and pledges and assigns the Collateral to Secured Parties, all upon and subject to the terms and conditions of this agreement. Such Security Interest is granted and such pledge and assignment are made as security only and shall not subject Secured Parties to, or transfer or in any way affect or modify, any obligation of Debtor with respect to any of the Collateral or any transaction involving or giving rise thereto. For purposes of clarification, "net exposure on all foreign exchange contracts" refers to the amount, if any, by which the purchase or sales prices stipulated in any foreign exchange contracts on which a Company is in default are (i) less, in the case of contracts to purchase currencies, or (ii) greater, in the case of contracts to sell currencies, respectively, than the market prices for such currencies (as determined on the agreed value date specified in each such contract).

         3. Collateral. As used herein, COLLATERAL includes all of the following items and types of property now owned or hereafter acquired (collectively, the "COLLATERAL"):

                 (a) All present and future accounts of Debtor, including, without limitation, all accounts receivable and all other rights of Debtor to payment for goods sold or leased or for services rendered, and all cash and noncash proceeds, increases, profits, combinations, reclassifications, substitutions, and replacements of or for all or any part of the foregoing;

                 (b) All present and future deposit accounts, restricted and unrestricted cash collateral accounts, and cash equivalent instruments (including, without limitation, certificates of deposit) of Debtor now or hereafter held by or specifically assigned or granted to Secured Parties (including, without limitation, the cash collateral account described in Section 4.3 of the Revolving Credit Agreement, together with all present and future funds on deposit therein and investments therefrom);

                 (c) All present and future Rights, titles, and interests Debtor may have or be or become entitled to under or by virtue of the Contingent Support Agreement and all cash and noncash proceeds, increases, profits, combinations, reclassifications, substitutions, and replacements of or for all or any part of the foregoing; and

                 (d) The present and future shares of the capital stock now or hereafter issued by the following corporations to Debtor, up to the percentage set forth below, and the certificates representing such shares, and all dividends, cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in exchange for any such shares, and increases, proceeds, combinations, reclassifications, substitutions, and replacements of or for all or any part of the foregoing:

                 100% PESCO Subsidiary, Borrower, and Borrower's present and future consolidated Subsidiaries which are incorporated within the United States of America

                  66% All present and future consolidated Subsidiaries of Borrower which are not incorporated within the United States of America

                 (e) All items or types of property, wherever located, whether now owned or hereafter acquired by Pool Alaska, Inc., including, without limitation, in addition to the property described in (a) through (d) above, all Inventory, Equipment, Pledged Shares, Trademarks, and Patents.

The description of Collateral contained in this Paragraph 3 includes after acquired Collateral and proceeds of the Collateral.

         4. Representations and Warranties. Debtor acknowledges that certain representations and warranties set forth in the Credit Agreement are applicable to Debtor, and Debtor reaffirms that each such representation and warranty is true and correct. In addition, Debtor represents and warrants to Secured Parties that:

                 (a) Debtor's chief executive office is where Debtor is entitled to receive notices hereunder, and the present and foreseeable location of Debtor's books and records concerning any Collateral that is accounts is as set forth on Schedule 1 attached hereto.

                 (b) All Collateral that is securities is duly authorized, validly issued, fully paid, and non-assessable, and its transfer is not subject to any restrictions other than restrictions imposed by applicable securities and corporate Laws.

                 (c) All Collateral that is accounts included in calculating the Borrowing Base is free from any claim for credit, deduction, or allowance of an Obligor (except for credits, deductions, or allowances granted in the ordinary course of business), and free from any defense, dispute, setoff, or counterclaim, and there is no extension or indulgence with respect thereto.

                 (d) The Contingent Support Agreement is in full force and effect; there have been no renewals or extensions of, or amendments, modifications, or supplements to, any thereof about which Secured Parties have not been advised in writing; and no default or potential default has occurred and is continuing thereunder.

                 (e) Debtor owns all presently existing Collateral, and will keep said Collateral and all hereafter-acquired Collateral, free and clear of all Liens except Permitted Liens.

The delivery at any time by Debtor to any Secured Party of Collateral or of additional specific descriptions of certain Collateral shall constitute a representation and warranty by Debtor to Secured Parties that the representations and warranties of this Paragraph 4 are true and correct in all material respects with respect to each item of such Collateral.

                 (f)      To the best of Pool Alaska, Inc.'s knowledge,
Schedule II, constitutes a true and complete list of all Trademarks owned by Pool Alaska, Inc. To the best of Pool Alaska, Inc.'s knowledge, Pool Alaska, Inc. has properly completed all required filings, payments, renewals and obligations in the United States Trademark Offices or the appropriate Foreign Filing Offices, as the case may be, to maintain Trademarks as fully valid and enforceable. Pool Alaska, Inc. is the sole and exclusive owner of the right, title and interest in and to the Trademarks free and clear of any Liens, registered user agreements, covenants by Pool Alaska, Inc. not to sue third Persons or, to the best of Pool Alaska, Inc.'s knowledge, licenses, except for the licenses listed on Schedule III and for Permitted Liens and Pool Alaska, Inc. has full right to use the Trademarks. To the best of Pool Alaska, Inc.'s knowledge, all Trademarks owned, controlled or acquired by Pool Alaska, Inc., or which Pool Alaska, Inc. has a right to use, (i) are subsisting and have not been adjudged or claimed to be invalid or unenforceable (either in whole or in part) and Pool Alaska, Inc. is not aware of any basis for such a claim, (ii) are valid and enforceable, (iii) are in the name of Pool Alaska, Inc., (iv) are properly recorded and/or filed in the U.S. Patent and Trademark Office and (v) Pool Alaska, Inc. has taken all necessary steps to properly record or file ownership in the name of Pool Alaska, Inc. in the proper foreign filing offices (the "FOREIGN FILING OFFICES") with respect to foreign Trademarks, as appropriate.

                 (g) To Pool Alaska, Inc.'s knowledge, no claim has been made that the ownership or use of any of the Trademarks, or the manufacture, use or sale of any product made in accordance therewith or service rendered thereunder, does or may violate the rights of any third Person, and Pool Alaska, Inc. has no knowledge of any third party rights which may be infringed or otherwise violated by the use of any of the Trademarks. To Pool Alaska, Inc.'s knowledge, Pool Alaska, Inc. does not own any rights in any patents or patent applications.

         5. Certain Covenants. Debtor acknowledges that certain covenants set forth in the Credit Agreement are applicable to Debtor or shall be imposed upon Debtor, and Debtor covenants and agrees to promptly and properly perform, observe, and comply with each such covenant. In addition, Debtor further covenants and agrees with Secured Parties that Debtor will:

                 (a)      Maintain at one or more of the addresses set forth on
Schedule 1 a current record of where all Collateral is located, permit representatives of any Secured Party (at such Secured Party's expense to the extent so provided in the Credit Agreement) at any time during normal business hours to inspect and make abstracts from such records, and furnish to such Secured Party, at such intervals as such Secured Party may request, such documents, lists, descriptions, certificates, and other information as may be necessary or proper to keep such Secured Party informed with respect to the identity, location, status, condition, and value of the Collateral including, without limitation, (i) amendments to SCHEDULE I, (ii) the execution and filing of such financing statements as the Secured Party may reasonably require, and (iii) the execution and the filing of such assignments and agreements as the Secured Party may require in the United States Patent and Trademark Office and the Foreign Filing Offices.

                 (b) Perform in accordance with normal business practices all of Debtor's duties under and in connection with each transaction to which any Collateral relates.

                 (c) Promptly notify Secured Parties of any claim, action, or proceeding affecting title to all or any of the Collateral or the Security Interest and, at the request of any Secured Party, appear in and defend, at Debtor's expense, any such action or proceeding.

                 (d) From time to time promptly execute and deliver to Agent all such other assignments, certificates, supplemental documents, and financing statements, and do all other acts or things as Secured Parties may reasonably request in order to more fully create, evidence, perfect, continue, and preserve the priority of the Security Interest.

                 (e) Not sell, lease, or otherwise dispose of, or permit the sale, lease, or disposition of, any Collateral except for sales, leases, and other dispositions permitted by the terms of the Credit Agreement.

                 (f) Not create, incur, or suffer or permit to be created or incurred or to exist any Lien upon or against any of the Collateral, except for Permitted Liens.

                 (g) Not use, or permit the use of, any of the Collateral for any unlawful purpose or in any manner inconsistent with the provisions or requirements of any applicable insurance policy.

                 (h) Not amend, modify, surrender, cancel, terminate, or replace, nor permit any such amendment, modification, surrender, cancellation, termination, or replacement of, (i) the Contingent Support Agreement, without each Secured Party's written consent, or (ii) other than in the ordinary course of business, any other material contract to which any of the Collateral relates.

                 (i) Not relocate Debtor's principal place of business, chief executive office, or place where Debtor's books and records related to accounts are kept, or otherwise relocate any of the other Collateral, to an address in a Louisiana parish or other state other than to those Louisiana parishes or other states in which addresses set forth on Schedule 1 are located, or change Debtor's name or address to which it is entitled to receive notices hereunder, unless prior thereto Debtor (i) gives Secured Parties 30 days prior written notice of such proposed relocation or change (such notice to include, without limitation, the name of the Louisiana parish or other state into which the Collateral is being relocated, and the new name and address of Debtor) and (ii) (unless the Collateral is being relocated to a jurisdiction in which existing financing statements or other required filings have previously been made to perfect the Security Interest in such Collateral) executes and delivers all such additional documents and performs all additional acts as Secured Parties in their sole discretion may request in order to continue or maintain the existence and priority of the Security Interest in such Collateral.

                 (j) To the extent necessary for Pool Alaska, Inc. to conduct its business as then being conducted, (i) prosecute diligently any trademark or service mark application of the Trademarks now or hereafter pending, (ii) make federal application on registrable but unregistered trademarks or service marks, as appropriate, (iii) file and prosecute opposition and cancellation proceedings with respect to the Trademarks, (iv) preserve and maintain all of Pool Alaska, Inc.'s rights in trademark or service mark applications, service marks, trademarks and trademark or service mark registrations of the Trademarks, (v) with respect to the Trademarks, shall not abandon any right to file a patent application or trademark or service mark application, or any pending trademark or service mark application, service mark or trademark, (vi) make timely application and pay fees for the Trademarks, and complete the filing of any documents and pay in a timely manner all maintenance, extension, renewal, incontestable or other fees with respect to such Trademarks, (vii) do all other things necessary to enforce, preserve, renew and maintain the Trademarks and (viii) appear in and defend any action relating in any manner to any of the Trademarks. Any expenses incurred in connection with any of the foregoing shall be born by Pool Alaska, Inc.

                 (k) Maintain the quality of any and all products or services on or in connection with which the Trademarks are used, consistent with the quality of the products or services as of the date of this Agreement.

                 (l) Pool Alaska, Inc. shall notify Secured Party immediately if Pool Alaska, Inc. knows that any Trademark may become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Trademark Office or any court or in any of the Foreign Filing Offices) regarding Pool Alaska, Inc.'s ownership of any such Trademark, its right to register the same, or its right to keep and maintain the same.

                 (m) Except for Permitted Liens, not create or permit the creation of or allow the existence of, any Lien upon or against any of the Collateral or enter into any licensing agreement prohibited by the Credit Agreement.

                 (n) After a Default occurs, take all actions Secured Party requests to obtain any Tribunal's consent to or approval of Secured Party's Rights under this Agreement, including, without limitation, the Right to sell all or any part of the Collateral upon a Default without the Tribunal's further consent or approval. Debtor agrees that Secured Party's remedies at law for Debtor's failure to comply with this provision would be inadequate and that the harm to Secured Party would not be adequately compensable in damages. Debtor agrees that this provision may be specifically enforced.

                 (o) Perform all of its obligations under or in connection with the Collateral in accordance with customary business practices.

         6. Default. The term "Default," as used herein, means the occurrence of any one or more of the events described in Section 8 of the Credit Agreement.

         7. Remedies. Upon the occurrence and continuance of a Default, Secured Parties may exercise any and all rights and remedies available to a secured party under the UCC, in addition to any and all other rights and remedies afforded by the Related Papers, at law, in equity, or otherwise, including, without limitation, the rights and remedies described in Section 9 of the Credit Agreement. In addition, Secured Party may require requiring Pool Alaska, Inc. to execute and deliver to Secured Party an assignment, substantially in the form of Exhibit "A" to this Agreement, of all of its right, title and interest in and to the Trademarks and require Pool Alaska, Inc. to take such other action as Secured Party requests to grant, perfect and protect the assignment of such Trademarks and to exercise Secured Party's rights and remedies with respect to such assigned Trademarks.

                 (a) Notice. Reasonable notification of the time and place of any public sale of the Collateral, or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be sent to the Debtor and to any other Person entitled to notice under the UCC; provided that if any of the Collateral threatens to decline speedily in value or is of the type customarily sold on a recognized market, Secured Parties may sell or otherwise dispose of the Collateral without notification, advertisement, or other notice of any kind. It is agreed that (i) notice sent or given not less than five Business Days prior to the taking of the action to which the notice relates is reasonable notification and notice for the purposes of this subparagraph, and (ii) any sale of the Collateral may be conducted with reserve.

                 (b) Sales of Securities. In connection with the sale of any Collateral that is securities, Secured Parties are authorized, but not obligated, to limit prospective purchasers to the extent deemed necessary or desirable by Secured Parties to render such sale exempt from the registration requirements of the Securities Exchange Act of 1934 (as amended, the EXCHANGE
ACT) and any applicable state securities Laws, and no sale so made in good faith by Secured Parties shall be deemed not to be "commercially reasonable" because so made.

                 (c) Application of Proceeds. Secured Parties shall apply the proceeds or any sale or other disposition of the Collateral under this Paragraph 7 in the following order: First, to the payment of all its expenses incurred in retaking, holding, and preparing any of the Collateral for sale(s) or other disposition, in arranging for such sale(s) or other disposition, and in actually selling or disposing of the same (all of which are part of the Obligation); second, toward repayment of amounts expended by Secured Parties under Paragraph 8; third, subject to Section 9.1 of the Credit Agreement, toward payment of the balance of the Obligation and NationsBank's net exposure then existing under all foreign exchange contracts between any Company and NationsBank in such order and manner as Secured Parties, in their discretion, may deem advisable. Any surplus remaining shall be delivered to the Debtor or Borrower or as a court of competent jurisdiction may direct. If the proceeds are insufficient to pay the Obligation in full, Borrower shall remain liable for any deficiency.

                 (d) Pool Alaska, Inc.'s Agent. Secured Party shall be deemed to be irrevocably appointed as Pool Alaska, Inc.'s agent and attorney-in-fact with all right and power to enforce all of Pool Alaska, Inc.'s rights and remedies under or in connection with the Collateral. All reasonable costs, expenses and liabilities incurred and all payments made by Secured Party as Pool Alaska, Inc.'s agent and attorney-in-fact, including, without limitation, reasonable attorney's fees and expenses, shall be considered a loan by Secured Party to Pool Alaska, Inc. which shall be repayable on demand and shall accrue interest at the Default Rate and shall be part of the Obligation. Pool Alaska, Inc. hereby gives Secured Party the power and right on its behalf and in its own name to do any of the following, without notice to or the consent of Pool Alaska, Inc.:

                 (i) endorse Pool Alaska, Inc.'s name on all applications, assignments (including assignments to Secured Party), licenses, documents, papers, and instruments necessary or desirable for Pool Alaska, Inc. in its use of the Trademarks;

                 (ii) take any other action with respect to the Trademarks as Secured Party deems in its best interest or in the best interest of Lenders, including requiring Pool Alaska, Inc. to join in any lawsuit or other action concerning the Collateral;

                 (iii) grant or issue any exclusive or non-exclusive license under the Trademarks; and

                 (iv) assign, pledge, convey, or otherwise transfer title in or dispose of any of the Trademarks to anyone.

                 This power of attorney is a power coupled with an interest and shall be irrevocable until the Obligation is paid in full. The Secured Party shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges, and options expressly or implicitly granted to it in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. This power of attorney is conferred on Secured Party solely to protect, preserve, maintain, and realize upon its Security Interest in the Collateral. Neither Secured Party nor any of the Lenders shall be responsible for any decline or diminution in the value of any of the Collateral, and neither Secured Party nor any of the Lenders shall be required to take any steps to protect or preserve any of the Collateral or any rights against prior parties or to protect, preserve, or maintain any security interest or Lien given to secure the Collateral.

         8.      Other Rights of Secured Parties.

                 (a) Performance. If any covenant, duty, or agreement of Debtor is not performed in accordance with its material terms, Secured Parties may, at their option, perform, or attempt to perform, such covenant, duty, or agreement on behalf of Debtor. Any amount reasonably expended by Secured Parties in such performance or attempted performance shall be payable by Debtor to Secured Parties on demand, shall become part of the Obligation, and shall bear interest at the Default Rate from the date of such expenditure by Secured Parties until paid. Notwithstanding the foregoing, it is expressly understood that no Secured Party shall assume or have, except by express written consent of such Secured Party, any liability or responsibility for the performance of any covenant, duty, or agreement of Debtor.

                 (b) Collection. Upon notice from any Secured Party, each Obligor with respect to any payments on any of the Collateral (including, without limitation, dividends and other distributions with respect to securities and insurance proceeds payable by reason of loss or damage to any of the Collateral) is hereby authorized and directed by Debtor to make payment directly to such Secured Party, regardless of whether Debtor was previously making collections thereon. Subject to Paragraph 8(e), until such notice is given, Debtor is authorized to retain and expend all payments made on Collateral. Each Secured Party shall have the right in its own name or in the name of Debtor to compromise or extend time of payment with respect to all or any portion of the Collateral for such amounts and upon such terms as such Secured Party may determine; to demand, collect, receive, receipt for, sue for, compound, and give acquittances for any and all amounts due or to become due with respect to Collateral; to take control of cash and other proceeds of any Collateral; to endorse the name of Debtor on any notes, acceptances, checks, drafts, money orders, or other evidences of payment on Collateral that may come into the possession of such Secured Party; to sign the name of Debtor on any invoice or bill of lading relating to any Collateral, on any drafts against Obligors or other persons or entities making payment with respect to Collateral, on assignments and verifications of accounts or other Collateral and on notices to Obligors making payment with respect to Collateral; to send requests for verification of obligations to any Obligor; and to do all other acts and things necessary to carry out the intent of this agreement. If any Obligor fails or refuses to make payment on any Collateral when due, each Secured Party is authorized, in its sole discretion, either in its own name or in the name of Debtor, to take such action as such Secured Party shall deem appropriate for the collection of any amounts owed with respect to Collateral or upon which a delinquency exists. Regardless of any other provision hereof, however, a Secured Party shall never be liable for its failure to collect, or for its failure to exercise diligence in the collection of, any amounts owed with respect to Collateral, nor shall it be under any duty whatever to anyone except Debtor to account for funds that it shall actually receive hereunder. Without limiting the generality of the foregoing, no Secured Party shall have responsibility for ascertaining any maturities, calls, conversions, exchanges, offers, tenders, or similar matters relating to any Collateral, or for informing Debtor with respect to any of such matters (irrespective of whether such Secured Party actually has, or may be deemed to have, knowledge thereof). The release of any Secured Party to any Obligor shall be a full and complete release, discharge, and acquittance to such Obligor, to the extent of any amount so paid to such Secured Party. The rights granted Secured Parties under this subparagraph may be exercised only upon the occurrence and continuance of a Default.

                 (c) Record Ownership of Securities. Upon the occurrence and continuance of a Default, Secured Parties may have any Collateral that is securities and that is in the possession of a Secured Party, or its nominee or nominees, registered in its name, or in the name of its nominee or nominees, as pledgee; and, as to any securities so registered, Debtor shall execute and deliver (or cause to be executed and delivered) to such Secured Party all such proxies, powers of attorney, dividend coupons or orders, and other documents as such Secured Party may reasonably request for the purpose of enabling such Secured Party to exercise the voting rights and powers which it is entitled to exercise under this agreement or to receive the dividends and other payments in respect of securities which it is authorized to receive and retain under this agreement.

                 (d) Voting of Securities. As long as a Default has not occurred and is not continuing, Debtor shall be entitled to exercise all voting rights pertaining to any Collateral that is securities. After the occurrence and during the continuance of a Default, the right to vote any Collateral that is securities shall be vested exclusively in Secured Parties. To this end, Debtor hereby irrevocably constitutes and appoints Agent, on behalf of Secured Parties, the proxy and attorney-in-fact of Debtor, with full power of substitution, to vote, and to act with respect to, any and all Collateral that is securities standing in the name of Debtor or with respect to which Debtor is entitled to vote and act, subject to the understanding that such proxy may not be exercised unless a Default has occurred and is continuing. The proxy herein granted is coupled with an interest, is irrevocable, and shall continue until the Obligation has been paid and performed in full.

                 (e) Certain Proceeds. Notwithstanding any contrary provision herein, any and all stock dividends or other non-cash distributions made on or in respect of any Collateral that is securities, and any proceeds of any Collateral that is securities, whether such dividends, distributions, or proceeds result from a subdivision, combination, or reclassification of the outstanding capital stock of any issuer thereof or as a result of any merger, consolidation, acquisition, or other exchange of assets to which any issuer may be a party, or otherwise, shall be part of the Collateral hereunder, shall, if received by Debtor, be held in trust for the benefit of Secured Parties, and shall be delivered promptly to Secured Parties or to Agent, on behalf of Secured Parties, (accompanied by proper instruments of assignment and/or stock and/or bond powers executed by Debtor in accordance with Secured Parties' instructions) to be held subject to the terms of this agreement. Any cash proceeds of Collateral which come into the possession of any Secured Party (including, without limitation, insurance proceeds) may, at such Secured Party's option, be applied in whole or in part to the Obligation (to the extent then due) and to NationsBank's net exposure then existing under all foreign exchange contracts between any Company and NationsBank, be released in whole or in part to or on the written instructions of Debtor for any general or specific purpose, or be retained in whole or in part by such Secured Party as additional Collateral. Any cash Collateral in the possession of any Secured Party may be invested by such Secured Party in (a) obligations of the United States of America and agencies thereof and obligations guaranteed by the United States of America maturing within one year from the date of acquisition, and (b) certificates of deposit issued by commercial banks organized under the Laws of the United States of America or any state thereof and having combined capital, surplus, and undivided profits of not less than $100,000,000, which have a rating from Moody's Investors Service, Inc., and Standard & Poors Corporation of at least P-1 and A-1, respectively, or are insured by the Federal Deposit Insurance Corporation. Secured Parties shall never be obligated to make any such investment and shall never have any liability to Debtor for any loss which may result therefrom. All interest and other amounts earned from any investment of Collateral may be dealt with by Secured Parties in the same manner as other cash Collateral. The provisions of this subparagraph shall be applicable only upon the occurrence and continuance of a Default.

                 (f) Use and Operation of Collateral. Debtor covenants to promptly reimburse and pay to any Secured Party, at such Secured Party's request, the amount of all expenses reasonably incurred by such Secured Party in connection with its custody and preservation of Collateral, and all such expenses shall bear interest until repaid (i) at the lesser of the Designated Rate or the Highest Lawful Rate, if no Default has occurred and is continuing, and (ii) at the lesser of the Default Rate or the Highest Lawful Rate, upon the occurrence and continuance of a Default. Such expenses, together with such interest, shall be payable by Debtor to any Secured Party upon demand and shall become part of the Obligation. However, the risk of accidental loss or damage to, or diminution in value of, Collateral is on Debtor. With respect to Collateral that is in the possession of a Secured Party, such Secured Party shall have no duty to fix or preserve rights against prior parties to such Collateral and shall never be liable for any failure to use diligence to collect any amount payable in respect of such Collateral, but shall be liable only to account to Debtor for what it may actually collect or receive thereon. The provisions of this subparagraph shall be applicable whether or not a Default has occurred and is continuing.

                 (g) INDEMNIFICATION. DEBTOR HEREBY ASSUMES ALL LIABILITY FOR THE COLLATERAL, FOR THE SECURITY INTEREST, AND FOR ANY USE, POSSESSION, MAINTENANCE, AND MANAGEMENT OF, ALL OR ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY TAXES ARISING AS A RESULT OF, OR IN CONNECTION WITH, THE TRANSACTIONS CONTEMPLATED HEREIN, AND AGREES TO ASSUME LIABILITY FOR, AND TO INDEMNIFY AND HOLD SECURED PARTIES HARMLESS FROM AND AGAINST, ANY AND ALL CLAIMS, CAUSES OF ACTION, OR LIABILITY, FOR INJURIES TO OR DEATHS OF PERSONS AND DAMAGE TO PROPERTY, HOWSOEVER ARISING FROM OR INCIDENT TO SUCH USE, POSSESSION, MAINTENANCE, AND MANAGEMENT, WHETHER SUCH PERSONS BE AGENTS OR EMPLOYEES OF DEBTOR OR OF THIRD PARTIES, OR SUCH DAMAGE TO PROPERTY OF DEBTOR OR OF OTHERS. UNLESS EXPRESSLY PROHIBITED BY APPLICABLE LAW, DEBTOR AGREES TO INDEMNIFY, SAVE, AND HOLD SECURED PARTIES HARMLESS FROM AND AGAINST, AND COVENANTS TO DEFEND SECURED PARTIES AGAINST, ANY AND ALL LOSSES, DAMAGES, CLAIMS, COSTS, PENALTIES, LIABILITIES, AND EXPENSES, INCLUDING, WITHOUT LIMITATION, COURT COSTS AND ATTORNEYS' FEES, HOWSOEVER ARISING OR INCURRED BECAUSE OF, INCIDENT TO, OR WITH RESPECT TO COLLATERAL OR ANY USE, POSSESSION, MAINTENANCE, OR MANAGEMENT THEREOF, PROVIDED THAT DEBTOR SHALL NOT BE LIABLE FOR LOSSES, DAMAGES, CLAIMS, COSTS, PENALTIES, LIABILITIES, AND EXPENSES RESULTING FROM ANY SECURED PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

         9.      Miscellaneous.

                 (a) Reference to Miscellaneous Provisions. This agreement is a Loan Paper, and, therefore, this agreement is subject to the applicable provisions of Section 12 of the Credit Agreement, all of which applicable provisions are incorporated herein by reference the same as if set forth herein verbatim. Until changed by notice, the address and facsimile number for each party hereto for purposes of communications are as appear on the signature page(s) of this agreement.

                 (b) Term. This agreement shall terminate upon full and final payment and performance of (a) the Obligation, and (b) all foreign exchange contracts between each Company and NationsBank. No Obligor, if any, on any of the Collateral shall ever be obligated to make inquiry as to the termination of this agreement, but shall be fully protected in making payment directly to Agent, on behalf of Secured Parties.

                 (c) Actions Not Releases. The Security Interest and Debtor's obligations and Secured Parties' rights hereunder shall not be released, diminished, impaired, or adversely affected by the occurrence of any one or more of the following events: (i) The taking or accepting of any other security or assurance for any or all of the Obligation; (ii) any release, surrender, exchange, subordination, or loss of any security or assurance at any time existing in connection with any or all of the Obligation; (iii) the modification of, amendment to, or waiver of compliance with any terms of any of its or any other Related Paper without the notification or consent of Debtor, except as required therein (the right to such notification and consent being specifically waived by Debtor); (iv) the insolvency, bankruptcy, or lack of corporate or trust power of any party at any time liable for the payment of any or all of the Obligation, whether now existing or hereafter occurring; (v) any renewal, extension, or rearrangement of the payment of any or all of the Obligation, either with or without notice to or consent of Debtor, or any adjustment, indulgence, forbearance, or compromise that may be granted or given by Secured Parties to Debtor; (vi) any neglect, delay, omission, failure, or refusal of any Secured Party to take or prosecute any action in connection with any other agreement, document, guaranty, or instrument evidencing, securing, or assuring the payment of all or any of the Obligation; (vii) any failure of any Secured Party to notify Debtor of any renewal, extension, or assignment of the Obligation or any part thereof, or the release of any security, or of any other action taken or refrained from being taken by any Secured Party against Debtor or any new agreement between any Secured Party and Debtor, it being understood that no Secured Party shall be required to give Debtor (other than Borrower) any notice of any kind under any circumstances whatsoever with respect to or in connection with the Obligation, including, without limitation, notice of acceptance of this security agreement or any Collateral ever delivered to or for the account of such Secured Party hereunder; (viii) the illegality, invalidity, or unenforceability of all or any part of the Obligation against any party obligated with respect thereto by reason of the fact that the Obligation, or the interest paid or payable with respect thereto, exceeds the amount permitted by Law, the act of creating the Obligation, or any part thereof, is ultra vires, or the officers, partners, or trustees creating same acted in excess of their authority, or for any other reason; or (ix) if any payment by any party obligated with respect thereto is held to constitute a preference under applicable Laws or for any other reason any Secured Party is required to refund such payment or pay the amount thereof to someone else.

                 (d) Waivers. Unless otherwise expressly provided herein or in any other Related Paper, Debtor waives (i) any right to require Secured Parties to proceed against any other Person, to exhaust its rights in Collateral, or to pursue any other right which Secured Parties may have; (ii) with respect to the Obligation, presentment and demand for payment, protest, notice of protest and nonpayment, and notice of the intention to accelerate; and (iii) all rights of marshaling in respect of any and all of the Collateral.

                 (e) Financing Statement. Secured Parties may file this agreement or a carbon, photographic, or other reproduction of this agreement, as a financing statement, but the failure of Secured Parties to do so shall not impair the validity or enforceability of this agreement.

                 (f) Information. Except as otherwise provided by Law, the charge of Secured Parties for furnishing each statement of account or each list of Collateral shall be $10.00.

                 (g) Multiple Counterparts. This agreement has been executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of this agreement, it shall not be necessary to produce or account for more than one such counterpart.

                 (h) Parties Bound; Assignment. This agreement shall be binding on and inure to the benefit of Debtor, Secured Parties, and their respective successors and assigns. Debtor's obligations and agreements hereunder are joint and several and shall be binding upon their respective successors and assigns, and delivery or other accounting of Collateral to any one or more of them shall discharge Secured Parties of all liability therefor. Debtor may not, without the prior written consent of Secured Parties, assign any rights, duties, or obligations hereunder. In the event of an assignment of all or part of the Obligation, the Security Interest and other rights and benefits hereunder, to the extent applicable to the part of the Obligation so assigned, may be transferred therewith.

         EXECUTED as of the day and year first herein set forth.


NATIONSBANK OF TEXAS, N.A.            NATIONSBANK OF TEXAS, N.A.
700 Louisiana Street, 8th Floor
Houston, Texas 77002
Attn:    James R. Allred,             By ______________________________________
         Vice President                        James R. Allred
FAX No.: (713) 247-6568                        Vice President



The address and fax no. for
each of the undersigned is:

                                      _________________________________________

10375 Richmond Avenue
Houston, Texas  77042                 By ______________________________________
Attn:  R. A. Johannsen,
           Treasurer
FAX No.:  (713) 954-3037              Title ___________________________________


                                      By ______________________________________


         [corporate seal]             Title ___________________________________

                                   SCHEDULE 1

                      Present and foreseeable location of
                           Debtor's books and records
                   concerning any Collateral that is accounts

                                  SCHEDULE II

                                   TRADEMARKS

                                  SCHEDULE III

                     TRADEMARKS LICENSED FOR USE BY OTHERS

                                  EXHIBIT "A"
                                       TO
                               SECURITY AGREEMENT

                               FORM OF ASSIGNMENT
                            ASSIGNMENT OF TRADEMARKS

         THIS ASSIGNMENT OF TRADEMARKS (this "ASSIGNMENT") is made as of *, 199__, by POOL ALASKA, INC., a Texas corporation whose address is 10375 Richmond Avenue, Houston, Texas 77042 ("ASSIGNOR") in favor of NationsBank of Texas, N.A., as Agent for itself and the other Lenders (as defined in the Security Agreement [as hereinafter defined]) ("ASSIGNEE").

                              W I T N E S S E T H

         A. Assignee is the beneficiary, for the ratable benefit of Lenders, of that certain Security Agreement dated as of April 25, 1990 executed by Assignor (the "SECURITY AGREEMENT"), which Security Agreement provides that under certain conditions specified therein Assignor shall execute this Assignment; and

         B.      The aforementioned conditions have been fulfilled;

         NOW THEREFORE, Assignor hereby agrees as follows:

         1. Assignment of Trademark. Assignor hereby grants, assigns and conveys to Assignee, for the ratable benefit of Lenders, its entire right, title and interest in and to the Trademarks (as each term is defined in the Security Agreement) including without limitation the trademark and patent registrations and applications listed in SCHEDULES II AND III to the Security Agreement and hereto, including, without limitation, all renewals thereof, all proceeds thereof (including, but not limited to, all license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements and the goodwill of the businesses associated with and symbolized by the Trademarks.

         2. Representations and Warranties. Assignor represents and warrants that it has the full right and power to make the assignment of the Trademarks made hereby and that it has made no previous assignment, transfer, agreement in conflict herewith or constituting a present or future assignment of or encumbrance on any of the Trademarks except the Security Agreement.

         3. Modification. This Assignment cannot be altered, amended or modified in any way, except by a writing signed by Assignor and Assignee.

         4. Binding Effect; Governing Law. This Assignment shall be binding upon Assignor and its respective successors and permitted assigns, and shall inure to the benefit of Assignee and its successors and assigns. This Assignment shall, except to the extent that the laws of another state apply to the Trademarks or any part thereof, be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America. By receiving this Assignment, Assignee is entitled to receive all of the benefits and none of the obligations and liabilities which may arise from the Trademarks.

         IN WITNESS WHEREOF, this Assignment has been executed as of the day and year first written above.

                                        POOL ALASKA, INC.


                                        By: ___________________________________

                                        Name: _________________________________

                                        Title: ________________________________

STATE OF __________                        )
                                           )
COUNTY  OF  __________                     )

         On this ___ day of _________, 199___, before me personally appeared ____________________________, known to me and being duly sworn, deposes and says that he is the _____________________________________ of POOL ALASKA, INC.,
a Texas corporation (the "COMPANY"); that he knows the seal of Company that the seal so affixed to the foregoing instrument is such corporate seal; that he signed the foregoing instrument and affixed the seal of Company as such officer pursuant to the authority vested in him by law; and that the foregoing instrument is the voluntary act of Company and he desires the same to be recorded as such.



                                        _______________________________________
                                        NOTARY PUBLIC IN AND FOR THE
                                        STATE OF ___________________

[SEAL]
                                        My Commission Expires: ________________

                                   EXHIBIT H


                             OFFICER'S CERTIFICATE


         This certificate is delivered under the Restated Revolving Credit Agreement dated as of November 30, 1995, among Pool Company, a Texas corporation ("BORROWER"), NationsBank of Texas, N.A., as Agent ("AGENT") and the Lenders ("LENDERS") named therein. I, the undersigned officer of the companies listed and attached as Annex A, hereby certify to Agent and the Lenders that the following are true and correct:

         1. Resolutions. Attached as Annex B is a true and correct copy of resolutions relating to matters described therein, which have been duly and unanimously adopted at a meeting of, or by the unanimous written consent of, the board of directors of each such company listed and attached as Annex A. None of such resolutions have been amended, modified or repealed in any respect, and all of such resolutions are in full force and effect on the date hereof.

         2. Incumbency. The following individuals are the duly qualified and acting officers in the position beside their names, of the companies listed and attached as Annex A. The signatures beside their names are their true signatures.


----------------------------------------------------------------------------------
 NAME                       TITLE                         SPECIMEN SIGNATURES
----------------------------------------------------------------------------------
 J. T. Jongebloed           President
----------------------------------------------------------------------------------
 E. J. Spillard             Senior Vice President,
                            Finance
----------------------------------------------------------------------------------
 R. A. Johannsen            Treasurer
----------------------------------------------------------------------------------

         3. Charter. There have been no changes to the Articles or Certificate of Incorporation of any such company, and there have been no additional amendments authorized with respect thereto, since April 21, 1995.

         4. Bylaws. There have been no changes to the Bylaws of any such company, and there have been no additional amendments authorized with respect thereto since April 21, 1995.

         EXECUTED as of  _______, 1995.


                                        _______________________________________
                                        G. G. Arms
                                        Corporate Secretary

                                    ANNEX A

                             POOL COMPANY
                             POOL ENERGY SERVICES CO.
                             POOL ENERGY HOLDING, INC.
                             POOL COMPANY (HOUSTON) INC.
                             POOL COMPANY (TEXAS) INC.
                             ASSOCIATED PETROLEUM SERVICES, INC.
                             POOL PRODUCTION SERVICES, INC.
                             POOL ALASKA, INC.
                             POOL AMERICAS, INC.
                             POOL INTERNATIONAL, INC.
                             POOL-AUSTRALIA, INC.
                             THE INTERNATIONAL AIR DRILLING COMPANY
                             ASSOCIATED OILTOOLS, INC.
                             POOL HORIZONTAL DRILLING SERVICES CO.
                             POOL CALIFORNIA ENERGY SERVICES, INC.
                             BIG 10 FISHING TOOL COMPANY, INC.
                             WESTEX PRODUCTION SERVICE, INC.

                                   EXHIBIT J

                               CONVERSION REQUEST

                              ______________, 19__

NationsBank of Texas, N.A., as Agent
Energy Banking Group
700 Louisiana Street, 8th Floor
Houston, Texas 77002
Attn:    James R. Allred, Vice President
                 Fax:  (713) 247-6568

         Reference is made to the Restated Revolving Credit Agreement dated as of November 30, 1995 (as amended, supplemented or restated, the "CREDIT AGREEMENT"), among the undersigned, the Lenders named therein, and NationsBank of Texas, N.A., as Agent. Unless otherwise defined herein, all capitalized terms have the meanings given to such terms in the Credit Agreement.

         The undersigned hereby gives you notice pursuant to SECTION 2.15 of the Credit Agreement that it elects to convert the interest rate applicable to an Advance under the Credit Agreement or elects a new Interest Period for an Advance bearing interest at a LIBOR Rate on the following terms:

(A)      Date of conversion or last day of
         applicable Interest Period (a Business Day) __________________________


(B)      Existing Interest Rate** and Principal Amount*
         being converted                             __________________________


(C)      New Interest Rate selected**                __________________________


(D)      For conversion to a LIBOR Rate, the
         Interest Period selected and the last
         day thereof***                              __________________________


(E)      For continuation of a LIBOR Rate, the Interest
         Period selected and the last day thereof*** __________________________


                                        Very truly yours,

                                        POOL COMPANY

                                        By: ___________________________________

                                        Name: _________________________________

                                        Title: ________________________________


__________________________________

   * Not less than $500,000 or a greater integral multiple of $100,000 (if a LIBOR Rate is selected).
   **    LIBOR Rate (1, 2, 3 or 6 months), or Floating Rate.
   *** 1, 2, 3 or 6 months. The Interest Period may not end after the Termination Date.

                             REVOLVING CREDIT NOTE

$7,000,000                       Houston, Texas                December 29, 1995


         FOR VALUE RECEIVED, POOL COMPANY, a Texas corporation ("MAKER"), hereby promises to pay to the order of NATIONAL BANK OF ALASKA ("PAYEE"), the principal amount of $7,000,000 or so much thereof as may be disbursed and outstanding hereunder, together with interest, as hereinafter described.

         This promissory note has been executed and delivered under, and is subject to the terms of, the $35,000,000 Restated Revolving Credit Agreement (as amended, the "CREDIT AGREEMENT") dated as of November 30, 1995, among Maker, NationsBank of Texas, N.A., as Agent, and Payee and the other Lenders referred to therein, and is a "Note" referred to therein. Unless defined herein or the context otherwise requires, capitalized terms used herein have the meaning given to such terms in the Credit Agreement. Reference is made to the Credit Agreement for provisions affecting this promissory note regarding the place of payment, applicable interest rates, principal and interest payment dates, final maturity, voluntary and mandatory prepayments, acceleration of maturity, exercise of Rights, payment of attorneys' fees, court costs, and other costs of collection, certain waivers by Maker and others now or hereafter obligated for payment of any sums due hereunder, and security for the payment hereof.

         This promissory note and the similar promissory notes of Maker dated of even date herewith have been issued under the Credit Agreement in replacement for, but not as a novation of, those certainpromissory notes of Maker dated August 15, 1994, which were issued under the Existing Credit Agreement (as defined in the Credit Agreement).

         This promissory note is being executed and delivered, and is intended to be performed, in the State of Texas, and the Laws of such State and of the United States of America shall govern the rights and duties of the parties and the validity, construction, enforcement, and interpretation hereof.

         THIS PROMISSORY NOTE, TOGETHER WITH THE OTHER LOAN PAPERS, REPRESENT THE FINAL AGREEMENTS BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY (I) EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES, OR (II) ANY COMMITMENT LETTER AMONG THE PARTIES (ALL THE TERMS AND CONDITIONS OF WHICH ARE SUPERSEDED BY LOAN PAPERS). THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                        POOL COMPANY


                                        By  /s/ E. J. SPILLARD
                                            ___________________________________
                                                E. J. Spillard
                                                Senior Vice President, Finance


                                        By  /s/ R. A. JOHANNSEN
                                            ___________________________________
                                                R. A. Johannsen
                                                Treasurer
[corporate seal]

                             REVOLVING CREDIT NOTE

$13,125,000                     Houston, Texas                 December 29, 1995


         FOR VALUE RECEIVED, POOL COMPANY, a Texas corporation ("MAKER"), hereby promises to pay to the order of NATIONAL BANK OF CANADA, a Canadian bank ("PAYEE"), the principal amount of $13,125,000 or so much thereof as may be disbursed and outstanding hereunder, together with interest, as hereinafter described.

         This promissory note has been executed and delivered under, and is subject to the terms of, the $35,000,000 Restated Revolving Credit Agreement (as amended, the "CREDIT AGREEMENT") dated as of November 30, 1995, among Maker, NationsBank of Texas, N.A., as Agent, and Payee and the other Lenders referred to therein, and is a "Note" referred to therein. Unless defined herein or the context otherwise requires, capitalized terms used herein have the meaning given to such terms in the Credit Agreement. Reference is made to the Credit Agreement for provisions affecting this promissory note regarding the place of payment, applicable interest rates, principal and interest payment dates, final maturity, voluntary and mandatory prepayments, acceleration of maturity, exercise of Rights, payment of attorneys' fees, court costs, and other costs of collection, certain waivers by Maker and others now or hereafter obligated for payment of any sums due hereunder, and security for the payment hereof.

         This promissory note and the similar promissory notes of Maker dated of even date herewith have been issued under the Credit Agreement in replacement for, but not as a novation of, those certainpromissory notes of Maker dated August 15, 1994, which were issued under the Existing Credit Agreement (as defined in the Credit Agreement).

         This promissory note is being executed and delivered, and is intended to be performed, in the State of Texas, and the Laws of such State and of the United States of America shall govern the rights and duties of the parties and the validity, construction, enforcement, and interpretation hereof.

         THIS PROMISSORY NOTE, TOGETHER WITH THE OTHER LOAN PAPERS, REPRESENT THE FINAL AGREEMENTS BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY (I) EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES, OR (II) ANY COMMITMENT LETTER AMONG THE PARTIES (ALL THE TERMS AND CONDITIONS OF WHICH ARE SUPERSEDED BY LOAN PAPERS). THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                        POOL COMPANY


                                         By /s/ E. J. SPILLARD
                                            ___________________________________
                                                E. J. Spillard
                                                Senior Vice President, Finance


                                         By /s/ R. A. JOHANNSEN
                                            ___________________________________
                                                R. A. Johannsen
                                                Treasurer
[corporate seal]

                             REVOLVING CREDIT NOTE

$14,875,000                     Houston, Texas                 December 29, 1995


         FOR VALUE RECEIVED, POOL COMPANY, a Texas corporation ("MAKER"), hereby promises to pay to the order of NATIONSBANK OF TEXAS, N.A., a national banking association ("PAYEE"), the principal amount of $14,875,000 or so much thereof as may be disbursed and outstanding hereunder, together with interest, as hereinafter described.

         This promissory note has been executed and delivered under, and is subject to the terms of, the $35,000,000 Restated Revolving Credit Agreement (as amended, the "CREDIT AGREEMENT") dated as of November 30, 1995, among Maker, NationsBank of Texas, N.A., as Agent, and Payee and the other Lenders referred to therein, and is a "Note" referred to therein. Unless defined herein or the context otherwise requires, capitalized terms used herein have the meaning given to such terms in the Credit Agreement. Reference is made to the Credit Agreement for provisions affecting this promissory note regarding the place of payment, applicable interest rates, principal and interest payment dates, final maturity, voluntary and mandatory prepayments, acceleration of maturity, exercise of Rights, payment of attorneys' fees, court costs, and other costs of collection, certain waivers by Maker and others now or hereafter obligated for payment of any sums due hereunder, and security for the payment hereof.

         This promissory note and the similar promissory notes of Maker dated of even date herewith have been issued under the Credit Agreement in replacement for, but not as a novation of, those certainpromissory notes of Maker dated August 15, 1994, which were issued under the Existing Credit Agreement (as defined in the Credit Agreement).

         This promissory note is being executed and delivered, and is intended to be performed, in the State of Texas, and the Laws of such State and of the United States of America shall govern the rights and duties of the parties and the validity, construction, enforcement, and interpretation hereof.

         THIS PROMISSORY NOTE, TOGETHER WITH THE OTHER LOAN PAPERS, REPRESENT THE FINAL AGREEMENTS BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY (I) EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES, OR (II) ANY COMMITMENT LETTER AMONG THE PARTIES (ALL THE TERMS AND CONDITIONS OF WHICH ARE SUPERSEDED BY LOAN PAPERS). THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                        POOL COMPANY


                                        By /s/ E. J. SPILLARD
                                           ____________________________________
                                               E. J. Spillard
                                               Senior Vice President, Finance


                                        By /s/ R. A. JOHANNSEN
                                           ____________________________________
                                               R. A. Johannsen
                                               Treasurer
[corporate seal]

                        RESTATED INTERCREDITOR AGREEMENT


         THIS RESTATED INTERCREDITOR AGREEMENT is entered into as of November 30, 1995 by NATIONSBANK OF TEXAS, N.A., a national banking association ("NATIONSBANK"), and consented and agreed to by National Bank of Canada, National Bank of Alaska, and Pool Company, a Texas corporation ("BORROWER").

                                   RECITALS:

         A. NationsBank entered into that certain Intercreditor Agreement dated as of April 21, 1995 (the "EXISTING INTERCREDITOR AGREEMENT"), which was consented and agreed to by National Bank of Canada and Borrower.

         B. Borrower, certain Lenders ("REVOLVING CREDIT LENDERS"), and NationsBank, as Agent for itself and the other Revolving Credit Lenders, are entering into a Restated Credit Agreement (as renewed, extended, increased, reduced, amended, or restated, the "REVOLVING CREDIT AGREEMENT") dated as of November 30, 1995, providing for secured loans to Borrower on a revolving basis.

         C. Borrower, certain Lenders ("TERM LOAN LENDERS"), and NationsBank, as Agent for itself and the other Term Loan Lenders, are entering into a Term Loan Agreement (as renewed, extended, increased, reduced, amended, or restated, the "TERM LOAN AGREEMENT"), dated as of November 30, 1995, providing for a secured loan to Borrower on a term basis.

         D. NationsBank, in its capacity as Agent for itself and the Revolving Credit Lenders under the Revolving Credit Agreement ("REVOLVING CREDIT AGENT"), for its own account with respect to its net exposure on foreign exchange contracts between any Company and NationsBank, and in its capacity as Agent for itself and the Term Loan Lenders under the Term Loan Agreement ("TERM LOAN AGENT"), is entering into this agreement to (i) provide for certain mutual rights between (a) the Term Loan Agent and Term Loan Lenders, (b) the Revolving Credit Agent and Revolving Credit Lenders, and (c) NationsBank, individually,
(ii) add National Bank of Alaska's consent and agreement, as a new Term Loan Lender and Revolving Credit Lender, and (iii) amend and restate entirely the Existing Intercreditor Agreement.

                                  AGREEMENTS:

         Therefore, for valuable and adequate consideration, the Term Loan Agent (on behalf of Term Loan Lenders), the Revolving Credit Agent (on behalf of Revolving Credit Lenders), and NationsBank, individually, agree as follows:

         1.      Definitions.  As used in this agreement:

                 "AGENTS" means, collectively, the Revolving Credit Agent and the Term Loan Agent.

                 "COLLATERAL" means the collateral pledged by Borrower to Secured Parties under the Lender Agreements.

                 "DEFAULT" means any "Default" under a Lender Agreement that entitles the applicable Secured Party to accelerate the obligations of Borrower under a Lender Agreement and to take Enforcement Actions.

                 "ENFORCEMENT ACTION" means any exercise by any Secured Party or its custodian of rights -- other than giving notice of default and acceleration -- to foreclose or otherwise realize upon any Collateral.

                 "LENDER AGREEMENTS" means, collectively, the Revolving Credit Agreement, the Term Loan Agreement, and all foreign exchange contracts between any Company and NationsBank.

                 "SECURED PARTIES" means Agents and NationsBank, for its own account with respect to its net exposure on foreign exchange contracts between any Company and NationsBank.





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
         2. Notices of Default, Acceleration, and Enforcement Action. Each Secured Party shall (a) promptly notify the other Secured Parties upon becoming aware of a Default and (b) use its best efforts to notify the other Secured Parties before (i) accelerating the obligations of Borrower under the applicable Lender Agreement or (ii) taking -- or authorizing its custodian to take -- Enforcement Actions.

         3.      Sharing of Collateral.  Each Secured Party acknowledges that
(i) certain liens or security interests have been granted in the same Collateral to the other Secured Parties to secure obligations of Borrower; (ii) such liens or security interests in the Collateral shall be on the same level of priority with respect to each Secured Party; (iii) the amount of Collateral attributable to a Secured Party shall be the proportion that the respective indebtedness owing to such Secured Party by Borrower bears to the aggregate indebtedness owed by Borrower to all Secured Parties ("PRO RATA SHARE"); (iv) the Secured Parties shall share in the proceeds of the Collateral according to their Pro Rata Share; and (v) each Secured Party shall pay its Pro Rata Share of any expenses (including, without limitation, court costs, attorney's fees and other costs of collection) incurred in connection with the Collateral.

         4. Amendments to Agreements. Any Secured Party and the Lenders under any Lender Agreement may enter into renewals and extensions of, amendments to, and waivers under its respective Lender Agreement without the consent of the other Secured Parties or the Lenders under the other Lender Agreements, SO LONG AS that renewal, extension, amendment, or waiver does not diminish the rights granted to the other Secured Parties and the other Lenders under this agreement.

         5. Default; Collateral. Upon the occurrence and continuance of a Default, Secured Parties agree to promptly confer in order that Secured Parties may agree upon a course of action for the enforcement of the rights of Secured Parties; provided that any Secured Party shall be entitled (but not obligated) to proceed to take any actions necessary in its reasonable judgment to preserve rights, pending agreement by Secured Parties on the course of action to be taken. Any and all agreements to subordinate (whether made heretofore or hereafter) other indebtedness or obligations of Borrower to the indebtedness under the Lender Agreements shall be construed as being for the benefit of each Secured Party to the extent of its respective Pro Rata Share. If one Secured Party acquires any security for the indebtedness under its respective Lender Agreement upon or in lieu of foreclosure, the same shall be held for the benefit of all Secured Parties in proportion to their respective Pro Rata Share.

         6.      Liability Between Agents.  No Secured Party shall incur any
(a) implied duty to the others under this agreement or (b) liability to the others for its failure to give notice under Paragraph 2 above.

         7. Headings. The headings, captions, and arrangements used in this agreement are for convenience only and shall neither limit, amplify, or modify the terms of this agreement nor affect the meanings thereof.

         8. Notices. All notices, requests, and other communications required or permitted to be given or made hereunder shall, except as otherwise expressly provided hereunder, be in writing and shall be delivered in person or telegraphed or telecopied or mailed, first class, return receipt requested, postage prepaid, addressed to the respective parties hereto at their respective addresses hereinafter set forth or, as to any such party, at such other address as may be designated by it in a notice to the other given in the manner provided herein. All notices shall be conclusively deemed to have been properly given or made when duly delivered, in person, or if mailed on the third business day after being deposited in the mails, or if telegraphed when delivered to the telegraph company, or if telecopied when transmitted addressed to the intended recipient at the address specified beside its name on the signature pages hereof.

         9. Waivers and Amendments. This agreement may be amended, terminated or extended, and the terms and conditions hereof may be waived, but only in a written instrument signed by each Secured Party or, in the case of a waiver, by the party waiving compliance. No failure, delay or forbearance on the part of any party in exercising any right, power or privilege granted hereunder shall operate as a waiver thereof.

         10. Applicable Law. This agreement shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America.

         11. Severability. Any provision in this agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.

         12. Successors and Assigns. This agreement shall be binding upon and shall inure to the benefit of the respective successors and assigns of each of the Secured Parties, but does not otherwise create, and shall not be construed as creating, any rights or defenses enforceable by Borrower or by any other person or entity not a party to this agreement.

         13. Survival. The provisions contained in Paragraph 6 above shall survive the termination of this agreement for all purposes.

         14. Counterparts. This agreement may be executed in one or more counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument and agreement; but in making proof of this agreement, it shall not be necessary to produce or account for a copy of any counterpart other than the counterpart signed by the party against whom this agreement is to be enforced.

         EXECUTED as of the date first stated in this agreement.


Address for Notice:                     NATIONSBANK OF TEXAS, N.A., as
                                        Revolving Credit Agent
700 Louisiana Street, 8th Floor
Houston, Texas 77002
Telecopy No.:  713/247-6568
Telephone No.:  713/247-6327            By /s/ JAMES R. ALLRED
                                           ___________________________________
                                               James R. Allred, Vice President



                                        NATIONSBANK OF TEXAS, N.A., as Term
                                        Loan Agent


                                        By /s/ JAMES R. ALLRED
                                           ___________________________________
                                               James R. Allred, Vice President



                                        NATIONSBANK OF TEXAS, N.A.,
                                        individually


                                        By /s/ JAMES R. ALLRED
                                           ___________________________________
                                               James R. Allred, Vice President

Consented and Agreed to:

NATIONAL BANK OF CANADA



By  /s/ LARRY L. SEARS
    ________________________________________
        Larry L. Sears, Group Vice President


By  /s/ DOUGLAS G. CLARK
    ________________________________________
        Douglas G. Clark, Vice President


NATIONAL BANK OF ALASKA



By  /s/ PATRICIA JELLEY BENZ
    ________________________________________
        Patricia Jelley Benz, Vice President


         Borrower consents to this agreement and agrees that (a) the execution and performance of the terms and conditions of this agreement shall not constitute a violation of either of the Lender Agreements with Borrower, (b) it shall not pledge Collateral to any Secured Party if such Collateral has not already been or is simultaneously being pledged to the other Secured Party, and
(c) it shall promptly pay all reasonable costs and expenses incurred by Secured Parties in preparing and transmitting copies of documents and instruments.

                                   POOL COMPANY



                                   By /s/ E. J. SPILLARD
                                      _________________________________________
                                          E. J. Spillard, Senior Vice President



                                   By /s/ R. A. JOHANNSEN
                                      _________________________________________
                                          R. A. Johannsen, Treasurer



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